As filed with the Securities and Exchange Commission on November 8, 2004 An Exhibit List can be found on page II-6. Registration No. 333-_____

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                          ----------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------

                            URANIUM POWER CORPORATION
                 (Name of small business issuer in its charter)

         COLORADO                        1311                      NONE
(State or other Jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
    of Incorporation or        Classification Code Number)   Identification No.)
      Organization)

                               206-475 HOWE STREET
                       VANCOUVER, BRITISH COLUMBIA V6C 2B3
                                     CANADA
                                 (604) 685-8355
              (Address and telephone number of principal executive
                    offices and principal place of business)

                          THORNTON DONALDSON, PRESIDENT
                            URANIUM POWER CORPORATION
                               206-475 HOWE STREET
                       VANCOUVER, BRITISH COLUMBIA V6C 2B3
                                     CANADA
                                 (604) 685-8355
            (Name, address and telephone number of agent for service)

                                   Copies to:
                               MARC J. ROSS, ESQ.
                            STEPHEN M. FLEMING, ESQ.
                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                     1065 AVENUE OF THE AMERICAS, 21ST FLR.
                            NEW YORK, NEW YORK 10018
                                 (212) 930-9700
                              (212) 930-9725 (FAX)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
   TITLE OF EACH CLASS OF          AMOUNT TO BE         PROPOSED          PROPOSED           AMOUNT OF
 SECURITIES TO BE REGISTERED      REGISTERED (1)        MAXIMUM           MAXIMUM         REGISTRATION FEE
                                                        OFFERING         AGGREGATE
                                                       PRICE PER       OFFERING PRICE
                                                        SHARE
-------------------------------------------------------------------------------------------------------------
   Common stock issuable upon        16,000,000(2)      $0.31(3)         $4,960,000.00              $628.43
     conversion of debentures
-------------------------------------------------------------------------------------------------------------
   Common stock issuable upon        10,721,471(4)      $0.35(5)         $3,752,514.85              $475.44
       conversion of warrants
exercisable at $.35 per share
-------------------------------------------------------------------------------------------------------------
                 Common stock            1,000,000      $0.31(3)           $310,000.00               $39.28
-------------------------------------------------------------------------------------------------------------
                        Total           27,721,471                       $9,022,514.85            $1,143.28
-------------------------------------------------------------------------------------------------------------

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible notes, the exercise of warrants held by the selling stockholders and shares of common stock currently outstanding. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the secured convertible notes and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the callable secured convertible notes and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the secured convertible notes and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Includes a good faith estimate of the shares underlying the secured convertible notes to account for market fluctuations.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on November 4, 2004, which was $.31 per share.

(4) Includes a good faith estimate of the shares underlying warrants exercisable at $0.35 per share to account for antidilution and price protection adjustments.

(5) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, using the exercise price of $.35 per share.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED NOVEMBER 8, 2004

                            URANIUM POWER CORPORATION
                              27,721,471 SHARES OF
                                  COMMON STOCK

      This prospectus relates to the resale by the selling stockholders of up to 27,721,471 shares of our common stock, including up to 16,000,000 shares of common stock underlying secured convertible debentures in a principal amount of $1,500,000, up to 10,721,471 shares issuable upon the exercise of common stock purchase warrants with an exercise price of $.35 per share and 1,000,000 shares of common stock. The secured convertible debentures are convertible into our common stock at the lower of $0.45 or 70% of the average closing bid price for the common stock as reported on Bloomberg, LP for the 5 trading days ending on the day prior to the conversion date; provided however, the conversion price cannot be lower than $0.15 per share unless the debentures have matured or an event of default has occurred. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock which they are offering. We will pay the expenses of registering these shares.

      Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "URMP". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on November 4, 2004, was $.31. Our shares are also listed to trade on the trading floor of the Frankfurt Stock Exchange and on Xetra, the Deutsche Borse AG electronic trading system under the symbol URP.

      INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is ________, 2004.

      The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Uranium Power Corporation with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the secured convertible notes to the financial statements.

                            URANIUM POWER CORPORATION

      We are engaged in the exploration for and mining of oil shale in Pasquia Hills, Saskatchewan and the refining of certain petrochemical feedstocks derived from oil shale. We also are continuing to evaluate certain technology involving the separation of hydrocarbons from sand and oil shale.

      For the three months ended July 31, 2004, we generated no revenue and a net loss of $639,229. In addition, for the year ended April 30, 2004, we generated no revenue and a net loss of $1,581,054. As a result of recurring losses from operations and a net deficit in both working capital and stockholders' equity, our auditors, in their report dated July 26, 2004, have expressed substantial doubt about our ability to continue as a going concern.

      Our principal offices are located at 206-475 Howe Street, Vancouver, British Columbia V6C 2B, Canada, and our telephone number is (604) 685-8355. We are a Colorado corporation.

The Offering

Common stock offered by selling stockholders......................Up to 27,721,471 shares, including the following:

                                                                  -     up to 16,000,000 shares
                                                                        of common stock
                                                                        underlying secured
                                                                        convertible debentures
                                                                        in the principal amount
                                                                        of $1,500,000 (includes
                                                                        a good faith estimate of
                                                                        the shares underlying
                                                                        the secured convertible
                                                                        debentures to account
                                                                        for market fluctuations
                                                                        antidilution and price
                                                                        protection adjustments),

                                                                  -     up to 10,721,471 shares
                                                                        of common stock issuable
                                                                        upon the exercise of
                                                                        common stock purchase
                                                                        warrants at an exercise
                                                                        price of $0.35 per share
                                                                        (includes a good faith
                                                                        estimate of the shares
                                                                        underlying warrants
                                                                        issued in our September
                                                                        2004 private placement
                                                                        to account for
                                                                        antidilution and price
                                                                        protection adjustments),
                                                                        and

                                                                  -     1,000,0000 shares of
                                                                        common stock.

                                                                        This number represents 82.6%
                                                                        of our current outstanding
                                                                        stock.

Common stock to be outstanding after the offering.................Up to 60,294,412 shares

Use of proceeds...................................................We will not receive any proceeds from the sale of the
                                                                  common stock. However, we will
                                                                  receive the sale price of any
                                                                  common stock we sell to the
                                                                  selling stockholder upon
                                                                  exercise of the warrants. We
                                                                  expect to use the proceeds
                                                                  received from the exercise of
                                                                  the warrants, if any, for
                                                                  general working capital
                                                                  purposes.

Over-The-Counter Bulletin Board Symbol............................URMP

      The above information regarding common stock to be outstanding after the offering is based on 33,572,941 shares of common stock outstanding as of November 4, 2004 and assumes the subsequent conversion of our issued secured convertible notes and exercise of warrants by our selling stockholders.

      To obtain funding for our ongoing operations, in September 2004, we entered into a Securities Purchase Agreement with Platinum Partners, JM Investors, Viscount Investments Ltd., Tayside Trading, Alpha Capital AG, Zenny Trading, Leon Goldenberg, Shalom Torah Center and Solomon Lesin which are accredited institutional investors, for the issuance of an aggregate principal amount of $1,500,000 of secured convertible debentures. The secured convertible debentures bear interest at 6% and are due on February 28, 2005. The secured convertible debentures are convertible into our common stock at the lower of $0.45 or 70% of the average closing bid price for the common stock on Bloomberg, LP for the five (5) trading days ending on the day prior to the conversion date; provided however, the conversion price cannot be lower than $0.15 per share unless the debentures have matured or an event of default has occurred.

      In connection with the Securities Purchase Agreement, we also issued warrants to purchase an aggregate of 5,666,166 shares of our common stock. The term of the warrants is two years and the exercise price is $0.35 per share. Furthermore, we entered into a Registration Rights Agreement in order to register the above-referenced securities. These securities were issued pursuant to an exemption from registration pursuant to Section 4 (2) of the Securities Act of 1933.

      The investors have contractually agreed to restrict their ability to convert the secured convertible debentures, exercise the warrants and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of our common stock.

      During the year ended April 30, 2004, we issued $1,000,000 of 6% secured convertible debentures, of which approximately $248,000, including interest and penalties, are still outstanding. In conjunction with the issuance of the convertible debentures we also issued 2,222,222 warrants to the investors. We entered into an agreement with the investors whereby we repriced the exercise price of the warrants to $.20 per share and, in consideration for the investors exercising their warrants, we issued 2,222,222 additional warrants to the investors exercisable at $.35 per share.

      See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the secured convertible notes.

RISK FACTORS

      This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATED TO OUR BUSINESS

DUE TO OUR HISTORY OF OPERATING LOSSES, OUR AUDITORS ARE UNCERTAIN THAT WE WILL BE ABLE TO CONTINUE AS A GOING CONCERN.

      The consolidated financial statements have been prepared assuming that we will continue as a going concern. During the quarter ended July 30, 2004, we suffered a net loss of $639,229. During the fiscal years ended April 30, 2004 and 2003 we suffered net losses of $1,581,054 and $2,289,124, respectively. At April 30, 2004 there was a stockholders' deficit and a working capital deficit of $2,026,926 and $2,405,505, respectively. At April 30, 2003 there was a stockholders' deficit and a working capital deficit of $1,845,314 and $1,846,130, respectively. The independent auditors' report issued in conjunction with the consolidated financial statements for the year ended April 30, 2004 contains an explanatory paragraph indicating that the foregoing matters raise substantial doubt about our ability to continue as a going concern.

      There is no assurance that we can generate net income, increase revenues or successfully expand our operation in the future.

      See "Plan of Operation" for a description of management's plans in regard to this issue. The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should we be unsuccessful in implementing these plans, or otherwise unable to continue as a going concern.

IF WE FAIL TO FORMALLY CLOSE THE WESTERN PETROCHEMICALS CORPORATION ("WPC") ACQUISITION, OUR PRINCIPAL BUSINESS ACTIVITY WILL BE SIGNIFICANTLY IMPAIRED.

      In January 2004 we entered into an agreement with the shareholders of WPC regarding the acquisition of WPC. We have moved our business plan forward based on this agreement without having formalized the structure and documentation of the transaction. Although we expect to finalize any necessary agreements, it is possible that the official closing of the WPC acquisition will not occur. In that case, the WPC shareholders may be able to unwind the transaction despite the progress we have made in exploration of the Pasquia Hills property. Should we be unable to formally close the transaction and/or any disputes arise with the WPC shareholders, we may no longer have a viable business plan.

OUR BUSINESS PLAN IS HIGHLY SPECULATIVE AND ITS SUCCESS DEPENDS, IN PART, ON UNPROVEN TECHNOLOGY.

      Our business plan involves the exploration for oil shale in the Pasquia Hills area of Saskatchewan. The exploration itself is highly speculative. In addition, mining for oil shale has historically been a very expensive process. The costs for drilling, mining and ore extraction must be significantly reduced to make the amounts of oil shale extracted worth the expenditures. Once extracted, we are relying on our ability to cost effectively obtain certain by-products through the retorting process. Our cost-effective retorting process involves the use of unproven technologies. If the technologies on which we rely cannot produce the by-products cost effectively, this would adversely affect our plan of operations.

OUR BUSINESS OPERATIONS WILL BE HARMED IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING.

Our business operations will be harmed if we are unable to obtain additional funding. We believe that our available short-term assets and investment income will be sufficient to meet our operating expenses and capital expenditures through the end of fiscal year 2004. We do not know if additional financing will be available when needed, or if it is available, if it will be available on acceptable terms. Insufficient funds may prevent us from implementing our business strategy or may require us to delay, scale back or eliminate certain opportunities for the provision of our technology and products.

THE BUSINESS OF MINING IS SUBJECT TO MANY RISKS.

      The business of mining is subject to a number of risks and hazards, including but not limited to:

      - unanticipated ground and water conditions and adverse claims to water rights;

      -     geological problems;

      -     metallurgical and other processing problems;

      - the occurrence of unusual weather or operating conditions and other force majeure events;

      -     lower than expected ore grades;

      -     accidents;

      - delays in the receipt of or failure to receive necessary government permits;

      -     delays in transportation;

      -     labor disputes;

      -     unavailability of materials and equipment; and

      - the failure of equipment or processes to operate in accordance with specifications or expectations.

      The risks associated with mining described above could cause personal injury or death, environmental damage, delays in mining, monetary losses and possible legal liability. We are not currently engaged in mining operations (because we are in the exploration phase) and do not presently carry property and liability insurance. We have in the past carried property and liability insurance when actively engaged in mining operations which covered certain of these risks and plan to do so again in the future. However, cost effective insurance contains exclusions and limitations on coverage and may be unavailable in some circumstances.

ENVIRONMENTAL AND REGULATORY COMPLIANCE MAY IMPOSE SUBSTANTIAL COSTS ON US.

      Our operations are or will be subject to stringent federal, provincial and local laws and regulations relating to improving or maintaining environmental quality. Our global operations are also subject to many environmental protection laws. Environmental laws often require parties to pay for remedial action or to pay damages regardless of fault. Environmental laws also often impose liability with respect to divested or terminated operations, even if the operations were terminated or divested many years ago.

      Our mining operations and exploration activities are or will be subject to extensive laws and regulations governing prospecting, development, production, exports, taxes, labor standards, occupational health, waste disposal, protection and remediation of the environment, protection of endangered and protected species, mine safety, toxic substances and other matters. Mining is also subject to risks and liabilities associated with pollution of the environment and disposal of waste products occurring as a result of mineral exploration and production. Compliance with these laws and regulations will impose substantial costs on us and will subject us to significant potential liabilities.

      Costs associated with environmental liabilities and compliance have increased over time, and we expect these costs to continue to increase in the future. We will be required to book reserves for the costs of environmental obligations on our financial statements for such liabilities as our mining operations proceed.

THE LOSS OF CURRENT MANAGEMENT MAY MAKE IT DIFFICULT FOR US TO OPERATE.

      Our prospects for success currently are greatly dependent upon the efforts and active participation of its management team, including its President and Chief Executive Officer, Thornton Donaldson, Todd Montgomery, a key employee of WPC and Keith McCrae, P. Eng., a consultant and manager of its Pasquia Hills Oil Shale Project. We do not have employment contracts with Mr. Donaldson or Mr. Montgomery and Mr. McCrae is paid based on time spent on the project at a rate of $730 ($1,000 CND) per day. The loss of the services of Mr. Donaldson, Mr. Montgomery or Mr. McCrae could be expected to have an adverse effect on us. We do not maintain key person insurance on Messrs. Donaldson, Montgomery and McCrae.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR SECURED CONVERTIBLE DEBENTURES AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

      As of November 4, 2004, we had 33,572,941 shares of common stock issued and outstanding. In connection with our September 2004 private placement, we had secured convertible debentures outstanding that may be converted into an estimated 6,493,506 shares of common stock at current market prices and 5,666,166 outstanding warrants exercisable at $0.35 per share into that same number of common shares. In connection with an a private placement of $1,000,000 in 6% secured convertible debentures that closed in January 2004 and March 2004 (the "First Private Placement"), we currently have approximately $224,022 in debentures outstanding which may be converted into approximately 969,792 shares at current market prices and warrants that are exercisable into 444,444 shares of common stock at $0.35 per share. We have also entered into an agreement with the investors from the First Private Placement whereby we agreed to issue a warrant to purchase 2,222,222 shares of common stock at an exercise price of $.35 per share in consideration for them exercising their warrants issued in the First Private Placement, which exercise price was repriced to $.20 per share. The number of shares of common stock issuable upon conversion of the outstanding secured convertible debentures may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE DEBENTURES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

      The conversion price will be the lesser of $0.45 or 70% of the average of the closing bid price as reported, by Bloomberg, LP for the 5 trading days ending on the day prior to such conversion; provided however, the conversion price cannot be lower than $0.15 per share unless the debentures have matured or an event of default has occurred. Our obligation to issue shares upon conversion of our secured convertible debentures is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the debentures based on market prices 25%, 50% and 75% below our current average closing bid price for our common stock for the five trading days ending on the day prior to November 5, 2004 of $0.33.


                                                Number            % of
% Below      Price Per     With Discount        of Shares       Outstanding
Market        Share           at 30%            Issuable          Stock


25%           $.2475         $.1733             8,658,009          20.50%
50%           $.1650           $.15*           10,000,000          22.95%
75%           $.0825           $.15*           10,000,000          22.95%

      *As noted above, the conversion price of our secured convertible debentures shall not be below $.15 per share.

      As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE DEBENTURES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

      The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of notes, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE SECURED CONVERTIBLE DEBENTURES AND EXERCISE OF RELATED OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

      The issuance of shares upon conversion of the secured convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although our debenture and warrant holders may not convert their secured convertible debentures and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE SECURED CONVERTIBLE DEBENTURES AND REGISTERED PURSUANT TO THIS PROSPECTUS MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES. IF THE SHARES WE HAVE ALLOCATED AND ARE REGISTERING HEREWITH ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.

      Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the secured convertible debentures, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the convertible debentures. Accordingly, we will allocate and register 16,000,000 shares to cover the conversion of the secured convertible debentures. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the secured convertible debentures and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING SECURED CONVERTIBLE DEBENTURES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE SECURED CONVERTIBLE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

      During the year ended April 30, 2004 we issued $1,000,000 of 6% secured convertible debentures, which mature December 31, 2004 of which approximately $224,000, including interest and penalties, are still outstanding. These debentures are secured by a general security agreement over all of our property. The debentures are convertible into common shares at the lower of 70% of the five-day average closing price of our common shares or $0.45 per share, provided that while the debentures are in good standing the conversion price will not be below $0.15 per share. In addition, any event of default could require the early repayment of the secured convertible debentures, including the accruing of interest on the outstanding principal balance of the debentures if the default is not cured with the specified grace period. We anticipate that the full amount of the secured convertible debentures will be converted into shares of our common stock, in accordance with the terms of the secured convertible debentures and we have reserved 2,689,196shares for issuance under these debentures.

      During September 2004, we issued $1,500,000 in secured convertible debentures. These secured convertible debentures bear interest at 6% and are due on February 28, 2005. The secured convertible debentures are convertible into our common stock at the lower of $0.45 or 70% of the average closing bid price for the common stock on Bloomberg, LP for the five trading days ending on the day prior to the conversion date; provided however, the conversion price cannot be lower than $0.15 per share unless the debentures have matured or an event of default has occurred. Any event of default could require the early repayment of the secured convertible debentures, including the accruing of interest on the outstanding principal balance of the debentures if the default is not cured with the specified grace period. We anticipate that the full amount of the secured convertible debentures will be converted into shares of our common stock, in accordance with the terms of the secured convertible debentures and we have reserved 16,000,000 shares for issuance under these debentures.

      If we are required to repay the secured convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

RISKS RELATING TO OUR COMMON STOCK:

WE HAVE NUMEROUS OUTSTANDING OPTIONS, WARRANTS AND CONVERTIBLE DEBENTURES AND COMMITMENTS TO ISSUE SHARES, WHICH MAY ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK.

      We have reserved 14,034,340 shares for issuance upon exercise of outstanding options under plans and warrants at prices as low as $0.17 per share. We have also reserved for issuance 18,689,196 shares for issuance upon conversion of the principal and interest under the our secured convertible debentures. Any sale into the public market of Shares purchased privately at prices below the current market price could be expected to have a depressive effect on the market price of our Common Stock. See "Description of Securities."

FUTURE SALES OF OUR COMMON STOCK MAY CAUSE OUR STOCK PRICE TO DECLINE.

      Our stock price may decline by future sales of our shares or the perception that such sales may occur. If we issue additional shares of common stock in private financings under an exemption from the registration laws, then those shares will constitute "restricted shares" as defined in Rule 144 under the Securities Act. The restricted shares may only be sold if they are registered under the Securities Act, or sold under Rule 144, or another exemption from registration under the Securities Act.

      Some of our outstanding restricted shares of common stock are either eligible for sale pursuant to Rule 144 or have been registered under the Securities Act for resale by the holders. We are unable to estimate the amount, timing, or nature of future sales of outstanding common stock. Sales of substantial amounts of our common stock in the public market may cause the stock's market price to decline. See "Description of Securities."

WE DO NOT EXPECT TO PAY DIVIDENDS.

      We have not paid dividends since inception on our common stock, and we do not contemplate paying dividends in the foreseeable future on our common stock in order to use all of our earnings, if any, to finance expansion of our business plans.

LACK OF TRADING MARKET MAY MAKE IT DIFFICULT TO SELL OUR COMMON STOCK.

      The only trading in our common stock is conducted on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the common stock. In addition, our common stock is defined as a "penny stock" by rules adopted by the Commission. In such event, brokers and dealers effecting transactions in the common stock with or for the account of a customer must obtain the written consent of a customer prior to purchasing the common stock, must obtain certain information from the customer and must provide certain disclosures to such customer. These requirements may have the effect of reducing the level of trading in the secondary market, if any, of the common stock and reducing the liquidity of the common stock.

OUR STOCK PRICE CAN BE EXTREMELY VOLATILE.

      Our common stock is traded on the OTC Bulletin Board. Pursuant to Article 6 of the Rules for the Regulated Unofficial Market and Article 40 of the Rules and Regulations for the Frankfurt Stock Exchange, our shares are also listed to trade on the trading floor of the Frankfurt Stock Exchange and on Xetra, the Deutsche Borse AG electronic trading system under the symbol URP. There can be no assurance that an active public market will continue for the common stock, or that the market price for the common stock will not decline below its current price. Such price may be influenced by many factors, including, but not limited to, investor perception of us and our industry and general economic and market conditions. The trading price of the common stock could be subject to wide fluctuations in response to announcements of our business developments or our competitors, quarterly variations in operating results, and other events or factors. In addition, stock markets have experienced extreme price volatility in recent years. This volatility has had a substantial effect on the market prices of companies, at times for reasons unrelated to their operating performance. Such broad market fluctuations may adversely affect the price of our common stock.

ISSUANCE OF PREFERRED STOCK MAY ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK.

      We are authorized to issue 10,000,000 shares of preferred stock, of which we may designate 900,000 as Series A Convertible Preferred Shares (the "Series A Shares") in connection with the acquisition of WPC. The Series A Shares may be non-dividend bearing, carry ten votes each and be convertible into common shares as to ten common shares for each preferred share at such time as we increase our authorized share capital. The remaining undesignated preferred stock may be issued in series from time to time with such designations, rights, preferences and limitations as our board of directors may determine by resolution. Other than the Series A Shares, the directors have no current intention to issue any additional preferred stock. However, the potential exists that the Series A Shares terms may be changed and that other preferred stock might be issued which would grant dividend preferences and liquidation preferences over the common stock, diminishing the value of the common stock.

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

      Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and
      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and
      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and
      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                               7 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      Our Common Stock is traded on the OTC Bulletin Board, referred to herein as the OTCBB, under the symbol "URMP". The following table sets forth the high and low bid prices of our Common Stock, as reported by the OTCBB for each quarter since April 30, 2003. The quotations set forth below reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

----------------------------------------------------------------------------------------------
Common Stock         Fiscal 2005                   Fiscal 2004                Fiscal 2003
----------------------------------------------------------------------------------------------
                High              Low         High             Low       High             Low
----------------------------------------------------------------------------------------------
1st Quarter      .68              .33         .56              .18        .38             .12
----------------------------------------------------------------------------------------------
2nd Quarter      .53              .32         .54              .30        .37             .09
----------------------------------------------------------------------------------------------
3rd Quarter*     .34              .31         .54              .36        .13             .05
----------------------------------------------------------------------------------------------
4th Quarter      N/A              N/A         .54              .30        .27             .04
-------------=---------------------------------------------------------------------------------

      * Through November 4, 2004. As of November 4, 2004, there were approximately 103 holders of record of our common stock.

      We have appointed Computershare Trust Company of Canada, 510 Burrard Street, 2nd Floor Vancouver, British Columbia, V6C 3B9, as transfer agent for our shares of common stock.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                             AND PLAN OF OPERATIONS

      Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

      o     discuss our future expectations;
      o contain projections of our future results of operations or of our financial condition; and
      o     state other "forward-looking" information.

      We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

OVERVIEW

RESULTS OF OPERATIONS

      We are in the exploration stage and we do not currently have any income from operating activities. We are currently exploring the possible development of the Pasquia Hills Property and these activities have involved the expenditure of $20,223 to evaluate the Pasquia Hills Property and our engaging of Keith McCrae, P. Eng., as an engineering consultant. At July 31, 2004, we had a working capital deficit of $2,978,204, minimal other capital resources available to meet obligations which normally can be expected to be incurred by similar companies and had an accumulated stockholder's deficiency of $2,427,099. At April 30, 2004 we had a working capital deficit of $2,405,505 (2003 - $1,846,130), minimal other capital resources available to meet obligations which normally can be expected to be incurred by similar companies and had an accumulated stockholder's deficiency of $2,026,926 (2003 - $1,845,314). Management intends to raise additional capital through share and debt issuances to finance operations and invest in other business opportunities, however, no assurance can be given that we will be successful in raising additional capital or that other business opportunities will be found.

      Our principal business activity during the year ended April 30, 2003 was the exploration by Anhydride Petroleum (Canada) Inc. ("API Canada" or "Anhydride Canada") of the 7-32 Well on the Athabasca prospect. During the year ended April 30, 2003, a total of $1,650,298 was spent on the re-entering and deepening of the 7-32 Well. Of this amount various joint venture partners contributed a total of $846,507 towards these costs, leaving net exploration expenditures to us of $803,791 and API Canada with accounts payable related to this exploration of $718,462 as at April 30, 2003. As a result of the failure to find economically viable amounts of hydrocarbons within the Athabasca Prospect and owing to financial constraints put on API Canada as a result of its exploration activities, it was determined that both the Athabasca and Firebag Prospects should be written off and $822,218 was charged to operations in 2003.

      During the quarter ended July 31, 2004 our primary focus was on finding a business plan and/or project of significant merit for us and in dealing with the creditor and other issues related to failure of our exploration program. Management fees for the quarter ended July 31, 2004 were $18,000. Management fees for the year ended April 30, 2004 were $126,857 (2003 - $100,721) included $54,857 paid to our former president, which in the prior year was charged to exploration expense. The amount paid the former president also included $30,000 paid to him by way of issuing him 300,000 common shares. Advertising and promotion costs were $68,733 for the quarter ended July 31, 2004 and $211,561 for the year ended April 30, 2004 (2003 - $210,101), which were consistent with the prior year as we searched for sources of financing to fund its operations and develop its projects. Consulting expenses were $233,239 for the quarter ended July 31, 2004. Consulting expenses of $391,577 for the year ended April 30, 2004 (2003 - $121,124) includes $89,340 related to compensation expense charged for options granted to consultants during the period. Consulting expense also includes $98,800 related to 830,100 bonus shares issued to consultants for services during the period and $39,100 pertaining to 230,000 common shares granted to our Directors and $100,000 paid to the finder of the debenture. Travel costs were $6,071 for the quarter ended July 31, 2004. Travel costs of $36,612 for the year ended April 30, 2004 (2003 - $36,818) were consistent with the same period last year owing to travel associated with the Earth Energy license agreement and Pasquia Hills project. Professional fees were $67,186 for the quarter ended July 31, 2004. Professional fees of $176,807 for the year ended April 30, 2004 (2003 - $161,206) continued to be a major expense to us as we incurred costs related to evaluating various business proposals, dealing with Anhydride Canada's creditor situation and legal work pertaining to the debenture. For the quarter ended July 31, 2004, we recorded no non-cash financing expenses. For the year ended April 30, 2004, we recorded non-cash financing expenses of $464,598 relating to the deemed value of the warrants issued in conjunction with the debenture. We also spent $59,525 (2003 - $32,875) in exploration costs associated with our Henday Lake property and $40,160 on initial exploration work related to the Pasquia Hills project for the year ended April 30, 2004. In total we experienced a net loss of $639,229 or $0.03 per share for the quarter ended July 31, 2004 and $1,581,054 or $0.09 per share for the year ended April 30, 2004, compared to a net loss of $2,289,124 or $0.18 per share for the year ended April 30, 2003. We expect to continue to incur operating losses and will continue to be dependent on additional equity or debt sales and or property joint ventures to fund our activities in the future.

      As noted above Anhydride Canada has incurred significant trade payables in pursuit of its exploration activities, which totaled to $718,462 as at April 30, 2003. In an attempt to settle these liabilities, we made an offer to Anhydride Canada creditors to settle outstanding debts for our shares at $0.10 per share for each $0.15 CND of debt. We have received acceptances from creditors totaling $303,781 ($416,484 CND), which represents 2,776,560 common shares. During the year ended April 30, 2004 we issued 287,638 common shares pursuant to these agreements. Certain of the creditors have rejected this offer and threatened receivership proceedings against Anhydride Canada unless they are paid in full. Anhdydride Canada does not have the resources to meet these demands and we have determined that we will not commit further resources to Anhdydride Canada or defend such action should the creditors take it.

      During the year ended April 30, 2004, rather than exercising a call option to acquire the Athabasca and Firebag prospect interests of Anhydride Limited Partnership we agreed to purchase them for 3,220,000 common shares of the Company, which have yet to be issued. The Athabasca and Firebag prospects were written off as of April 30, 2003.

      During the year ended April 30, 2004 we issued $1,000,000 of 6% secured convertible debentures, of which approximately $224,000, including interest and penalties, are still outstanding. These debentures are secured by a general security agreement over all of our property. The debentures are convertible into common shares at the lower of 70% of the five-day average closing price of our common shares or $0.45 per share, provided that while the debentures are in good standing the conversion price will not be below $0.15 per share. In conjunction with the issuance of the convertible debentures we also issued 2,222,222 warrants to the debenture holders and 444,444 warrants as a finders fee. Each warrant entitles its holder to purchase an additional common share during the period January 6, 2004 to January 6, 2005 at $0.35 per share for the debenture holders warrants and at $0.35 per share for the finders fee warrants. The holders of the warrants may elect a cashless exercise of the warrants based on the market value of our common shares at the time of exercise. We entered into an agreement with the investors whereby we repriced the exercise price of the warrants to $.20 per share. All of the debenture holders warrants have been exercised for cash. In consideration for the investors exercising their warrants, we issued 2,222,222 additional warrants to the investors exercisable at $.35 per share. We have granted the holders of the debentures and warrants registration rights on the underlying common shares and 3,133,640 shares of common stock have been registered and reserved pursuant to this agreement remain outstanding. The debentures also require that the holders of the debentures agree to the issuance of shares in certain instances. We may redeem the convertible notes at a redemption price of 110% of the principal plus interest.

      On April 7, 2004, we entered into an equity participation and farmout agreement with Energy 51 Inc. ("Energy 51") pursuant to which we purchased 750,000 common shares of Energy 51 representing 15.625% of its issued and outstanding share capital for $152,800 ($200,000 Cnd.). Energy 51 is a privately held Alberta company engaged in the exploration and development of oil and gas primarily in Alberta. The agreement grants us the right to purchase a further 375,000 common shares for $72,939 ($100,000 Cnd.) to bring our interest in Energy 51 to 20.8% which we exercised during July 2004. We also have the right to purchase a further 375,000 common shares for $81,613 ($100,000 Cnd.) on or before November 5, 2004 and have advanced the funds for this purchase. When these shares are issued our interest in Energy 51 will become 25%. As part of this agreement we have to be offered the right to participate on all prospects generated by Energy 51 until April 1, 2006.

      During the year ended April 30, 2004 Energy 51 had not yet begun operations. Our purpose for the investment was to diversify our core business, to possibly receive a stream of future cash flow from oil and gas exploration and to have the opportunity to review and invest in oil and gas exploration prospects of merit. In this regard, we have recently advanced approximately $163,225 ($200,000 CND) towards a 25% working interest in the Sylvan Lake drilling program , which, after royalties is equal to a 20% net revenue interest. The Sylvan Lake drilling program is prospective for oil and gas and has not yet started. We also expect to participate as to 33% cost for a 25% working interest in a second project known as Barrhead, which is prospective for natural gas. We have recently advanced approximately $26,116 ($32,000 CND) towards the Barrhead project which has not yet started.. Further investment will be subject to the performance of Energy 51 and our funding requirements.

      During February 2004, we engaged the services of Keith McCrae, P. Eng. as manager of our Pasquia Hills Oil Shale Project on a consulting basis for $816 ($1,000CND.) per day on an as needed basis. Subsequent to July 31, 2004 we began a pre-feasibility study of our Pasquia Hills Oil Shale Project at an estimated cost of $150,000. To date we are still performing work on this pre-feasibility study and waiting results from it. We are also in the process of settling debts owed by WPC to its creditors. Based on the results of this pre-feasibility study the Pasquia Hills Oil Shale Project may be our primary focus in the upcoming year.

      As at July 31, 2004 we had no cash and we have no revenues. Therefore, our operating results, profitability and future rate of growth depend solely on our ability to successfully develop our new business plans and our ability to obtain further funding. We plan to fund future operations by way of joint venture agreements and or other forms of financing, including the public offering or private placement of equity or debt securities and will continue to rely on loans from related parties to meet current obligations. However, we cannot assure you that joint venture partners, debt or equity financing or loans from related parties will be available to us on acceptable terms to meet these requirements.

      Subsequent to July 31, 2004, through our newly formed wholly-owned Alberta subsidiary, 808099 Alberta Ltd. ("Alberta Ltd." which we expect to rename Oil Sand Quest Inc.), we completed the purchase of a 49% interest in the Firebag, Saskatchewan prospect for $816,126 ($1 million CND) and a 2.5% gross overriding royalty. We have another agreement, subject to certain conditions being met, to purchase the remaining 51% for $1,224,190 ($1,500,000 CND), 2 million common shares and $0.11 per barrel royalty. To date, we have paid $448,872 ($550,000
CND) towards the purchase of the remaining 51% with the remaining purchase price to be paid by December 31, 2004. It is expected that of the $1,264,998 ($1,550,000 CND) paid to date by our company on behalf of Alberta Ltd. $1,060,966 ($1,300,000 CND) will be repaid by way of a note payable due in four years and which may be converted into an additional 1 million shares of Alberta Ltd. at our election and the balance will be due on demand.

      To obtain funding for our ongoing operations, in September 2004, we issued $1,500,000 of secured convertible debentures. The secured convertible debentures bear interest at 6% and are due on February 28, 2005. The secured convertible debentures are convertible into our common stock at the lower of $0.45 or 70% of the closing bid price for the common stock on Bloomberg, LP for the five (5) trading days ending on the day prior to the conversion date; provided however, the conversion price cannot be lower than $0.15 per share unless the debentures have matured or an event of default has occurred. In connection with the issuance of the secured convertible debentures we also issued warrants to purchase an aggregate of 5,666,166 shares of our common stock. The warrants expire on September 16, 2006 and the exercise price is $0.35 per share. We also granted the holders of the secured convertible debentures and warrants registration rights..

      We will still need additional investments in order to continue operations for cash flow break even. Additional investments are being sought, but we cannot guarantee that we will be able to obtain such investments. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and the downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations again.

                                    BUSINESS

BACKGROUND

      We are a Colorado corporation formed on April 3, 1998. On April 30, 2002 we acquired our wholly-owned subsidiary, Anhydride Petroleum (USA) Inc. ("Anhydride USA"), and Anhydride USA's wholly-owned subsidiary, API Canada. On September 24, 2004, we formed Alberta Ltd., our wholly owned subsidiary.

Pasquia Hills Prospect, Oil Shale Exploration

      Our principal business activity has been the exploration for uranium and petroleum in Canada and in prior years the investment in resource properties comprised significantly all of our assets. These assets were written off during the year ended April 30, 2003, as we have no further plans to work on them, and we have abandoned our previous business plan. In January 2004, we reached agreement to acquire Western Petrochemicals Corporation, which resulted in our business plan now involving the exploration for and mining of oil shale in Pasquia Hills, Saskatchewan and the refining of certain petrochemical feedstocks derived from oil shale. We also are continuing to evaluate certain technology involving the separation of hydrocarbons from sand and oil shale.

      In October 2003, we entered into a preliminary agreement with Western Petrochemicals Corp. ("WPC"). The Agreement, which is subject to many contingencies, granted the right to acquire a 60% joint venture interest from WPC in the Pasquia Hills Oil Shale Project, covering approximately 700,000 acres located in the Pasquia Hills area of Saskatchewan. Pursuant to the agreement we made a payment of $26,090 to WPC on October 3, 2003.

      In December 2003, we reached a second preliminary agreement with WPC and its major shareholders to acquire all of the issued and outstanding shares of WPC which was entered into on January 28, 2004. WPC and its major shareholders agreed that we would acquire all of the issued and outstanding shares of WPC for the equivalent of up to 900,000 Series A Shares and 2,000,000 common shares of the Company with certain registration rights. WPC's primary asset is the Pasquia Hills Oil Shale Project and it has approximately $948,000 ($1,300,000 CND.) in liabilities. WPC, its major shareholders and we are currently finalizing the structure and documentation of the transaction and as such these shares have not been issued. On April 23, 2004 we acquired from Powermax Energy Inc. ("Powermax") all of its rights and obligations under a March 1, 2003 Farmout and Joint Venture Agreement between WPC and Powermax for 92,000 common shares and $29,923 cash. This Farmout and Joint Venture Agreement pertained to certain of WPC's western lands. Upon closing with WPC and its major shareholders we will control all of the Pasquia Hills Oil Shale Project.

Overview of Petrochemical Industry

      The term petrochemical refers to "a chemical that is produced from petroleum or gas products, but which is not used for fuel purposes"(Hanson, 1958). Within this broad category, there are further distinctions between primary petrochemicals and higher order derivatives. Primary petrochemicals are products manufactured directly from some petroleum or natural gas based feedstock. Higher order derivatives are formed through chemically altering primary petrochemicals, producing a new product that in turn can be altered again.

      A chain of chemical processes are involved. For example, derivatives upgraded from primary petrochemicals would be ethylene oxide, ethylene dichloride, and polyethylene. Those derivatives would in turn yield ammonium nitrate, which can then be altered to produce fertilizer or explosives. Additionally, ethylene glycol can be upgraded to antifreeze or a fiber material. The end result of this chain is often a raw material that serves in the manufacture of an array of common retail items like detergents, drugs, cosmetics, and insecticides (Motamen, 1986).

      The process chain begins with feedstock hydrocarbons. Historically, feedstocks have come from stripping (add-on) or fractionation processes that represent a small percentage of the entire petroleum or gas stream. Examples of common feedstocks are methane, ethane, aphtha, gas, oil, and butane which are subject to world price fluctuations.

      The analytical data for the WPC shale oil indicate that it includes an unusually large percentage of attractive petrochemical feedstock components. This supports WPC's unique vision of creating a facility that solely produces petrochemical feedstocks and primary petrochemicals.

Petrochemical Markets

      Petrochemicals represent a $162 billion plus industry in North America alone. The United States utilizes about 3.5% of its total oil and gas production for petrochemicals (Worldbook Encyclopedia). Extensive markets also exist throughout South America, Europe, the Middle East, and Asia. At present, there are countless intra-industry competitors dealing in an array of petrochemicals and derivative products.

      Overall industry profitability has created a significant influx of capital, increasing global petrochemical production capacities (Chang, 2000). In the year 2000 alone there were four major capacity projects completed:

      -- India Petrochemicals Corp. Ltd. commissioned a 300,000-tonnes/year ethylene plant in February;

      --    Borealis AB completed a 150,000 tonnes/year cracker in February;

      -- Haldia Petrochemicals Ltd. would bring on-line a 420,000-tonnes/year ethylene plant in February; and

      -- Copesul started a 450,000-tonnes/year ethylene plant in March. (Oil & Gas Journal, April 2000 p. 57)

      This industry is a mature and competitive environment. However, there is a competitive advantage gained by resource pooling. Petrochemical producers endure a difficult economic situation, as both their suppliers and customers maintain significant leveraging/bargaining power and the suppliers to the petrochemical industry are the producers of petrochemical feedstock. The petrochemical industry has limited product alternatives.

      A niche feedstock producer with stable production costs can establish long term delivery contracts that mirror the pooling concepts this industry is attempting to implement. We hope to be this company in the future, offering a stable supply of petrochemicals independent from world petroleum price volatility.

Five Pasquia Hills Feedstocks

      The WPC shale oil fractional composition suggests production of both petrochemical feedstock and primary petrochemicals. Assuming that the compositional data for the WPC oil shale is accurate, the expected feedstock production would be: toluene, styrene, benzene, aphtha, and ethylbenzene. Each of these petrochemicals and petrochemical feedstock are characterized by unique properties. These unique properties result in unique market uses.

      Benzene. Benzene is a simple aromatic feedstock with an output in 2000 of
2.4 billion gallons worldwide (Chemicals: Basic Industry Survey, 2001). It can be combined with ethane to make ethylbenzene, which, in turn, is rendered to styrene (plastics). In addition, it is combined with methane to make methylbenzene or toluene. Benzene is also utilized as raw material in the manufacture of several additional derivatives including phenolic resins, polycarbonate and epoxy resins, polyurethanes, nylons, synthetic rubbers, and detergents. Worldwide the major producers of benzene include Exxon-Mobil, Chevron-Phillips, BP, Equistar Chemicals, Koch Industries Inc., Shell, and Dow Chemicals.

      As a petrochemical feedstock for such a diverse group of derivatives, benzene will likely offer significant future potential, given population and marketplace growth. There are other factors that will play a role in the overall demand for benzene, such as the future price of oil and the current productive capacity in the industry. Purvin & Gertz (PR Newswire, August 2, 2001) claim that benzene derivatives will average just over 4% growth per year through 2020. They also indicate that this growth would be, predominantly, a factor of consumption in the styrene chain.

      Ethylbenzene. Ethylbenzene is a primary petrochemical produced from benzene and ethane which becomes a raw material in styrene production. In the year 2000, roughly 13 billion pounds of ethylbenzene were produced worldwide. As a member of the benzene derivatives family and a raw material of styrene, it also stands to reason that ethylbenzene will maintain a healthy demand curve for the foreseeable future (Chemical: Basic Industry Survey, 2001).

      Toluene. Toluene, which is also referred to as methylbenzene, is another benzene family constituent. Toluene is used as a raw material to produce benzoic acid. Benzoic acid is used as a preservative for foods, beverages, and cosmetics. An antiseptic known as chloramine-T is also made from toluene. Makers of explosives use toluene to make TNT. Paint manufacturers use toluene as a lacquer solvent. Toluene is also used in the manufacture of many dyes and perfumes (Chemical: Basic Industry Survey, 2001).

Earth Energy License Agreement

      On August 12, 2003, we became party to an exclusive license agreement for Canada, Central and South America with Earth Energy Resources Ltd.("Earth Energy") and West Peak Ventures of Canada Ltd. ("West Peak") for the use of Earth Energy's proprietary catalytic process. The process includes a proprietary Catalyst in conjunction with processing equipment to separate hydrocarbons from sand, shale or oil. Under the terms of the underlying license agreement with Earth Energy, we will pay $408,063 ($500,000 Cnd.) by 2005 of which we have paid $106,508 ($150,000 Cnd.). We will also pay a royalty of 5% and will purchase catalyst and processing equipment from Earth Energy Resources Ltd. for cost plus 25%. The Central and South American license agreement is a three-year option on the same terms with the exception that the license fee is a one-time payment of $500,000 US.

      To date we have conducted initial testing of the Earth Energy process and are currently evaluating the process to determine the feasibility of the process. We are not obligated to proceed and may stop funding at any time. Should the Earth Energy process prove to be economically feasible this may become a core business of the Company. However, we are at the initial stages of determining feasibility and additional testing and evaluation must be done to determine if the process is viable.

Uranium Property

      We were initially formed as a result of management's perception of an upcoming worldwide shortage of uranium. However, due to a lack of funding for its uranium properties we decided during the year ended April 30, 2002 to focus our attention on our oil and gas prospects. We retained an indirect interest in the Henday Lake Uranium property through our 20% equity investment in Uranium Holdings Corporation ("UHC"), however, we do not view this property to be of substantial merit. We plan to continue to hold our investment in UHC and as such spent $59,525 during the year ended April 30, 2004, on Henday Lake exploration, to maintain our 20% equity interest in UHC. This 20% equity interest in UHC may be diluted if we are unable or elect not to meet exploration expenditures on a timely basis.

Investment in Energy 51 Inc.

      On April 7, 2004, we entered into an equity participation and farmout agreement with Energy 51 Inc. ("Energy 51") pursuant to which we purchased 750,000 common shares of Energy 51 representing 15.625% of its issued and outstanding share capital for $152,800 ($200,000 Cnd.). Energy 51 is a privately held Alberta company engaged in the exploration and development of oil and gas primarily in Alberta. The agreement grants us the right to purchase a further 375,000 common shares for $72,939 ($100,000 Cnd.) to bring our interest in Energy 51 to 20.8% which we exercised during July 2004. We also have the right to purchase a further 375,000 common shares for $81,613 ($100,000 Cnd.) on or before November 5, 2004 and have advanced the funds for this purchase. When these shares are issued our interest in Energy 51 will become 25%. As part of this agreement we have to be offered the right to participate on all prospects generated by Energy 51 until April 1, 2006.

      During the year ended April 30, 2004 Energy 51 had not yet begun operations. Our purpose for the investment was to diversify our core business, to possibly receive a stream of future cash flow from oil and gas exploration and to have the opportunity to review and invest in oil and gas exploration prospects of merit. In this regard, we have recently advanced approximately $163,225 ($200,000 CND) towards a 25% working interest in the Sylvan Lake drilling program , which, after royalties is equal to a 20% net revenue interest. The Sylvan Lake drilling program is prospective for oil and gas and has not yet started. We also expect participate as to 33% cost for a 25% working interest in a second project known as Barrhead, which is prospective for natural gas. We have recently advanced advanced approximently $26,116 ($32,000 CND) towards the Barrhead project which has not yet started.. Further investment will be subject to the performance of Energy 51 and our funding requirements.

Firebag, East Oil Sands Prospect

t 6 0 During September 2004 though our wholly owned subsidiary Alberta Ltd., we completed the purchase of a 49% interest in the Firebag, Saskatchewan prospect for $816,126 ($1 million CND) and a 2.5% gross overriding royalty. We have another agreement, subject to certain conditions being met, to purchase the remaining 51% for $1,224,190 ($1,500,000 CND), 2 million common shares and $0.11 per barrel royalty. To date, we have paid $448,872 ($550,000 CND) towards the purchase of the remaining 51% with the remaining purchase price to be paid by December 31, 2004. It is expected that of the the $1,264,998 ($1,550,000 CND) paid to date by our company on behalf of Alberta Ltd. $1,060,966 ($1,300,000
CND) will be repaid by way of a note payable due in four years and which may be converted into an additional 1 million shares of Alberta Ltd. at our election and the balance will be due on demand.

      The Firebag, Saskatchewan prospect covers approximately 1,400,000 acres located in Townships 88 through 99 and Ranges 19 to 25 West of the 3rd Meridian in northwestern Saskatchewan along the Alberta border. The prospective lands may host Fort McMurray and Wabiskaw paleochannel zones containing Athabasca Oil Sands. Drill cores and logs from previous wells drilled on the Firebag East lands show thicknesses of 150 feet in the Wabiskaw formation and 58 feet in the Fort McMurray formation with several drill hole intersections grading better than 7% oil by weight. The best grades encountered have been from a 20-foot interval in the Fort McMurray formation from 628 to 648 feet in drill hole 7-11-95-25-W3M, which graded 9.1% oil by weight with 36% porosity and 47% oil saturation. Within this interval, the best core sample was 11.5% oil by weight and 63.9% oil saturation. For reference, normal cut off grades for Athabasca Oil Sands SAGD production is 7% oil by weight, 30% porosity and 60% oil saturation, indicating that the Firebag East Project has world-class development potential.

      We recently reached an agreement, subject to certain conditions, with Christopher H. Hopkins whereby Mr. Hopkins and his associates will receive an ownership interest in Alberta Ltd. and will assist in raising between $4,080,633 ($5 million CND) and $5,876,112 ($7.2 million CND) in funding. We intend to appoint Mr. Hopkins as a Director of Alberta Ltd. and its President and Chief Executive Officer. Mr. Hopkins was a founder and Senior Vice President of Synenco Energy Inc. during its formative years. Mr. Hopkins has extensive experience in all aspects of exploration and development of Athabasca Oil Sands projects. We also intend to appoint Karim Hirjias Alberta Ltd.'s Chief Financial Officer. Mr. Hirji, who was also employed at Synenco in a similar capacity, has senior experience in reporting requirements, governance, and financing of oil sands projects. We expect Mr. Hopkins and Mr. Hirji to work as officers of Alberta Ltd. for $68,571 ($84,000 CND) per year until certain business targets are achieved and thereafter at $142,822 ($175,000 CND) per year. It is expected that, subject to finance, Oil Sand and the Firebag Saskatchewan prospect will become a prime focus of our company during the upcoming year.

Business Strategy

      Our objective is to pursue existing opportunities in the oil and gas field, which may include exploration of properties of merit and or development and marketing of new technologies to the industry. The principal elements of our strategy are as follows.

      o Pursue Exploration Projects - We intend to continue our efforts at reviewing oil and gas exploration prospects of merit that have the potential of significant reserves and production revenue. During the year ended April 30, 2004 we reached an agreement to acquire Pasquia Hills, oil shale prospect and subsequent to April 30, 2004 the Firebag East Oil Sands Prospect.

      o Pursue New Technologies - We intend to continue efforts to pursue and understand new technologies for the oil and gas industry that have the potential for wide marketplace acceptance and significant revenues. As part of our efforts to pursue new technologies, during the year ended April 30, 2004, we entered into an exclusive license agreement for Canada, Central and South America with Earth Energy and West Peak for the use of Earth Energy's proprietary catalytic process.

      o Selective Expenditures - We intend to minimize the risk of our limited financial resources by whereever possible targeting our expenditures towards earning interests in projects. This, therefore, limits the risk to us should a project prove to be uneconomic. In this regard we made an investment in Energy 51, a private oil and gas exploration company.

      o Control Operations - We believe that it is important to control operational decisions as well as the timing of those decisions. Therefore, it is our intension wherever possible to be the operator of any project that we are involved in.

Significant Developments

      o On September 24, 2002 we issued a convertible note to October Sun, a Nevada Corporation in the principal amount of $400,000 and on the same date we issued a convertible note to United Corporate Advisors in the principal amount of $195,000. The notes become due on September 30, 2003, bear interest at 6% per annum and may be converted into Units at a price per share equal to the lower of i) $0.25 per share or ii) the market price of one share of our common stock on the date of conversion. Each unit is to consist of one common share and a warrant to purchase one common share at a price equal to 133% of the conversion price for a period of one year following the date of conversion. During the year ended April 30, 2004, these notes were extended to December 31, 2004 and then subsequently exercised pursuant to which 2,380,000 common shares were issued. In addition, warrants to purchase an additional 2,380,000 common shares at $.34 until September 14, 2005 were also issued.

      o We agreed to settle $288,743 ($416,484 Cdn.) of API Canada debt through the issuance of 2,776,560 common shares. During the year ended April 30, 2004 we issued 287,638 shares pursuant to these agreements.

      o We agreed to acquire the Athabasca property working interests, which were written off during the year ended April 30, 2003, from a Limited Partnership for 3,220,000 common shares, of which 86,666 common shares have been issued to date.

      o Certain of API Canada's creditors have threatened to put API Canada into receivership unless they are paid in full. API Canada does not have the resources to meet these demands and we have determined that it will not commit resources to API Canada or defend such action should the creditors take it.

      o On August 12, 2003, we became party to an exclusive license agreement for Canada, Central and South America with Earth Energy Resources Ltd.("Earth Energy") and West Peak Ventures of Canada Ltd. ("West Peak") for the use of Earth Energy's proprietary catalytic process. The process includes a proprietary Catalyst in conjunction with processing equipment to separate hydrocarbons from sand, shale or oil. Under the terms of the underlying license agreement with Earth Energy, we will pay $408,063 ($500,000 Cnd.) by 2005 of which hawse have paid $106,508 ($150,000 Cnd.). We will also pay a royalty of 5% and will purchase catalyst and processing equipment from Earth Energy Resources Ltd. for cost plus 25%. The Central and South American license agreement is a three-year option on the same terms with the exception that the license fee is a one-time payment of $500,000 US.

      o In October 2003, we entered into a preliminary agreement with Western Petrochemicals Corp. ("WPC"). The Agreement, which was subject to many contingencies, granted the right to acquire a 60% joint venture interest from WPC in the Pasquia Hills Oil Shale Project, covering approximately 700,000 acres located in the Pasquia Hills area of Saskatchewan. Pursuant to the agreement we made a payment of $26,090 to WPC on October 3, 2003. On January 28, 2004, we reached agreement with WPC and its major shareholders to acquire all of the issued and outstanding shares of WPC for the equivalent of up to 900,000 Series A Shares and 2,000,000 common shares of the Company with certain registration rights. WPC's primary asset is the Pasquia Hills Oil Shale Project and it has approximately $1,060,965 ($1,300,000 CND.) in liabilities. WPC, its major shareholders and we are currently finalizing the structure and documentation of the transaction and as such these shares have not been issued. On April 23, 2004 we acquired from Powermax Energy Inc. ("Powermax") all of its rights and obligations under a March 1, 2003 Farmout and Joint Venture Agreement between WPC and Powermax for 92,000 common shares and $29,923. This Farmout and Joint Venture Agreement pertained to certain of WPC's western lands.

      o On April 7, 2004, we entered into an equity participation and farmout agreement with Energy 51 Inc. ("Energy 51") pursuant to which we purchased 750,000 common shares of Energy 51 representing 15.625% of its issued and outstanding share capital for $152,800 ($200,000 Cnd.). Energy 51 is a privately held Alberta company engaged in the exploration and development of oil and gas primarily in Alberta. The agreement grants us the right to purchase a further 375,000 common shares for $72,939 ($100,000 Cnd.) to bring our interest in Energy 51 to 20.8% which we exercised during July 2004. We also have the right to purchase a further 375,000 common shares for $81,613 ($100,000 Cnd.) on or before November 5, 2004 and have advanced the funds for this purchase. When these shares are issued our interest in Energy 51 will become 25%. As part of this agreement we have to be offered the right to participate on all prospects generated by Energy 51 until April 1, 2006.

      o During the year ended April 30, 2004 we spent $59,525 in exploration on the Henday lake prospect to maintain our 20% interest in UHC.

      o During the year ended April 30, 2004 we issued $1,000,000 (January 6, 2004 $450,000 and March 31, 2004 $550,000) of 6% secured convertible debentures of which approximately $224,000, including interest and penalties, are still outstanding. These debentures are secured by a general security agreement over all of our property. The debentures are convertible into common shares at the lower of 70% of the five-day average closing price of our common shares or $0.45 per share, provided that while the debentures are in good standing the conversion price will not be below $0.15 per share. We also issued 2,666,666 warrants to purchase the same number of common shares in conjunction with this financing, of which 444,444 warrants to purchase shares at $0.35 per share are outstanding and will expire on January 6, 2005. We entered into an agreement with the investors whereby we repriced the exercise price of the warrants to $.20 per share and, in consideration for the investors exercising their warrants, we issued 2,222,222 additional warrants to the investors exercisable at $.35 per share. We have granted the holders of the debentures registration rights on the underlying common shares and have reserved 3,133,640 common shares for the issuance of the remaining underlying shares. The debentures also require that the holders of the debentures agree to the issuance of shares in certain instances. We may redeem the convertible notes at a redemption price of 110% of the principal plus interest.

      o On September 13, 2004, we also entered into three private placements whereby for the settlement of $476,500 of debt we issued 1,906,000 common shares and 1,586,508 warrants to purchase that same number of common shares at $0.35 each until September 14, 2006.

      o Effective September 14, 2004, we issued an aggregate of $1,500,000 principal amount of 6% Convertible Debentures which mature on February 28, 2005. The principal amount and accrued interest of the debentures may be converted at any time by the holder into shares of our common stock. The conversion price is the lesser of: (i) 70% of the average closing bid price for the five trading days prior to the conversion date; or (ii) $.45 per share; provided however, the conversion price cannot be lower than $0.15 per share unless the debentures have matured or an event of default has occurred. As part of the transaction in which the debentures were issued we also issued 5,666,666 warrants to purchase that same number of common shares and entered into a registration rights agreement with the purchasers of the debentures. The registration rights agreement includes penalties for failure to file a registration statement prior to November 2, 2004, which registers for resale by the holders of the debentures all of the shares into which the debentures are convertible and the warrants. We are required to pay a penalty of 2% of the principal amount of the debentures for each 30 day period after the registration statement is filed late or not declared effective after a certain period. We may redeem the convertible notes at a redemption price of 125% of the principal plus interest.

      o During September 2004 though our wholly owned subsidiary Alberta Ltd., we completed the purchase of a 49% interest in the Firebag, Saskatchewan prospect for $816,126 ($1 million CND) and a 2.5% gross overriding royalty. We have another agreement, subject to certain conditions being met, to purchase the remaining 51% for $1,224,190 ($1,500,000 CND), 2 million common shares and $0.11 per barrel royalty. To date, we have paid $448,872 ($550,000 CND) towards the purchase of the remaining 51% with the remaining purchase price to be paid by December 31, 2004. It is expected that of the the $1,264,998 ($1,550,000 CND) paid to date by our company on behalf of Alberta Ltd. $1,060,966 ($1,300,000 CND) will be repaid by way of a note payable due in four years and which may be converted into an additional 1 million shares of Alberta Ltd. at our election and the balance will be due on demand.

      o During October 2004 we reached and agreement, subject to certain conditions, with Christopher H. Hopkins whereby Mr. Hopkins and his associates will receive an ownership interest in Alberta Ltd. and will assist in raising between $4,080,633 ($5 million CND) and $5,876,112 ($7.2 million CND) in funding. We intend to appoint Mr. Hopkins as a Director of Alberta Ltd. and its President and Chief Executive Officer. Mr. Hopkins was a founder and Senior Vice President of Synenco Energy Inc. during its formative years. Mr. Hopkins has extensive experience in all aspects of exploration and development of Athabasca Oil Sands projects. We also intend to appoint Karim Hirjias Alberta Ltd.'s Chief Financial Officer. Mr. Hirji, who was also employed at Synenco in a similar capacity, has senior experience in reporting requirements, governance, and financing of oil sands projects. We expect Mr. Hopkins and Mr. Hirji to work as officers of Alberta Ltd. for $68,571 ($84,000 CND) per year until certain business targets are achieved and thereafter at $142,822 ($175,000 CND) per year. It is expected that, subject to finance, Oil Sand and the Firebag Saskatchewan prospect will become a prime focus of our company during the upcoming year.

EMPLOYEES

      We have no employees and instead rely on the services of officers and directors, who are compensated from time to time through the issuance of options, and consultants on an as needed basis at market rates.

      We expect our subsidiary, Alberta Ltd., will enter into separate agreements with Mr. Christopher Hopkins to act as its President and Chief Executive Officer and Karim Hirji to act as its Chief Financial Officer, whereby they each will be paid $68,571 ($84,000 CND) per year until certain business targets are achieved and thereafter at $142,822 ($175,000 CND) per year.

DESCRIPTION OF PROPERTY

      During the year we maintained our corporate headquarters at 206-475 Howe Street, Vancouver, British Columbia, Canada V6C 2B3. The telephone number of the corporate headquarters is (604) 685-8355. We held this office space under an oral, month-to-month sublease, for rental payments of $1,500 per month until February 2004. In February 2004 we entered into a lease with A.G. Seven Holdings Ltd. to rent the premises for two years at a cost of approximately $2,500 per month. We have an arrangement with a third party where they use some of the office space on a month-to-month basis for rental payments of $1,150 per month. Our former President also maintained an office in Calgary, Alberta, Canada, until September 2003 at a charge of $200 Cdn. per month to us. We may sublease additional office space as required for operations.

      We currently maintain a mailing address at 206-475 Howe Street, Vancouver, British Columbia, Canada V6C 2B3. We pay no rent for use of this mailing address.

      Our interest in the Henday Lake uranium property is held indirectly through an investment in UHC. We have conducted a search and are satisfied as to the title of the underlying mineral property claims.

      In addition, our interests in the Pasquia Hills Prospect, Oil Shale property is held indirectly through WPC. We have conducted a search and are satisfied as to the title of the underlying mineral property claims.

      Subsequent to July 31, 2004, through our newly formed wholly-owned Alberta subsidiary, Alberta Ltd., we completed the purchase of a 49% interest in the Firebag, Saskatchewan prospect and we have also signed an agreement with another party, subject to certain conditions being met, to purchase the remaining 51%. The Firebag, Saskatchewan prospect covers approximately 1,400,000 acres located in Townships 88 through 99 and Ranges 19 to 25 West of the 3rd Meridian in northwestern Saskatchewan along the Alberta border. We have conducted a search and are satisfied as to the title of the underlying mineral property claims.

LEGAL PROCEEDINGS

      We are not a party to any legal proceedings. However, API Canada, our wholly-owned subsidiary, is subject to the following legal proceedings:

      o A judgment was issued against API Canada for $20,566 ($25,200 CND) in favor of Newalta Corporation. The judgment was issued July 8, 2003 by the Provincial Court of Alberta, Civil Division.

      o Blackbird Well Services Ltd. claims it is owed approximately $204,032 ($250,000 CND) by API Canada. Blackbird filed a formal action but the action has been adjourned by agreement.. A Petition For Receiving Order was filed by Blackbird on June 9, 2003 in The Court of Queen's Bench of Alberta, In Bankruptcy, Judicial District of Calgary as Court No. BK01-086312 and adjourned by agreement; a Consent Receiving Order was endorsed July 15, 2003 subsequently adjourned by agreement and then cancelled.

      o Wellco Energy Services, Inc. filed a statement of claim against API Canada for $40,775 ($49,962CND) on April 2, 2003 and a Certificate of Lis Pendens was issued July 17, 2003 in favor of Wellco. All filings were made in the Court of Queens Bench of Alberta, Judicial District of Calgary. API Canada has not filed a statement of defense, and does not intend to do so.

      o Codeco Consulting (2000) Ltd. and Black Max Downhole Tools Ltd. filed a statement of claim against API Canada for $72,170 ($88,431
            CND) on September 19, 2003 and a Certificate of Lis Pendens was issued February 3, 2004 in favor of Codeco Consulting (2000) Ltd. and Black Max Downhole Tools Ltd. All filings were made in the Court of Queens Bench of Alberta, Judicial District of Calgary. API Canada has not filed a statement of defense, and does not intend to do so.

      Anhydride Canada does not have the resources to meet these demands and we have determined that we will not commit resources to Anhydride Canada or defend any actions taken by Anhydride Canada's creditors.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

      Our executive officers and directors and their respective ages and positions as of November 5, 2004 are as follows:

----------------------------------------------------------------------------------------------------------------------
Name                                     Age                                    Position
----------------------------------------------------------------------------------------------------------------------
Thornton J. Donaldson                    75                                     President, Chief Financial Officer
                                                                                and Director
----------------------------------------------------------------------------------------------------------------------
William G. Timmins                       67                                     Secretary and Director
----------------------------------------------------------------------------------------------------------------------

      Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Currently there are five seats on our board of directors.

      Directors serve without cash compensation and without other fixed remuneration. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

Biographical Information of Directors and Executive Officers follows:

THORNTON J. DONALDSON - PRESIDENT, CHIEF FINANCIAL OFFICER AND DIRECTOR

      Mr. Donaldson has served as our President from April 1998 to May 16, 2002 and from September 15, 2003 until the present. He was the President of Rich Coast, Inc., an industrial waste treatment company located in Dearborn, Michigan from 1984 to 1993, and a Director of Rich Coast, Inc. from 1993 to 1999. In addition, he is a Director of Lorex Resources, Ltd., a mineral exploration company located in Vancouver, British Columbia since July 1999. He is the President and sole director of United Corporate Advisers, Ltd., a geological and financial consulting business founded by Mr. Donaldson in 1970. Mr. Donaldson has been self-employed as a consulting geologist and financial advisor from 1978 through the present.

WILLIAM G. TIMMINS - SECRETARY AND DIRECTOR

      Mr. Timmins has served as our Secretary since July 1998. He has been self-employed as President of WGT Consultants, Ltd. from 1983 through the present as a geological consultant for numerous mining companies in Canada, the United States, Central and South America, Australia and New Zealand. In addition, Mr. Timmins has been a Director of Monalta Resources, Ltd., a mineral and exploration company located in West Vancouver, British Columbia from April 1998 through the present.

BOARD COMMITTEES

Audit Committee

      We do not have a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Therefore, the members of our board of directors serve as our audit committee. Neither Mr. Donaldson nor Mr. Timmins are independent directors. The NASDAQ definition of independence was used when making that determination.

Nominating Committee

      The Nominating Committee considers nominees proposed by our shareholders. The entire Board of Directors fulfills the duties of our Nominating Committee ("Nominating Committee"), which include overseeing the process by which individuals may be nominated to our board of directors. While we hope to establish a separate nominating committee consisting of independent directors if the number of directors is expanded, the current size of our Board of Directors does not facilitate the establishment of a separate committee. Our Nominating Committee's charter was adopted by the board of directors as of April 30, 2004.

      The functions performed by the Nominating Committee include identifying potential directors and making recommendations as to the size, functions and composition of the Board and its committees. In making nominations, our Nominating Committee is required to submit candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the board, in collectively serving the long-term interests of the shareholders.

      The Nominating Committee has held zero formal meetings and not taken any action by unanimous written consent through the record date.

      We have not engaged the services of or paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees. Neither we or our Nominating Committee have received a recommended nominee from any shareholder that beneficially owns more than 5% of our common stock or group of shareholders that beneficially own more than 5% of our common stock.

CODE OF ETHICS

      We have adopted a Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of our officers, directors and employees.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, and the regulations of the Securities and Exchange Commission promulgated thereunder, require our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission, and provide us with copies of such reports. Based solely on a review of the copies of the reports furnished to us, or written representations that no reports were required to be filed, we believe that during the fiscal year ended April 30, 2004 all Section 16(a) filing requirements applicable to our directors, officers, and greater than 10% beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

      The following table sets forth executive compensation for fiscal years ended April 30, 2004, 2003 and 2002. We have not paid any salaries or bonuses to any of our officers from our inception through the date hereof. All of our executive officers also serve as officers of and are paid by our operating subsidiary. The following table shows compensation paid during the fiscal years ended April 30, 2004, 2003 and 2002 by our wholly owned subsidiary to our former president and other former executive officers. The table also provides information regarding executive compensation for our wholly owned subsidiary's current president and three other most highly compensated executive officers. We refer to all of these officers collectively as our "named executive officers."

                           SUMMARY COMPENSATION TABLE

                           SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION    LONG TERM
                                                               COMPENSATION

                                                               SECURITIES
                                        SALARY                 UNDERLYING
NAME AND PRINCIPAL POSITION      YEAR   ($)(1)     BONUS ($)   OPTIONS (#S)

Thornton Donaldson               2004     ---      $22,100(1)   130,000(1)
President, Chief Financial       2003     ---      ---          200,000
Officer and Director             2002     ---      ---          175,000

Douglas Cannaday(2)              2004     $24,857  $30,000      600,000(4)
Former President                 2003     $56,000  $30,000      400,000(3)

(1) Mr. Donaldson received a bonus of $22,100 which was paid by the issuance of 130,000 shares of common stock.

(2) Mr. Cannaday served as our President from May 16, 2002 to September 15,
2003.

(3) These options were cancelled by us on May 28, 2003.

(4) During 2004, Mr. Cannaday received 300,000 shares of common stock to settle the $30,000 bonus declared in 2003 plus management fees of $54,857 made up of $24,857 in cash and a $30,000 bonus paid by way of 300,000 shares of common stock.

      No officer or director received any cash remuneration from us during the fiscal year.

OPTIONS GRANTS DURING THE LAST FISCAL YEAR

      The following table sets out the stock options and stock warrants granted as bonuses, which were granted by us during 2004 to our Named Executive
Officers:

                       OPTION/SAR GRANTS IN PREVIOUS YEAR
                                INDIVIDUAL GRANTS

                              Number of      % of Total
                              Securities    Options/SARs
                              Underlying    Granted to          Exercise or
                             Options/SARs   Employees in           Base          Market Price on
Name                         Granted (#)     Fiscal Year        Price ($/Sh)      Date of Grant      Expiration Date
----                         -----------     -----------        ------------      -------------      ---------------
Doug Cannaday                 600,000(1)          9.9%              $0.10             $0.10                n/a
Thornton Donaldson            130,000(2)          2.1%              $0.17             $0.17                n/a

(1) During 2004, Mr. Cannaday received 300,000 shares of common stock to settle the $30,000 bonus declared in 2003 plus management fees of $54,857 made up of $24,857 in cash and a $30,000 bonus paid by way of 300,000 shares of common stock.

(2) Mr. Donaldson received a bonus of $22,100 which was paid by the issuance of 130,000 shares of common stock.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR

      The following table sets out all option/SARs and warrants granted as bonuses which were exercised by the Named Executive Officers during the most recently completed fiscal year and the values of options/SARs and warrants for such persons as of the end of the most recently completed fiscal year.

AGGREGATED OPTION/SAR EXERCISED IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                         Number of Securities
                                                                              Underlying              Value of
                                                                             Unexercised             Unexercised
                                                                           Options/SARs at         Options/SARs at
                                                                              FY-End (#)             FY-End ($)
                            Shares Acquired on                               Exercisable/           Exercisable/
Name                           Exercise (#)       Value Realized ($)        Unexercisable           Unexercisable
----                           ------------       ------------------        -------------           -------------
Doug Cannaday                     600,000               $60,000                 $0/$0                   $0/$0
Thornton Donaldson                130,000               $22,100               375,000/0              $52,750/$0

DIRECTOR COMPENSATION

      We do not currently compensate our directors for their services as directors. In addition, we have not instituted a pension or retirement benefit plan and none is proposed at this time. There is no arrangement for compensation with respect to termination of the directors in the event of change of control.

EMPLOYMENT AGREEMENTS

      Effective May 6, 2002, we entered into an Employment Agreement with Doug Cannaday, our new President (the "Employment Agreement"). Pursuant to the terms of the Employment Agreement, Mr. Cannaday shall receive monthly compensation in the amount of $6,000 (Cdn.) monthly and was granted an option to purchase 400,000 shares of our common stock for a period of three years at an exercise price equal to the market price on the date of the Employment Agreement less the maximum allowable discount. At the latter of three months from the effective date of the Employment Agreement or at such time as the outcome of a certain well project is known, we and Cannaday shall renegotiate the remuneration paid to Cannaday under the Employment Agreement.

      Effective May 15, 2002, we entered into an employment agreement with Michel David an officer and director of the Company. Pursuant to the terms of this agreement Mr. David is to receive monthly compensation in the amount of $3,000 Cdn. monthly and an option to purchase 200,000 shares of our common stock for a period of two years at an exercise price of $0.35 per share. Also, effective May 15, 2002, Mr. David entered into an Option Agreement with a third party, pursuant to which he has the right to purchase 100,000 of our common stock from the third party at an exercise price of $0.01 per share. In addition, Mr. David was granted a royalty interest of 0.1% on certain of our petroleum and natural gas prospects by October Sun, which we wrote off as of April 30, 2003. Mr. David resigned on June 23, 2003.

      We expect our subsidiary, Alberta Ltd., will enter into separate agreements with Mr. Christopher Hopkins to act as its President and Chief Executive Officer and Karim Hirji to act as its Chief Financial Officer, whereby they each will be paid $68,571 ($84,000 CND) per year until certain business targets are achieved and thereafter at $142,822 ($175,000 CND) per year.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      James R. Billingsley, our former director, is the registered owner of the entire Billingsley Claim, and thus, has an interest in our option to acquire rights to explore and develop the Billingsley Claim. In addition, Mr. Billingsley is a Director of Pacific Amber Resources Ltd., and therefore, has an interest in our Property Option Agreement with Pacific Amber Resources Ltd. with respect to the PDC Properties. Our Board of Directors is aware of Mr. Billingsley's interests in the Billingsley Claim and in Pacific Amber Resources Ltd. The terms of the option agreement were negotiated by Thornton Donaldson and Mr. Billingsley before Mr. Billingsley became a Director of the Company. The agreement involving us and Mr. Billingsley's claim was handled as an arms-length transaction.

      October Sun, a Nevada Corporation ("October Sun"), a greater than 5% beneficial owner of our shares, and we were parties an Option Agreement, dated as of September 10, 2001 (the "Option Agreement"), whereby October Sun granted us the right to purchase all of the outstanding shares of its wholly-owned subsidiary - API Canada. Pursuant to the October Sun Option Agreement we: (i) made a payment of $75,000 to October Sun; (ii) issued to two third parties each a warrant to acquire up to 500,000 common shares at a purchase price of $0.01 per share until July 25, 2003; (iii) issued to two third parties each options to purchase up to 250,000 common shares at an exercise price of $0.27 per share until August 21, 2006; and (iv) agreed to pay costs up to a maximum of $60,000 ($100,000 Cdn.) for the completion or abandonment of the 7-32 Well if the October Sun Option Agreement was not exercised. On April 30, 2002, we and October Sun closed the transaction contemplated by the Option Agreement pursuant to the terms and provisions of that certain Agreement and Plan of Reorganization, dated April 30, 2002 (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, Anhydride Petroleum (USA) ("Anhydride USA"), a wholly owned subsidiary of October Sun, which in turn owned all of the outstanding capital stock of API Canada, was merged with and into a wholly owned subsidiary of the Company, UPC Merger, Inc., a Colorado corporation, with the entity surviving the merger being a wholly owned subsidiary of the Company named Anhydride Petroleum (USA), and owning all of the outstanding capital stock of API Canada. As a result of the transaction, we (i) issued to October Sun an demand promissory note in the principal amount of U.S. $100,000, bearing interest at a rate of prime plus 2%; (ii) 3,950,000 shares of our Common Stock, $0.001 par value; and (iii) a warrant to purchase up to 500,000 shares of our Common Stock, $0.001 par value, at a purchase price of $0.01 per share, which warrant expires April 30, 2003, which warrant was subsequently cancelled and replaced with a warrant issued to Anhydride Oil Corporation whereby it may purchase 600,000 up to 600,000 shares of our Common Stock, $0.001 par value, at a purchase price of $0.01 per share, which warrant expired August 30, 2004. As a result of the merger, we through our wholly owned subsidiary, Anhydride USA, which owns all of the issued and outstanding shares of API Canada, became the owner of certain parcels, mining rights, and licenses, subject to certain working interests, collectively known as the Anhydride Rights.

      In addition to the consideration received by October Sun in connection with the Merger Agreement, October Sun was paid by us a management fee in the amount of $72,000 (2003 -$72,000.)

      October Sun also retained a 1% - 1.36% gross overriding royalty interest in the Athabasca and Firebag Prospects which were written off during the year ended April 30, 2003.

      In connection with, and as a condition to, the consummation of the Merger Agreement on April 30, 2002, each of Robert Edwards and Hodgkinson Equities Corp or its assignee 858642 Alberta Ltd., who at that time were greater than 5% beneficial owners of our shares, were each issued a warrant to purchase up to 500,000 shares of the Company's Common Stock, $0.001 par value, at a purchase price of $0.01 per share, which warrant expired July 25, 2003 unexercised.

      We are party to a Joint Venture Agreement dated April 30, 2002 between us and Anhydride Oil Corporation ("AOC"), among others (the "AOC Joint Venture Agreement"). AOC is the present owner of the 7-32 well and AOC License, however upon completion of the testing of the 7-32 Well on or before September 15, 2002, which is expected to involve the spending of $156,250 ($250,000 Cdn.) we earn our interest. AOC shall retain a 27.25% working interest after payout, subject to gross overriding royalty interests amounting to 9.5% and government royalties. Out of the 9.5% gross overriding royalty, 5% is payable to AOC. Additionally, AOC holds an 18.25% working interest in each of the five API Canada Licenses covering the Athabasca and the Firebag Prospects. Under certain conditions AOC is entitled to exercise a Warrant to purchase 600,000 common shares from our treasury for $0.01 valid until August 30, 2004. The conditions of the warrant require that a well be successfully completed from which is established continuous commercial production of petroleum substances for a period of not less than 30 consecutive days. As the exploration of the Athabasca Prospect proved not to be successful this warrant has expired unexercised. Upon a successful well, we are obliged to pay to AOC a one-time cash payment of $100,000 Cdn., which given that the Athabasca and Firebag Prospects were written off as of April 30, 2003 will not be paid.

      Effective May 6, 2002, we entered into an Employment Agreement with Doug Cannaday, our new President (the "Employment Agreement"). Pursuant to the terms of the Employment Agreement, Mr. Cannaday shall receive monthly compensation in the amount of $6,000 (Cdn.) monthly and was granted an option to purchase 400,000 shares of our common stock for a period of three years at an exercise price equal to the market price on the date of the Employment Agreement less the maximum allowable discount. At the latter of three months from the effective date of the Employment Agreement or at such time as the outcome of a certain well project is known, we and Cannaday shall renegotiate the remuneration paid to Cannaday under the Employment Agreement.

      Mr. Cannaday was granted a royalty interest of 0.2% on certain of our petroleum and natural gas prospects by October Sun, which were written off by us as of April 30, 2003.

      In satisfaction of the above noted obligation to issue options, on September 24, 2002, we issued Mr. Cannaday options to purchase 400,000 shares of Common stock at $0.25 per share until May 6, 2005, which were cancelled May 28, 2003. During the year ended April 30, 2004 Mr. Cannaday was paid a total of $54,857 (2003 - $86,000), including 300,000 bonus shares at a deemed price of $0.10 per share on July 25, 2003. Mr. Cannaday resigned as President on September 15, 2003.

      Effective May 15, 2002, we entered into an employment agreement with Michel David an officer and director of the Company. Pursuant to the terms of this agreement Mr. David is to receive monthly compensation in the amount of $3,000 Cdn. monthly and an option to purchase 200,000 shares of our common stock for a period of two years at an exercise price of $0.35 per share. Also, effective May 15, 2002, Mr. David entered into an Option Agreement with a third party, pursuant to which he has the right to purchase 100,000 of our common stock from the third party at an exercise price of $0.01 per share. In addition, Mr. David was granted a royalty interest of 0.1% on certain of our petroleum and natural gas prospects by October Sun, which we wrote off as of April 30, 2003. Mr. David resigned on June 23, 2003.

      On July 10, 2002 in order to provide a substantial portion of the necessary funding to give effect to our business objectives in connection with the Athabasca and Firebag Prospects we entered into exploration agreements with the Limited Partnership with an objective to raise $865,385 ($1,350,000 Cdn.). In return for each $34,615 ($54,000 Cdn.) expended in either of the Athabasca or Firebag Prospects the Limited Partnership will earn a 1% working interest before and after payout in the prospect in which the expenditure occurs, to a maximum cumulative 25% between the Prospects. We maintain a call option to reacquire the working interests earned by the Limited Partnership exercisable at 130% of earned in expenditures payable in shares at the then market when the option is exercised. We also granted warrants to the Limited Partnership to purchase up to 750,000 shares at $.50 per share, valid until July 11, 2003. The Warrants will vest in proportion to the working interest earned in the Prospects by the Limited Partnership. For each 1% working interest earned in a Prospect, warrants to acquire 30,000 common shares of the Company will vest and be immediately exercisable.

      During the year ended April 30, 2003, we amended the terms of the exploration agreements whereby the number of shares to be issued pursuant to the warrants was increased to 1,500,000 and the exercise price per share was lowered to $0.25 per share. The rate at which the Limited Partnership shall earn a 1% working interest was also increased to $60,000 Cdn. in exploration expenditures. We also agreed to pay costs associated with the start up of the Limited Partnership. Based on the Limited Partnerships exploration expenditures of $313,725 ($483,000 Cdn.) as at April 30, 2003 the Limited Partnership earned an 8.05% working interest before and after payout, subject to various royalties, in the Athabasca Prospect and they were entitled to warrants to acquire 483,000 common shares at $0.25 per share. These warrants subsequently expired unexercised.

      Also subsequent to April 30, 2003, we, rather than exercising the Working Interest Call Option, made an offer to acquire the working interests of the Limited Partnership for 3,220,000 common shares of the Company which was accepted by the Limited Partnership of which 86,666 have been issued.

      On July 18, 2002, Doug Cannaday entered into an Option Agreement with Robert Edwards and Hodgkinson Equities Corporation ("Hodgkinson"), both of which were 5% or greater beneficial owners of our common stock. Mr. Edwards and Hodgkinson are parties to an Exploration Agreement dated August 20, 2002, as amended, between Comstock Petroleum Corporation, October Sun, Mr. Edwards and Hodgkinson, related to the Athabasca and Firebag Prospects which were written off during the year ended April 30, 2003. Pursuant to this exploration agreement, Hodgkinson and Edwards received stock options and warrants to acquire shares of the Company. One of the benefits granted to Hodgkinson and Edwards entitles Hodgkinson and Edwards to acquire up to 500,000 shares of common stock of the Company for a period of five years at a price per share of $0.27. Each of Hodgkinson and Edwards are entitled to one-half of the warrant. Hodgkinson introduced Cannaday to the principals of the Company and encouraged Cannaday to become a part of our management team. In consideration for Cannaday ultimately agreeing to become a part of the management the Company, each of Hodgkinson and Edwards granted Cannaday an option to purchase 50,000 shares of the Company's common stock (100,000 shares in total) for a price per share of $0.27 until the option expires. In the event that we extend the life of the option, Mr. Cannaday's options pursuant to the agreement shall be extended on the same terms.

      On September 24, 2002 we issued a convertible note to October Sun, a Nevada Corporation in the principal amount of $400,000 and on the same date we issued a convertible note to United Corporate Advisors in the principal amount of $195,000. The notes become due on September 30, 2003, bear interest at 6% per annum and may be converted into Units at a price per share equal to the lower of
i) $0.25 per share or ii) the market price of one share of the Company's common stock on the date of conversion. Each unit is to consist of one common share and a warrant to purchase one common share at a price equal to 133% of the conversion price for a period of one year following the date of conversion. During the year ended April 30, 2004 these notes were extended to December 31, 2004 and then subsequently exercised pursuant to which 2,380,000 common shares were issued and warrants to purchase an additional 2,380,000 common shares at $0.34 until September 14, 2005 were issued.

      Other than the transactions stated above, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of our outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred since its inception on April 3, 1998, or in any proposed transaction, which has materially affected or will affect us.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding the beneficial ownership of our common stock as of October 29, 2004. The information in this table provides the ownership information for:

      o     each of our directors;

      o     each of our executive officers; and

      o     our executive officers and directors as a group.

      Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common stock beneficially owned and percentage ownership is based on 33,572,941 shares outstanding on November 4, 2004, and assuming the exercise of any options or warrants or conversion of any convertible securities held by such person, which are presently exercisable or will become exercisable within 60 days after November 4, 2004.

--------------------------------------------------------------------------------
                                         Number of Shares           Percent
Name and Address                         Beneficially Owned         of Class
--------------------------------------------------------------------------------
Thornton J. Donaldson                    2,362,000(1)               7.03%
206-475 Howe Street
Vancouver, B.C. V6C 2B3
Canada
--------------------------------------------------------------------------------
William G. Timmins                       535,000(2)                 1.59%
410-455 Granville Street
Vancouver, B.C. V6C 1T1
Canada
--------------------------------------------------------------------------------
All officers and directors as a          2,897,000                  8.62%
group
--------------------------------------------------------------------------------

(1) Mr. Donaldson resigned as President from our company on May 16, 2002 and was reappointed President on September 15, 2003. Includes: (i) 22,000 shares owned by Mr. Donaldson's spouse; and (ii) 780,000 shares underlying warrants and 955,000 shares owned by United Corporate Advisors, Ltd., of which Mr. Donaldson is the President, a Director and shareholder.

(2) Includes 150,000 shares owned by Mr. Timmins' spouse.

      The following table sets forth information regarding the beneficial ownership of our common stock as of October 29, 2004. The information in this table provides the ownership information for each person known by us to be the beneficial owner of more than 5% of our Common Stock.

      Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common stock beneficially owned and percentage ownership is based on 33,572,941 shares outstanding on November 4, 2004, and assuming the exercise of any options or warrants or conversion of any convertible securities held by such person, which are presently exercisable or will become exercisable within 60 days after November 4, 2004.

--------------------------------------------------------------------------------
                                         Number of Shares           Percent
Name and Address                         Beneficially Owned         of Class
--------------------------------------------------------------------------------
October Sun(1)                           7,150,000(2)               21.30%
241 Ridge Street, Fourth
Floor,
Reno, Nevada 89501

--------------------------------------------------------------------------------

(1) Voting and investment power for this entity is controlled by Morris E. Schorn, 1247-235 Keith Road, West Vancouver, B.C., Canada, V7P-1L5.

(2) Includes warrants to purchase 1,600,000 shares of common stock.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

      The following summary description of our securities is not complete and is qualified in its entirety by reference to our Articles of Incorporation and Bylaws.

      Our authorized capital stock consists of 100,000,000 shares of $.001 par value common stock and 10,000,000 shares of $0.001 par value preferred stock, which we may issue in one or more series as determined by our Board of Directors. As of October 29, 2004 there were 30,017,906 shares of common stock issued and outstanding that are held of record by approximately 103 shareholders.

      Each holder of record of shares of our common stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. Cumulative voting in the election of directors is not authorized by the Articles of Incorporation.

      Holders of outstanding shares of our common stock are entitled to those dividends declared by the Board of Directors out of legally available funds, and, in the event of our liquidation, dissolution or winding up of our affairs, holders are entitled to receive ratably our net assets available to the shareholders. Holders of our outstanding common stock have no preemptive, conversion or redemption rights. All of the issued and outstanding shares of our common stock are, and all unissued shares of our common stock, when offered and sold will be, duly authorized, validly issued, fully paid and nonassessable. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then existing shareholders may be diluted.

PREFERRED STOCK

      Our Board of Directors is authorized to issue from time to time, without shareholder authorization, in one or more designated series, any or all of the authorized but unissued shares of our preferred stock with such dividend, redemption, conversion and exchange provisions as may be provided by the Board of Directors with regard to such particular series. Any series of preferred stock may possess voting, dividend, liquidation and redemption rights superior to those of our common stock. The rights of the holders of our common stock will be subject to and may be adversely affected by the rights of the holders of any of our preferred stock that may be issued in the future. Issuance of a new series of preferred stock, or providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire, or discourage a third party from acquiring our outstanding shares of common stock and make removal of the Board of Directors more difficult. We have no shares of Preferred Stock currently issued and outstanding, and other than the Series A Shares, as described below, we have no present plans to issue any additional shares of preferred stock.

      We may designate 900,000 preferred shares as the Series A Shares in connection with the WPC acquisition. These Series A Shares may be non-dividend bearing, carry ten votes each, be convertible into common shares as to ten common shares for each preferred share at such time as we increases its authorized share capital and have standard anti-dilution protection in the event of a stock split or stock dividend.

DIVIDENDS

      We have never declared or paid any dividends or distributions on our common stock. We anticipate that for the foreseeable future all earnings will be retained for use in our business and no cash dividends will be paid to stockholders. Any payment of cash dividends in the future on our common stock will be dependent upon our financial condition, results of operations, current and anticipated cash requirements, plans for expansion, as well as other factors that the Board of Directors deems relevant.

CONVERTIBLE DEBENTURES

      During the year ended April 30, 2004 we issued $1,000,000 (January 6, 2004 $450,000 and March 31, 2004 $550,000) of 6% secured convertible debentures of which $224,000, including interest and penalties, are still outstanding. These debentures are secured by a general security agreement over all of our property. The debentures are convertible into common shares at the lower of 70% of the five-day average closing price of our common shares or $0.45 per share, provided that while the debentures are in good standing the conversion price will not be below $0.15 per share. We also issued 2,666,666 warrants to purchase the same number of common shares in conjunction with this financing, of which 444,444 warrants to purchase shares at $0.35 per share are outstanding and will expire on January 6, 2005. We entered into an agreement with the investors whereby we repriced the exercise price of the warrants to $.20 per share and, in consideration for the investors exercising their warrants, we issued 2,222,222 additional warrants to the investors exercisable at $.35 per share. We have granted the holders of the debentures registration rights on the underlying common shares and have reserved 3,133,640 common shares for the issuance of the remaining underlying shares. The debentures also require that the holders of the debentures agree to the issuance of shares in certain instances. We may redeem the convertible notes at a redemption price of 110% of the principal plus interest.

      Effective September 14, 2004, we issued an aggregate of $1,500,000 principal amount of 6% Convertible Debentures which mature on February 28, 2005. The principal amount and accrued interest of the debentures may be converted at any time by the holder into shares of our common stock. The conversion price is the lesser of: (i) 70% of the average closing bid price for the five trading days prior to the conversion date; or (ii) $.45 per share; provided however, the conversion price cannot be lower than $0.15 per share unless the debentures have matured or an event of default has occurred. As part of the transaction in which the debentures were issued we entered into a Registration Rights Agreement with the purchasers of the debentures. The Registration Rights Agreement includes penalties for failure to file a registration statement prior to October 27, 2004, but in no event later than November 1, 2004, which registers for resale by the holders of the debentures all of the shares into which the debentures are convertible. The Registration Rights Agreement requires us to pay certain penalties which include 2% of the principal amount of the debentures for each 30 day period after the computation date that the registration statement is filed late, plus 2% of the principal amount of the debentures for each 30 day period after the computation date that the registration statement is not declared effective due to our failure to use our reasonable best efforts to have it declared effective. We may redeem the convertible notes at a redemption price of 125% of the principal plus interest.

WARRANTS

      Pursuant to the issuance of convertible debentures during the year ended April 30, 2004, we issued 2,666,666 warrants. Each warrant entitles its holder to purchase an additional common share of our company during the period January 6, 2004 to January 6, 2005 at $0.35 per share. The holder of the warrants may elect a cashless exercise of the warrants based on the market value of our common shares at the time of exercise. Recently 2,222,222 of these warrants belonging to the convertible note holders were re-priced to $0.20 per share and were exercised. Further, we entered into an agreement with the investors whereby in consideration for the investors exercising their warrants we issued 2,222,222 warrants to the investors exercisable at $.35 per share. The remaining 444,444 warrants belonging to the finder remain outstanding.

      We also issued warrants to purchase that same number of common shares to October Sun and United Corporate Advisors as to 1,600,000 and 780,000 respectively on the conversion of convertible notes. These warrants are exercisable at $0.34 each and expire on September 14, 2005.

      As part of three private placements we issued 1,586,508 warrants to purchase up to that same number of common shares at $0.35 each until September 14, 2006.

            Pursuant to the issuance of $1,500,000 convertible debentures on September 14, 2004 we also issued 5,666,166 warrants. Each warrant entitles its holder to purchase an additional common share of our company until September 14, 2006 at $0.35 per share. The holder of the warrants may elect a cashless exercise of the warrants based on the market value of our common shares at the time of exercise.

      We have appointed Computershare Trust Company of Canada, 510 Burrard Street, 2nd Floor Vancouver, British Columbia, V6C 3B9, as transfer agent for our shares of common stock.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our Articles of Incorporation provide that we shall indemnify any officer, employee, agent or director against liabilities (including the obligation to pay a judgment, settlement, penalty, fine or expense), incurred in a proceeding (including any civil, criminal or investigative proceeding) to which the person was a party by reason of such status. Such indemnity may be provided if the person's actions resulting in the liabilities: (i) were taken in good faith;
(ii) were reasonably believed to have been in our best interest with respect to actions taken in the person's official capacity; (iii) were reasonably believed not to be opposed to our best interest with respect to other actions; and (iv) with respect to any criminal action, the director had no reasonable grounds to believe the actions were unlawful. Unless the person is successful upon the merits in such an action, indemnification may generally be awarded only after a determination of independent members of the Board of Directors or a committee thereof, by independent legal counsel or by vote of the shareholders that the applicable standard of conduct was met by the director to be indemnified.

      A director, employee, agent, or officer who is wholly successful, on the merits or otherwise, in defense of any proceeding to which he or she was a party, is entitled to receive indemnification against reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. In addition, a corporation may indemnify or advance expenses to an officer, employee or agent who is not a director to a greater extent than permitted for indemnification of directors, if consistent with law and if provided for by its articles of incorporation, bylaws, resolution of its shareholders or directors or in a contract.

                              PLAN OF DISTRIBUTION

      Each Selling Stockholder (the "Selling Stockholders") of our common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the trading market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately negotiated transactions;

      o settlement of short sales entered into after the date of this prospectus;

      o broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

      o     a combination of any such methods of sale;

      o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

      o     any other method permitted pursuant to applicable law.

      The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this prospectus.

      Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each Selling Stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

      In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

      The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

      We are required to pay certain fees and expenses incurred by our company incident to the registration of the shares. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

      Because Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

      We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

      Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

                                   PENNY STOCK

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and
      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must

      o obtain financial information and investment experience objectives of the person; and
      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and
      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

      The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants unless the selling stockholders exercise the warrants on a cashless basis. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

      The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                         Total Shares of    Total         Shares of        Beneficial     Percentage     Beneficial     Percentage
                         Common Stock and   Percentage    Common Stock     Ownership      of Common      Ownership      of Common
                         Shares of Common   of Common     Included in      Before the     Stock Owned    After the      Stock Owned
                         Stock Issuable     Stock,        Prospectus(1)    Offering*      Before         Offering (4)   After
         Name            Upon Conversion    Assuming                                      Offering*                     Offering (4)
                         of Debentures      Full
                         and/or Warrants    Conversion
------------------------------------------------------------------------------------------------------------------------------------
Platinum Partners (3)      3,336,142         9.04%             Up to         1,763,277(2)    4.99%           --             --
                                                             4,249,877
                                                             shares of
                                                           common stock

JM Investors (3)           3,342,027         9.05%             Up to        1,763,277 (2)    4.99%           --             --
                                                             3,835,446
                                                             shares of
                                                           common stock

Viscount Investments       3,532,744         9.52%             Up to        1,763,277 (2)    4.99%           --             --
Ltd. (3)                                                     3,246,052
                                                             shares of
                                                           common stock

Tayside Trading (3)        1,044,411         3.02%             Up to        1,044,411 (2)    3.02%           --             --
                                                             1,566,617
                                                             shares of
                                                           common stock

Alpha Capital AG(3)        4,548,409        11.93%             Up to        1,763,277 (2)    4.99%           --             --
                                                             5,816,492
                                                             shares of
                                                           common stock

Zenny Trading (3)          2,755,488         7.58%             Up to        1,763,277 (2)    4.99%           --             --
                                                             3,466,566
                                                             shares of
                                                           common stock

Leon Goldenberg (3)          626,647         1.83%         Up to 939,971      626,647 (2)    1.83%           --             --
                                                             shares of
                                                           common stock

Shalom Torah Center          835,528         2.43%             Up to           835,528(2)    2.43%           --             --
(3)                                                          1,253,292
                                                             shares of
                                                           common stock

Solomon Lesin (3)            783,308         2.28%             Up to           723,308(2)    2.28%           --             --
                                                             1,174,962
                                                             shares of
                                                           common stock

Martin Stern (3)             522,206         1.53%         Up to 783,309       522,206(2)   1. 53%           --             --
                                                             shares of
                                                           common stock

Powermax Energy Inc.(3)      142,600            **         92,600 shares          142,600       **         50,000           **
                                                          of common stock

Johnathan Meyer              111,110            **         Up to 55,555           111,110       **         55,000           **
                                                             shares of
                                                           common stock

Bias Yaackov Moshe           666,666         1.95%         Up to 333,333          666,666       **         333,333          --
                                                             shares of
                                                           common stock

George Orr                 1,434,950         3.17%        400,000 shares        1,434,950    3.17%         699,950         2.08%
                                                          of common stock

Tim Brock                  1,299,950         3.55%        507,400 shares        1,299,950    3.55%         727,550         2.15%

* These columns represents the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation with respect to the remaining selling stockholders.

**Less than one percent.

      The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes a good faith estimate of the shares issuable upon conversion of the secured convertible debentures based on current market prices and a good faith estimate of the shares issueable upon exercise of the warrants subject to antidilution and price protection. Because the number of shares of common stock issuable upon conversion of the secured convertible debentures is dependent in part in certain circumstances upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion may fluctuate daily and cannot be determined at this time.

(2) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the convertible debentures and exercise of the warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However, the selling stockholders have contractually agreed to restrict their ability to convert their convertible debentures or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the convertible debentures and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(3) Platinum Partners is a partnership that is owned and managed by Mark Nordlicht. Mark Nordlicht may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares. JM Investors is a limited liability company that is owned and managed by Jeff Rubin. Jeff Rubin may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares. Viscount Investments Ltd. is a corporation that is owned and managed by Joseph Frand and Joseph Frand may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares. Tayside Trading is a corporation that is owned and managed by Daniel Pines. Daniel Pines may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares. Alpha Capital Aktiengesellschaft is a private investment fund that is owned by all its investors and managed by Mr. Konrad Ackerman. Mr. Konrad Ackerman may be deemed the control person of the shares owned by such entity, with final voting power and investment control over such shares. Zenny Trading is Gibraltar corporation that is owned and manged by J. David Hassan of and managed by J. David Hassen may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares. Shalom Torah Center is a corporation that is owned and managed by Yisroel Kellner and Yisroel Kellner may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(4) Assumes that all securities registered will be sold.

                       TERMS OF SECURED CONVERTIBLE NOTES

      To obtain funding for our ongoing operations, in September 2004, we entered into a Securities Purchase Agreement with Platinum Partners, JM Investors, Viscount Investments Ltd., Tayside Trading, Alpha Capital AG, Zenny Trading, Leon Goldenberg, Shalom Torah Center and Solomon Lesin and which are accredited institutional investors for the issuance of an aggregate principal amount of $1,500,000 of secured convertible debentures. The secured convertible debentures bear interest at 6% and are due on February 28, 2005. The secured convertible debentures are convertible into our common stock at the lower of $0.45 or 70% of the closing bid price for the common stock on Bloomberg, LP for the five (5) trading days ending on the day prior to the conversion date; provided however, the conversion price cannot be lower than $0.15 per share unless the debentures have matured or an event of default has occurred.

      In connection with the Securities Purchase Agreement, we also issued warrants to purchase an aggregate of 5,666,166 shares of our common stock. The term of the warrants is two years and the exercise price is $0.35 per share. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market. Furthermore we entered into a Registration Rights Agreement in order to register the above-referenced securities. These securities were issued pursuant to an exemption from registration pursuant to Section 4 (2) of the Securities Act of 1933.

      The investors have contractually agreed to restrict their ability to convert the secured convertible debentures, exercise the warrants and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of our common stock.

      A complete copy of the Securities Purchase Agreement and related documents are filed with the SEC as exhibits to our Form SB-2 relating to this prospectus.

SAMPLE CONVERSION CALCULATION

      The number of shares of common stock issuable upon conversion of the secured convertible debentures is determined by dividing that portion of the principal of the notes to be converted by the conversion price. For example, assuming conversion of $1,500,000 of debentures at our current conversion price of $.26 the number of shares issuable upon conversion would be:

$1,500,000/$.23 = 6,521,739 shares

      In the event that our closing bid price during any 20 trading day period is less than $.45 for ten nonconsecutive or consecutive days, then the conversion price will be the lesser of $.45 or 70% of the average closing bid price for the common stock as reported on Bloomberg, LP for the 5 trading days ending on the day prior to the conversion date; provided however, the conversion price cannot be lower than $0.15 per share unless the debentures have matured or an event of default has occurred. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the debentures based on market prices 25%, 50% and 75% below our current average closing bid price for our common stock for the five trading days ending on the day prior to November 4, 2004 of $0.33.

                                             Number         % of
% Below      Price Per    With Discount     of Shares    Outstanding
Market         Share        at 30%          Issuable        Stock
------         -----        ------          --------        -----
25%           $.2475       $.1733           8,658,009       20.50%
50%           $.1650       $.15*           10,000,000       22.95%
75%           $.0825       $.15*           10,000,000       22.95%

*As noted above, the conversion price of our secured convertible debentures shall not be below $.15 per share.

                                  LEGAL MATTERS

      Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

      Pannell Kerr Forster, Vancouver, Canada, Registered Independent Chartered Accountants, have audited, as set forth in their report thereon appearing elsewhere herein, Uranium Power Corporation's financial statements for the years ended April 30, 2004 and 2003 that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the registered independent public accounting firm's opinion based on their expertise in accounting and auditing.

                              AVAILABLE INFORMATION

      We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Uranium Power Corporation, filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

      We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE SHAREHOLDERS AND DIRECTORS OF URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)

We have audited the accompanying consolidated balance sheets of Uranium Power Corporation (An Exploration Stage Company) as at April 30, 2004 and 2003 and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for each of the three years ended April 30, 2004, 2003 and 2002 and the cumulative totals for the exploration stage operations from April 3, 1998 (inception) through April 30, 2004, These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements presents fairly, in all material respects, the consolidated financial position of the Company as at April 30, 2004 and 2003 and the consolidated results of its operations and cash flows for each of the three years ended April 30, 2004, 2003 and 2002 and the cumulative totals for the exploration stage operations from April 3, 1998 (inception) through April 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the financial statements, the Company has no revenues and limited capital which together raise substantial doubt about its ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Pannell Kerr Forster

Independent Registered Public Accounting Firm

Vancouver, Canada
July 26, 2004

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS (NOTE 2)
APRIL 30
(U.S. DOLLARS)


--------------------------------------------------------------------------------------------------------------
                                                                                       2004              2003
--------------------------------------------------------------------------------------------------------------
ASSETS (note 17)
CURRENT
  Cash                                                                             $348,636                $0
  Accounts receivable                                                                20,718             6,550
--------------------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                                                369,354             6,550
PROPERTIES (note 6)                                                                 118,456                 1
EARTH ENERGY LICENCE AGREEMENT (note 15)                                            106,508                 0
INVESTMENT IN ENERGY 51 INC. (note 18)                                              152,800                 0
INVESTMENT IN URANIUM HOLDINGS CORPORATION (note 6(d))                                  815               815
--------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                       $747,933            $7,366
--------------------------------------------------------------------------------------------------------------
LIABILITIES
CURRENT
  Cheques issued in excess of funds on deposit                                           $0              $836
  Accounts payable (note 10)                                                      1,115,177         1,085,453
  Convertible debenture (note 17)                                                 1,020,375                 0
  Due to related parties (note 11)                                                  639,307           766,391
--------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                                 2,774,859         1,852,680
--------------------------------------------------------------------------------------------------------------
COMMITMENT AND CONTINGENCY (notes 2,6,9,16,17,18,19 and 20)
STOCKHOLDERS' EQUITY (DEFICIENCY)
CAPITAL STOCK
  Authorized
    40,000,000 Common stock with a par value of $0.001 each 10,000,000 Preferred stock with a par value of $0.001 each Issued
    20,784,838  Common stock (2002 - 14,284,500)                                    20,785            14,285
TREASURY STOCK   (note 9)
        23,000  Common stock (2003 - 23,000)                                           (23)              (23)
ADDITIONAL PAID-IN CAPITAL                                                        2,955,768         1,525,812
DEFICIT ACCUMULATED DURING EXPLORATION STAGE                                    (4,890,892)       (3,309,838)
OTHER COMPREHENSIVE LOSS                                                          (112,564)          (75,550)
--------------------------------------------------------------------------------------------------------------
TOTAL STOCKHOLDERS' DEFICIENCY                                                  (2,026,926)       (1,845,314)
--------------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                         $747,933            $7,366
--------------------------------------------------------------------------------------------------------------

See notes to consolidated financial statements.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
(U.S. DOLLARS)


                                                                                                                FROM
                                                                                                            INCEPTION ON
                                                                                                           APRIL 3, 1998
                                                                                                               THROUGH
                                                              YEAR ENDED APRIL 30,                             APRIL 30,
                                                 2004                 2003                 2002                  2004
------------------------------------------------------------------------------------------------------------------------
EXPENDITURES
  Consulting (note 11)                        $391,577             $121,124              $77,600               $650,301
  Non-cash financing expense (note 17)         464,598                    0                    0                259,893
  Advertising and promotion                    211,561              210,101               78,703                535,502
  Professional fees                            176,807              161,206               18,657                424,964
  Management fee                               126,857              100,721               90,410                342,602
  Exploration costs                             99,685              803,791                    0              1,319,863
  Travel                                        36,612               36,818               30,456                122,031
  Interest and bank charges                     31,797                4,672                  553                 37,022
  Rent                                          14,916                5,847                5,589                 41,178
  Transfer agent fee                            13,775                9,320               11,087                 37,948
  Office                                        12,869               13,306                5,512                 38,111
  Equity loss from investment                        0                    0                    0                 19,713
  Incorporation cost written off                     0                    0                    0                    700
  Write-off of exploration property                  0              822,218               34,141                856,359
------------------------------------------------------------------------------------------------------------------------
NET LOSS FOR PERIOD                        (1,581,054)         $(2,289,124)           $(352,708)           $(4,686,187)
------------------------------------------------------------------------------------------------------------------------
NET LOSS PER SHARE                            $ (0.09)             $ (0.18)             $ (0.04)
------------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING                               18,319,647           12,525,754            7,481,354
------------------------------------------------------------------------------------------------------------------------

See notes to consolidated financial statements.


URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY) YEARS ENDED APRIL 30, 2004
(U.S. DOLLARS)

                                                                         Common Stock                       Treasury Stock
                                                                   Shares            Par Value          Shares          Par Value
-----------------------------------------------------------------------------------------------------------------------------------
Common stock issued on
  Inception for assets                                             6,000,000           $6,000                 0               $0
Net loss                                                                   0                0                 0                0
-----------------------------------------------------------------------------------------------------------------------------------
BALANCE, APRIL 30, 1998                                            6,000,000            6,000                 0                0
Common stock issued
  For subscriptions                                                1,000,000            1,000                 0                0
  For resource properties                                            200,000              200                 0                0
Share issue costs                                                          0                0                 0                0
Net loss                                                                   0                0                 0                0
Common stock returned to
  treasury for cancellation                                        (922,500)            (922)                 0                0
-----------------------------------------------------------------------------------------------------------------------------------
BALANCE APRIL 30, 1999                                             6,277,500            6,278                 0                0
Common stock issued for cash                                         600,000              600                 0                0
Common stock issued for finder's fee                                  50,000               50                 0                0
Treasury stock (note 9)                                                    0                0          (23,000)             (23)
Share issue costs                                                          0                0                 0                0
Net loss                                                                   0                0                 0                0
-----------------------------------------------------------------------------------------------------------------------------------
BALANCE, APRIL 30, 2000                                            6,927,500            6,928          (23,000)             (23)
Common stock issued for
  financial services                                                 120,000              120                 0                0
Other comprehensive income                                                 0                0                 0                0
Net loss                                                                   0                0                 0                0
-----------------------------------------------------------------------------------------------------------------------------------
BALANCE, APRIL 30, 2001                                            7,047,500           $7,048          (23,000)            $(23)
-----------------------------------------------------------------------------------------------------------------------------------


                                                                                                     Deficit
                                                                                                   Accumulated           Total
                                                Additional                           Other          During the       Stockholders'
                                                  Paid-in      Subscriptions     Comprehensive     Exploration           Equity
                                                  Capital        Received            Income           Stage           (Deficiency)
--------------------------------------------------------------------------------------------------------------------------------
Common stock issued on
  Inception for assets                              $91,834          $0                  $0                $0           $97,834
Net loss                                                  0           0                   0             (700)             (700)
--------------------------------------------------------------------------------------------------------------------------------
BALANCE, APRIL 30, 1998                              91,834           0                   0             (700)            97,134
Common stock issued
  For subscriptions                                 606,005           0                   0                 0           607,005
  For resource properties                           137,131           0                   0                 0           137,331
Share issue costs                                  (15,586)           0                   0                 0          (15,586)
Net loss                                                  0           0                   0         (210,736)         (210,736)
Common stock returned to
  treasury for cancellation                       (554,700)           0                   0                 0         (555,622)
--------------------------------------------------------------------------------------------------------------------------------
BALANCE APRIL 30, 1999                              264,684           0                   0         (211,436)            59,526
Common stock issued for cash                        299,400           0                   0                 0           300,000
Common stock issued for finder's fee                 24,950           0                   0                 0            25,000
Treasury stock (note 9)                            (15,189)           0                   0                 0          (15,212)
Share issue costs                                  (25,000)           0                   0                 0          (25,000)
Net loss                                                  0           0                   0         (319,714)         (319,714)
--------------------------------------------------------------------------------------------------------------------------------
BALANCE, APRIL 30, 2000                             548,845           0                   0         (531,150)            24,600
Common stock issued for
  financial services                                 59,880           0                   0                 0            60,000
Other comprehensive income                                0           0               3,534                 0             3,534
Net loss                                                  0           0                   0         (136,856)         (136,856)
--------------------------------------------------------------------------------------------------------------------------------
BALANCE, APRIL 30, 2001                            $608,725          $0              $3,534        $(668,006)         $(48,722)
--------------------------------------------------------------------------------------------------------------------------------

See notes to consolidated financial statements.


URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY) YEARS ENDED APRIL 30, 2004
(U.S. DOLLARS)

                                                                                                                        Additional
                                                          Common Stock                      Treasury Stock                Paid-in
                                                    Shares            Par Value         Shares         Par Value          Capital
----------------------------------------------------------------------------------------------------------------------------------
BALANCE, APRIL 30, 2001                             7,047,500           $7,048        (23,000)            $(23)           $608,725
Common stock issued for cash                          987,000              987               0                0            220,113
Subscriptions received                                      0                0               0                0                  0
Stock option compensation  expense                          0                0               0                0             77,600
Other comprehensive income                                  0                0               0                0                  0
Common stock deemed to be  issued (note 3)          3,950,000            3,950               0                0            193,550
Warrants granted on purchase  (note 3)                      0                0               0                0             50,000
Net loss                                                    0                0               0                0                  0
----------------------------------------------------------------------------------------------------------------------------------
BALANCE, APRIL 30, 2002                            11,984,500           11,985        (23,000)             (23)          1,149,988
Common stock issued for cash
  and settlement of debt                            2,300,000            2,300               0                0            299,700
Subscriptions received                                      0                0               0                0                  0
Stock option compensation  expense                          0                0               0                0             76,124
Other comprehensive income  (loss)                          0                0               0                0                  0
Net loss                                                    0                0               0                0                  0
----------------------------------------------------------------------------------------------------------------------------------
BALANCE, APRIL 30, 2003                            14,284,500           14,285        (23,000)             (23)          1,525,812
Common stock issued
  For settlement of debt                            1,037,638            1,037               0                0            102,727
  For cash                                          3,750,000            3,750               0                0            529,950
  For service                                       1,620,100            1,620               0                0            207,320
  For property                                         92,600               93               0                0             36,021
Stock option compensation expenses                          0                0               0                0             89,340
Beneficial conversion feature of
  convertible debenture (note 17)                           0                0               0                0            464,598
Other comprehensive income (loss)                           0                0               0                0                  0
Net loss                                                    0                0               0                0                  0
----------------------------------------------------------------------------------------------------------------------------------

..2          BALANCE, APRIL 30, 2004                20,784,838          $20,785        (23,000)            $(23)         $2,955,768
----------------------------------------------------------------------------------------------------------------------------------



                                                                                                Deficit
                                                                             Other            Accumulated           Total
                                                                         Comprehensive        During the        Stockholders'
                                                     Subscriptions           Income           Exploration           Equity
                                                       Received              (Loss)              Stage           (Deficiency)
-----------------------------------------------------------------------------------------------------------------------------
BALANCE, APRIL 30, 2001                                        $0              $3,534         $(668,006)           $(48,722)
Common stock issued for cash                                    0                   0                  0             221,100
Subscriptions received                                    112,500                   0                  0             112,500
Stock option compensation  expense                              0                   0                  0              77,600
Other comprehensive income                                      0                 256                  0                 256
Common stock deemed to be  issued (note 3)                      0                   0                  0             197,500
Warrants granted on purchase  (note 3)                          0                   0                  0              50,000
Net loss                                                        0                   0          (352,708)           (352,708)
-----------------------------------------------------------------------------------------------------------------------------
BALANCE, APRIL 30, 2002                                   112,500               3,790        (1,020,714)             257,526
Common stock issued for cash
  and settlement of debt                                        0                   0                  0             302,000
Subscriptions received                                  (112,500)                   0                  0           (112,500)
Stock option compensation  expense                              0                   0                  0              76,124
Other comprehensive income  (loss)                              0            (79,340)                  0            (79,340)
Net loss                                                        0                   0        (2,289,124)         (2,289,124)
-----------------------------------------------------------------------------------------------------------------------------
BALANCE, APRIL 30, 2003                                         0            (75,550)        (3,309,838)         (1,845,314)
Common stock issued
  For settlement of debt                                        0                   0                  0             103,760
  For cash                                                      0                   0                  0             533,700
  For service                                                   0                   0                  0             208,940
  For property                                                  0                   0                  0              36,114
Stock option compensation expenses                              0                   0                  0              89,340
Beneficial conversion feature of
  convertible debenture (note 17)                               0                   0                  0             259,893
Other comprehensive income (loss)                               0            (37,014)                  0            (37,014)
Net loss                                                        0                   0        (1,581,054)         (1,581,054)
-----------------------------------------------------------------------------------------------------------------------------

..2          BALANCE, APRIL 30, 2004                            $0          $(112,564)       $(4,890,892)        $(2,026,926)
-----------------------------------------------------------------------------------------------------------------------------

See notes to consolidated financial statements.

URANIUM POWER CORPORATION
(EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(U.S. DOLLARS)


                                                                                                             FROM INCEPTION ON
                                                                                                               APRIL 3, 1998
                                                                      YEAR ENDED APRIL 30,                        THROUGH
                                                            2004              2003              2002          APRIL 30, 2004
-----------------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
  Net loss                                             $(1,581,054)      $(2,289,124)        $(352,708)         $(4,868,187)
  Adjustments to reconcile net loss to net cash
    used in operating activities
      Compensation expense                                   89,340            76,124            77,600              243,064
      Consulting expenses satisfied by shares               196,940                 0                 0              281,940
      Exploration costs acquired for shares                       0                 0                 0              137,331
      Equity loss from investment                                 0                 0                 0               19,713
      Financial services acquired for shares                      0                 0                 0               60,000
      Non-cash financing expense                            464,598                 0                 0              259,893
      Write-off of exploration property                           0           822,218            34,141              856,359
-----------------------------------------------------------------------------------------------------------------------------
CHANGES IN NON-CASH WORKING CAPITAL
  Accounts receivable                                      (14,168)             (279)           (5,529)             (20,718)
  Accounts payable                                          108,474           934,240            34,123            1,153,654
-----------------------------------------------------------------------------------------------------------------------------
                                                             94,306           933,961            28,594            1,132,936
-----------------------------------------------------------------------------------------------------------------------------
CASH USED IN OPERATING ACTIVITIES                         (735,870)         (456,821)         (212,373)          (1,779,951)
-----------------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
  Earth Energy Licence                                    (106,508)                 0                 0            (106,508)
  Property acquisition                                     (82,341)          (75,048)         (499,670)            (666,200)
  Investment in Energy 51 Inc.                            (152,800)                 0                 0            (152,800)
-----------------------------------------------------------------------------------------------------------------------------
CASH USED IN INVESTING ACTIVITIES                         (341,649)          (75,048)         (499,670)            (925,508)
-----------------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
  Issuance of shares for cash                               533,700           302,000           221,100            1,446,621
  Common stock returned to treasury                               0                 0                 0             (15,212)
  Convertible debentures                                  1,020,375                 0                 0            1,020,375
  Share issue costs                                               0                 0                 0             (40,586)
  Advances from Uranium Holdings  Corporation                     0          (16,856)          (15,762)                    0
  Advances from (to) related parties                      (127,084)           321,435           444,956              639,307
  Subscriptions received                                          0         (112,500)           112,500                    0
  Cheques issued in excess of  funds on deposit               (836)               836          (13,853)                    0
-----------------------------------------------------------------------------------------------------------------------------
CASH PROVIDED BY FINANCING ACTIVITIES                     1,426,155           494,915           748,941            3,050,505
-----------------------------------------------------------------------------------------------------------------------------
FOREIGN CURRENCY TRANSLATION                                      0             (200)               256                3,590
-----------------------------------------------------------------------------------------------------------------------------
INFLOW (OUTFLOW) OF CASH                                    348,636          (37,154)            37,154              348,636
CASH, BEGINNING OF PERIOD                                         0            37,154                 0                    0
-----------------------------------------------------------------------------------------------------------------------------
CASH, END OF PERIOD                                        $348,636                $0           $37,154             $348,636
-----------------------------------------------------------------------------------------------------------------------------
NON-CASH FINANCING ACTIVITIES
  Common stock deemed to be issued  for properties          $36,114                $0          $197,500             $468,779
  Warrants granted on purchase of properties                     $0                $0           $50,000              $50,000
  Common stock issued for services                         $196,940                $0                $0             $281,940
-----------------------------------------------------------------------------------------------------------------------------

See notes to consolidated financial statements.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2004, 2003 AND 2002 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2004
(U.S. DOLLARS)

1. ORGANIZATION AND NATURE OF BUSINESS

The Company was incorporated on April 3, 1998 under the laws of the State of Colorado. The Company is in the exploration stage as defined in statement No. 7 of the Financial Accounting Standards Board. The principal business activity is the exploration and development of natural resource properties principally in Canada.

These consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Anhydride Petroleum (USA), Inc. ("Anhydride USA") and Anhydride USA's wholly owned subsidiary Anhydride Petroleum (Canada) Inc. ("Anhydride Canada") acquired April 30, 2002 (note 3).

All intercompany transactions have been eliminated.

2. GOING CONCERN

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a going-concern basis. This presumes funds will be available to finance on-going development, operations and capital expenditures and the realization of assets and the payment of liabilities in the normal course of operations for the foreseeable future. Management intends to raise additional capital through share issuances to finance operations and invest in other business opportunities.

The Company has a working capital deficit of $2,405,505 (2003 - $1,846,130), minimal other capital resources presently available to meet obligations which normally can be expected to be incurred by similar companies and has accumulated stockholder's deficiency of $2,026,926 (2003 - $1,845,314). During the 2003 fiscal year the Company wrote off its investments in its resource properties as it had no further plans to develop them.

Included in accounts payable is $692,420 (2003 - $718,462) payable by Anhydride Canada. Certain of the creditors of Anhydride Canada have threatened receivership proceedings against Anhydride Canada unless they are paid in full. Anhydride Canada does not have the resources to meet these demands and the Company has determined that it will not commit resources to Anhydride Canada or defend such action should the creditors take it. To date no formal action has been taken by the Anhydride Canada creditors.

The outcome of the above matters cannot be predicted. These financial statements do not give effect to any adjustments to the amounts and classification of assets and liabilities which might be necessary should the Company be unable to continue as a going concern.

These factors raise substantial doubt about the Company's ability to continue as a going-concern which is dependent on the Company's ability to obtain and maintain an appropriate level of financing on a timely basis and to achieve sufficient cash flows to cover obligations and expenses.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2004, 2003 AND 2002 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2004
(U.S. DOLLARS)

3. ACQUISITION OF ASSETS

On April 30, 2002, the Company entered into and consummated the transactions contemplated by an Agreement and Plan of Reorganization (the "Merger Agreement"), whereby Anhydride USA, a Colorado corporation, a wholly owned subsidiary of October Sun, a Nevada corporation ("October Sun") was merged with and into a wholly owned subsidiary of the Company. Upon consummation of the Merger Agreement, Anhydride USA, the surviving corporation of the merger, became a wholly owned subsidiary of the Company and Anhydride Canada, its wholly owned subsidiary, became an indirect subsidiary of the Company, in exchange for the issuance of (a) 3,950,000 shares of common stock of the Company (b) a warrant to purchase 500,000 shares of common stock at an exercise price of $0.01 per share, upon successful completion of certain petroleum wells; which was cancelled and replaced with a warrant to a different party for 600,000 shares on similar terms with an expiry date of August 30, 2004 (note 8); and (c) a demand promissory note in the principal amount of $100,000. As per the Merger Agreement, the 3,950,000 shares were deemed to have been issued on April 30, 2002 (note 6(e)(b)(iii)).

In addition to the shares, warrants, and demand promissory note issued to October Sun, as a condition of closing of the Merger Agreement, the Company (a) issued to third parties a warrant to purchase 1,000,000 shares of common stock at an exercise price of $0.01 per share, expiring July 25, 2003; (b) issued under the 2000 Stock Option Plan, options to purchase 500,000 shares of the common stock at an exercise price of $0.27 per share, expiring August 21, 2006;
(c) committed to pay up to $60,000 in costs in connection with the completion or abandonment of certain petroleum wells (note 6(e)), and agreed to pay $60,000 (CDN $100,000) to a third party upon successful completion of a petroleum well.

As of April 30, 2002, the Company acquired 100% of Anhydride USA. The acquisition has been accounted for using the purchase method of accounting for business combinations. Assets of the acquired entity are more fully described in note 6(e). For the purpose of acquisition, the common stock and warrants were valued at $0.05 per share. The net assets acquired were as follows:


----------------------------------------------------------------------------------------------------------
Current assets                                                                                     $1,587
Other assets - property                                                                           237,601
----------------------------------------------------------------------------------------------------------
                                                                                                  239,188
Total liabilities                                                                               (326,256)
----------------------------------------------------------------------------------------------------------
Net liabilities acquired                                                                         (87,068)
Consideration paid:
  Common stock                                                                  $197,500
  Warrants                                                                        50,000
  Note payable                                                                   100,000          347,500
----------------------------------------------------------------------------------------------------------
Excess of consideration paid over net assets (liabacquired,ilities
  (liabilities) acquired, allocated to the
  acquisition cost of property                                                                   $434,568
----------------------------------------------------------------------------------------------------------

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2004, 2003 AND 2002 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2004
(U.S. DOLLARS)

3. ACQUISITION OF ASSETS (Continued)

The total acquisition cost of the Athabasca Oil Prospect and Firebag Prospect was allocated as follows:


--------------------------------------------------------------------------------------------------------------------
                                                                 Firebag           Athabasca Oil
                                                                 Prospect             Prospect              Total
--------------------------------------------------------------------------------------------------------------------
Initial cash payment                                                   $0                 $75,000           $75,000
Assumption of Anhydride Canada obligations                         26,769                 210,833           237,603
Excess of consideration paid over net assets acquired                   0                 434,568           434,568
--------------------------------------------------------------------------------------------------------------------
                                                                  $26,769                $720,401          $747,171
--------------------------------------------------------------------------------------------------------------------

4. SIGNIFICANT ACCOUNTING POLICIES

(a) Exploration stage expenditures

The Company expenses all expenditures for exploration of properties as they are incurred where the properties do not have proven mineral reserves.

(b) Investments

Investments in Uranium Holdings Corporation and Energy 51 Inc. are accounted for by the cost method whereby the original cost of the investment is not adjusted unless there is a permanent decline in value or the asset is disposed of.

(c) Foreign currency translation

The Company's operations and activities are conducted principally in Canada, hence the Canadian dollar is the functional currency which is translated into U.S. dollars for reporting purposes as follows:

(i) Monetary assets and liabilities at the rate of exchange in effect as at the balance sheet date;

(ii) Non-monetary assets and liabilities at the exchange rates prevailing at the time of the acquisition of the assets or assumption of the liabilities; and,

(iii) Revenues and expenditures at the average rate of exchange for the year.

Gains and losses arising from this translation of foreign currency are included in other comprehensive income (loss) as a separate component of stockholders' equity (deficiency).

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2004, 2003 AND 2002 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2004
(U.S. DOLLARS)

4. SIGNIFICANT ACCOUNTING POLICIES (Continued)

(d) Comprehensive loss

Comprehensive loss is comprised of net loss and other comprehensive income
(loss) arising from foreign currency translation.

(e) Loss per share

Loss per share calculations are based on the weighted average number of shares outstanding during the period. Diluted loss per share has not been presented separately as the outstanding warrants are anti-dilutive for each of the periods presented.

(f) Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and would impact future results of operations and cash flows.

(g) Income taxes

Income taxes are calculated using the liability method of accounting. Temporary differences arising from the difference between the tax basis of an asset or liability and its carrying amount on the balance sheet are used to calculate deferred income tax liabilities or assets. These standards required that the deferred income tax asset and liabilities be measured using tax rates and laws that are expected to apply when the temporary differences are expected to reverse.

(h) Stock-based compensation

The Company applies the intrinsic value method of accounting as prescribed by APB Opinion No. 25 "Accounting for Stock Issued to Employees" and related interpretations, in accounting for options granted to employees. As such, compensation expense is recorded on the date of the grant when the market price of the underlying stock exceeds the exercise price. SFAS 123 "Accounting for Stock-based Compensation" establishes accounting and disclosure requirements using the fair value-based method of accounting for stock-based compensation plans. As allowed by SFAS 123, the Company elected to continue to apply the intrinsic value-based method of accounting described above and has adopted the disclosure requirements of SFAS 123, as amended by SFAS 148 effective May 1, 2003.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2004, 2003 AND 2002 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2004
(U.S. DOLLARS)

4. SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company applies APB Opinion No. 25 and related interpretations in accounting for its stock options granted to employees, and accordingly, compensation expense of $Nil (2003 - $Nil) was recognized as compensation expense. Had compensation expense been determined as provided in SFAS 123 using the Black-Scholes option-pricing model, the pro-forma effect on the Company's net loss and per share amounts would have been as follows:


------------------------------------------------------------- ----------------------- --------------------
                                                   2004                    2003                 2002
------------------------------------------------------------- ----------------------- --------------------
Net loss, as reported                           $(1,581,054)            $(2,289,124)          $(352,708))
Deduct:
  Total stock-based compensation
    expense determined under value under
    based method awards, net of
    related tax effects                            (127,886)               (137,175)             (24,250)
------------------------------------------------------------- ----------------------- --------------------
Net loss, pro-forma                             $(1,708,940)            $(2,426,299)           $(376,958)
------------------------------------------------------------- ----------------------- --------------------

------------------------------------------------------------- ----------------------- --------------------
                                                        2004                    2003                 2002
------------------------------------------------------------- ----------------------- --------------------

Net loss per share, as reported                     $ (0.09)                $ (0.18)             $ (0.04)
Add:
  Stock-based expense determined
    under fair value based method
    awards, net of related tax effects                (0.00)                  (0.01)               (0.00)
------------------------------------------------------------- ----------------------- --------------------

Net loss per share, pro-forma                       $ (0.09)                $ (0.19)             $ (0.04)
------------------------------------------------------------- ----------------------- --------------------

During the year ended April 30, 2004, 2,440,000 options were granted to consultants. These options were accounted for using the Black-Scholes option-pricing model, which resulted in consulting expenses totalling $89,340 (2003 - $76,124; 2002 - $77,600).

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2004, 2003 AND 2002 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2004
(U.S. DOLLARS)

4. SIGNIFICANT ACCOUNTING POLICIES (Continued)

The fair value of each option grant is calculated using the following weighted average assumption:

--------------------------------------------------------------------
                                      2004                  2003
--------------------------------------------------------------------

Expected life (years)                       1                     2
Interest rate                            2.5%                 3.00%
Volatility                             84.01%                70.86%
Dividend yield                          0.00%                 0.00%
--------------------------------------------------------------------

(i) Recent accounting pronouncements

(c) In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements. Interpretation 46 establishes accounting guidance for consolidation of variable interest entities that function to support the activities of the primary beneficiary. Interpretation 46 applies to any business enterprise both public and private that has a controlling interest entity. The Company has no investment in or contractual relationship or other business relationship with a variable interest entity and therefore the adoption did not have any impact on the Company's consolidated financial position, results of operations or cash flows.

(d) On April 30, 2003, the FASB issued Statement No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. Statement 149 is intended to result in more consistent reporting of contracts as either freestanding derivative instruments subject to Statement 133 in its entirety, or as hybrid instruments with debt host contracts and embedded derivative features. In addition, Statement 149 clarifies the definition of a derivative by providing guidance on the meaning of initial net investments related to derivatives. Statement 149 is effective for contracts entered into or modified after June 30, 2003. The adoption of Statement 149 did not have any effect on the Company's consolidated financial position, results of operations or cash flows.

(c) On May 15, 2003, the FASB issued Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. Statement 150 establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. Statement 150 represents a significant change in practice in the accounting for a number of financial instruments, including mandatory redeemable equity instruments and certain equity derivatives that frequently are used in connection with share repurchase programs. Statement 150 is effective for all financial instruments created or modified after May 31, 2003, and to other instruments as of September 1, 2003. The effect of adopting this statement did not have any impact on the Company's consolidated financial position, results of operations or cash flows.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2004, 2003 AND 2002 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2004
(U.S. DOLLARS)

5. FINANCIAL INSTRUMENTS

(i) The carrying value of cash, accounts receivable, cheques issued in excess of funds on deposit, accounts payable and due to related parties approximate their fair value because of the short maturity of these financial instruments.

(ii) Interest rate risk

The Company is not exposed to significant interest rate risk due to the short-term maturity of its monetary current assets and current liabilities.

(iii) Translation risk

The Company is exposed to foreign currency fluctuations to the extent expenditures incurred by the Company are not denominated in U.S. dollars.

6. PROPERTIES

--------------------------------------------------------------------------------- -----------------------
                                                                         2004                    2003
--------------------------------------------------------------------------------- -----------------------
Balance, beginning of year
  Northern Mining District Saskatchewan (note 6(c))                           $0                 $34,141
  Hocking Lake and Henday Lake Properties (note 6(a))                          1                       1
Acquisitions
  Athabasca Oil Prospect (note 6(e))                                           0                  26,769
  Firebag Prospect (note 6(f))                                                 0                 720,401
  Pasquai Hills, Oil Shale Prospect (note 6(g))                          118,455                       0
Written off in year                                                            0               (781,311)
--------------------------------------------------------------------------------- -----------------------

Balance, end of year                                                    $118,456                      $1
--------------------------------------------------------------------------------- -----------------------

(a) Hocking Lake and Henday Lake Properties

By agreement dated April 13, 1998, the Company acquired all the assets of Athabasca Uranium Syndicate (a British Columbia, Canada syndicate) which consisted of cash and the Hocking Lake Property and Henday Lake Property. These properties were acquired in 1997 by the syndicate for $59,459 (CDN - $82,270) being the sellers' historical cost as the sellers were the controlling stockholders.

Consideration given to the members of the syndicate was 6,000,000 common stock of the Company at a par value of $0.001 each. The cost of the assets acquired totalled $97,834.

As of April 30, 2002 all claims related to the Hocking Lake Property had lapsed. The Henday Lake Property was transferred to Uranium Holdings Corporation in December 2000 (note 6(d)).

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2004, 2003 AND 2002 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2004
(U.S. DOLLARS)

6. PROPERTIES (Continued)

(b) Saskatchewan Uranium Properties

By agreement dated December 16, 1998, the Company has options to acquire a 100% interest in 11 mining claims in Saskatchewan, Canada, upon incurring cumulative expenditures of approximately $338,000 (CDN - $500,000) by May 31, 2000 as amended and an additional approximate $1,712,000 (CDN - $2,500,000) by December 31, 2002.

By an agreement dated March 24, 1999, between the Company and Pacific Amber Resources Ltd. ("Pacific"), the latter will earn a 50% interest in the Saskatchewan Uranium Properties and all of the Company's rights, licences and permits pertinent thereto held for the specific use and enjoyment thereof by completing the initial program and incurring $325,000 (CDN - $500,000) in expenditures on or before December 31, 1999, as amended. A total of approximately $324,000 (CDN - $498,250) was incurred as of April 30, 2000. In return for the 50% option interest, the Company issued Pacific Amber 200,000 shares of common stock at a deemed value of $0.65 each.

All exploration costs incurred on these properties have been expensed as incurred resulting in no recognition of an asset on the balance sheet. As a result of this policy, the transfer of a 50% interest to Pacific resulted in no gain or loss as there were no proceeds from the disposition. Additionally, the Company's issuance of 200,000 shares to Pacific was expensed as exploration costs when incurred.

The Company had not met its exploration requirements as of April 30, 2003 and as such, the claims reverted back to the original option or and the Company no longer maintains any interest in these claims.

(c) Northern mining property

By agreement dated July 29, 1998 (subsequently extended to July 1, 2000) the Company acquired a 100% interest in a mining claim in Northern Mining District, Saskatchewan by issuing 50,000 shares of free trading common stock as a finder's fee to an unrelated party and paying CDN $13,375 to the vendor of the property. The vendor has the right to receive $0.35 per pound of the uranium minerals mined from the claim if the price is $18.00 per pound or less, $0.50 per pound where the price is $18.00 per pound or more, or a 3% net smelter royalty if other minerals are mined from the claims.

The transaction was accounted for valuing the common stock issued at $25,000 plus the seller's historical cost of $9,141 (CDN - $13,375).

As of April 30, 2002, the Company's claim on this property had lapsed and the property was written off in 2003.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2004, 2003 AND 2002 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2004
(U.S. DOLLARS)

6. PROPERTIES (Continued)

(d) Uranium Holdings Corporation

Pursuant to a letter of intent dated December 1, 2000 with one of its stockholders, the Company transferred all its rights to the Henday Lake Property to a newly formed company, Uranium Holdings Corporation ("UHC"), a Nevada Corporation, in exchange for $131,183 (CDN - $199,713) to be spent on the Henday Lake Property and 20% of the equity of UHC.

As part of the agreement, the Company executed a note in favour of UHC for $38,005 (CDN - $58,376). The note is non-interest bearing and payable on demand upon the closure of the sale of controlling interest in the Company to a third party, or at such time as the Company acquires funds from another source. During the year ended April 30, 2003, the Company repaid the loan in full.

The Company will continue to hold a 20% interest in the claims transferred to UHC regardless of the equity issued subsequent to the incorporation of UHC. The Company shall have a carried interest in the claims until such time as a total of $163,334 (CDN - $250,000) inclusive of the $94,080 (CDN - $144,000) required for the first work program has been expended. As of April 30, 2004, $475,584 (2003 - $177,959) had been spent on the property. Subsequent to such expenditure, the Company shall retain the right to participate on the same basis as the investors in future expenditure programs on a pro-rata basis. Should the Company not provide the requested funds within 30 days of written demand, the Company's 20% interest shall be reduced in such manner as may reasonably be negotiated between the parties. During the year ended April 30, 2004 the Company expended $59,525 to maintain its 20% interest in the claims.

(e) Athabaska Oil Prospect

(a) During the year ended April 30, 2002, the Company signed an Option Agreement with October Sun to purchase all the issued and outstanding shares in the capital stock of Anhydride Canada owned by October Sun. Anhydride Canada owns certain petroleum and natural gas parcels and rights in the Province of Alberta, Canada. Consideration was as follows:

(i) cash of $75,000 (paid);

(ii) transferrable share purchase warrants (issued) for 1,000,000 shares of common stock of the Company exercisable at $0.01 per share on or before July 25, 2003 to third parties;

(iii) commit to pay all costs to a maximum of $60,000 (paid) for completion or abandonment of an existing well that Anhydride Canada had the rights to explore; and

(iv) issue to third parties, options entitling them to purchase 500,000 shares of common stock of the Company (issued), at $0.27 per share, on or before August 21, 2006.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2004, 2003 AND 2002 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2004
(U.S. DOLLARS)

6. PROPERTIES (Continued)

(b) The Company completed the following to exercise the option:

(i) delivered $100,000 by way of demand promissory note to October Sun (note
11);

(ii) assumed the obligations of Anhydride Canada of a promissory note of $192,700 (CDN - $300,000) and a bonus of $64,230 (CDN - $100,000) to the lenders
(this obligation has been paid off in full);

(iii) 3,950,000 shares at a deemed price of $0.001 per share deemed to be issued to the private company or assigns; and

(iv) granted October Sun a transferable warrant to subscribe for 500,000 shares of common stock at $0.01 per share for a one year period following the successful test of the initial well. This warrant was cancelled and replaced by one for 600,000 shares of common stock on similar terms to a third party (note
8).

The acquisition of the Athabaska Oil Prospect was accomplished through the consummation of a reverse triangular merger completed April 30, 2002 (note 3).

The Athabasca Prospect is located adjacent to the city of Fort McMurray, which is located in the northeast part of the Province of Alberta, Canada. The prospect is comprised of four Alberta petroleum and natural gas licenses covering 97 sections of land (62,080 acres). Three of the licenses were acquired by Anhydride Canada directly from the Government of the Province of Alberta and pertain to petroleum and natural gas below the Woodbend formation. Separately Anhydride Canada holds the right to earn an interest in another license, covering one section of land below the base of Precambrian formation, which contains a suspended well (the "7-32 Well"). This right is subject to the Company beginning a $156,250 (CDN $250,000) testing program on the 7-32 Well on or before September 15, 2003 (done).

During the year ended April 30, 2003, the Company re-entered the 7-32 Well and a total of $1,650,298 was spent in exploration costs to test and deepen it. Of this amount $846,507 was contributed by working interest holders, see Farmout Agreements (note 14), and this amount has been deducted from the total exploration costs leaving net exploration costs of $803,791 being charged to operations. The result of the exploration was that no economic quantities of hydrocarbons were discovered and as a result the property was been written off during the year ended April 30, 2003.

(f) Firebag Prospect

The Firebag Prospect is located roughly 85 kilometres northeast of the town of Fort McMurray in the Province of Alberta and is comprised of two Alberta petroleum and natural gas licenses (below base of Woodbend formation) amounting to 31 sections (19,840 acres) of land. During 2003 the Company determined that it lacked the resources to pursue this prospect further and as a result the property has been written off.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2004, 2003 AND 2002 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2004
(U.S. DOLLARS)

6. PROPERTIES (Continued)

(g) Pasquia Hills, Oil Shale Project

During the year ended April 30, 2004, the Company acquired the right to acquire a 60% joint venture interest in the Pasquia Hills oil shale project, covering approximately 700,000 acres located in the Pasquia Hills area of Saskatchewan, from Western Petrochemicals Corp. ("WPC"). Pursuant to the agreement the Company has made a payment of $26,090 to WPC and has paid certain other costs on WPC's behalf.

During the period the Company reached an agreement with WPC and its major shareholders to acquire all of the issued and outstanding shares of WPC for the equivalent of up to 900,000 shares of preferred shares and 2,000,000 shares of common stock of the Company with certain registration rights. The preferred stock are to be non-dividend bearing, carry ten votes each and convertible into common stock as to ten common shares for each preferred share upon the Company increasing its authorized capital. As the Company and WPC are currently finalizing the structure and documentation these shares have not been issued.

The Company also acquired the rights to a farm-in agreement on the Pasquia Hills land from a non-related company for 92,000 shares of common stock (issued) and a cash payment of $29,923.

7. STOCK OPTIONS

During the year ended April 30, 2000, the Company adopted an incentive and a non-statutory stock option plan. As of April 30, 2003 and April 30, 2004 the Company had options outstanding to acquire 1,050,000 shares of common stock under the 2000 plan at $0.27 per share until August 21, 2006. There are no additional options available to be issued under this plan.

During the year ended April 30, 2003, the Company adopted a 2002 Stock Option Plan (the "2002 Plan") which as at April 30, 2003 had outstanding options to acquire up to 1,365,000 shares of common stock, which were to expire as to 100,000 at $0.25 per share on April 15, 2004, 410,000 at $0.12 on April 25,
2004, 230,000 at $0.25 per share on May 15, 2004, 400,000 on May 6, 2005 and
225,000 at $0.25 on May 15, 2005. During the year ended April 30, 2004 the Company cancelled 400,000 options at $0.25 per share which expired on May 6, 2005 and reissued them on $0.11 per share until June 28, 2004. Also during this period 810,000 options were exercised as to 410,000 options at $0.12 per share with an expiry date of April 25, 2004 and 400,000 options at $0.11 per share with an expiry date of June 28, 2004. On April 15, 2004, 100,000 options expired unexercised. As all available options under this plan have been issued no additional options may be granted under the 2002 Plan. Under the 2002 Plan there remain outstanding 455,000 options to acquire that same number of common shares.

On June 20, 2003, the Company adopted the 2003 Stock Option Plan (the "2003 Plan"), whereby 2,500,000 shares of common stock may be optioned. The 2003 Plan has not been adopted or ratified by the shareholders of the Company. Incentive options may be granted at any price for a period of up to ten years. During the nine months ended January 31, 2004 the Company issued a total of 2,500,000 options to acquire that same number of common shares. These options were issued as to 1,050,000 options at a deemed price of $0.10 per share for services, 400,000 options at $0.12 per share until June 25, 2004, 500,000 options at $0.06 per share until July 31, 2004, 300,000 options at $0.09 per share until August 15, 2004 and 250,000 options at $0.10 per share until August 18, 2004. All the options were exercised during the period and no additional options may be granted under the 2003 Plan.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2004, 2003 AND 2002 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2004
(U.S. DOLLARS)

7. STOCK OPTION PLAN (Continued)

On September 18, 2003, the Company adopted the 2003b Incentive Stock Option Plan (the "2003b Plan"), whereby 2,500,000 shares of common stock may be optioned. The stock option plan has not been adopted or ratified by the shareholders of the Company. Incentive options may be granted at any price for a period of up to ten years. During the year ended April 30, 2004 the Company issued a total of 2,450,100 options to acquire that same number of common shares. These options were issued as to 650,000 options at a deemed price of $0.10 per share for services, 490,000 options at a deemed price of $0.17 per share for services, 170,000 options at $0.23 per share until September 19, 2004, 520,000 options at $0.17 per share until October 3, 2004, 100,000 options at $0.20 per share until October 10, 2004, 100,000 shares at $0.21 per share until November 12, 2004, 200,000 shares at $0.45 per share until November 20, 2004, 100 options at a deemed price of $0.40 per share for services, 20,000 options at a deemed price of $0.33 per share for services and 200,000 options at $0.10 per share expiring October 15, 2004. All of the options issued during the period were exercised during the period. The Company may issue up to an additional 49,900 options pursuant to this plan.

On October 15, 2003, the Company adopted the 2003c Stock Plan (the "2003c Plan"), whereby 2,000,000 shares of common stock may be optioned. The 2003c Plan has not been adopted or ratified by the shareholders of the Company. Incentive options may be granted at any price for a period of up to ten years. During the year ended January 31, 2004, the Company issued 700,000 options to acquire that same number of common shares as to 600,000 options at $0.17 per share and 100,000 options at $0.30 per share expiring January 27, 2005. As at April 30, 2004 the Company may issue up to an additional 1,300,000 options pursuant to this plan.

THE COMPANY ALSO ISSUED AN OPTION, NOT UNDER A PLAN, TO A CONSULTANT TO ACQUIRE UP TO 150,000 COMMON SHARES AT $0.27 PER SHARE UNTIL MARCH 31, 2003, WHICH EXPIRED UNEXERCISED DURING THE YEAR ENDED APRIL 30, 2003.

The following table summarizes the Company's stock option activity for the years ended April 30:


--------------------------------------------------------------------------------------------------
                                                                                     Weighted
                                                                Exercise              Average
                                           Number                 Price              Exercise
                                          of Shares             Per Share              Price
--------------------------------------------------------------------------------------------------
Balance, April 30, 2002                     1,200,000       $ 0.27 to $ 0.50          $ 0.30
Granted during year                         3,310,000       $ 0.12 to $ 0.27          $ 0.24
Cancelled                                   (810,000)       $ 0.25 to $ 0.27          $ 0.22
Exercised                                 (1,135,000)       $ 0.11 to $ 0.20          $ 0.16
Expired                                     (150,000)            $ 0.27               $ 0.27
--------------------------------------------------------------------------------------------------
Balance, April 30, 2003                     2,415,000        $ 0.12 to 0.27           $ 0.24
Granted during year                         6,050,100       $ 0.06 to $ 0.45          $ 0.14
Cancelled                                   (400,000)            $ 0.25               $ 0.25
Exercised                                 (5,760,100)       $ 0.06 to $ 0.45          $ 0.13
Expired                                     (100,000)            $ 0.25               $ 0.25
--------------------------------------------------------------------------------------------------

Balance, April 30, 2004                     2,205,000            $ 0.24
--------------------------------------------------------------------------------------------------


URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended April 30, 2004, 2003 and 2002 and Period From April 3, 1998 (Inception) Through April 30, 2004
(U.S. DOLLARS)

7. STOCK OPTION PLAN (Continued)

Share purchase options are outstanding as follows at April 30:

---------------------------------------------------------------------------------------------
                            Exercise Number of Shares
Expiry Date                             Price                      2004                 2003
------------------------------------------------------------------------ --------------------
August 21, 2006                        $ 0.27                 1,050,000            1,050,000
May 6, 2005                            $ 0.25                         0              400,000
May 15, 2005                           $ 0.25                   455,000              455,000
April 15, 2004                         $ 0.25                         0              100,000
April 25, 2004                         $ 0.12                         0              410,000
October 15, 2004                       $ 0.17                   600,000                    0
January 27, 2005                       $ 0.30                   100,000                    0
------------------------------------------------------------------------ --------------------

                                                              2,205,000            2,415,000
------------------------------------------------------------------------ --------------------

SUBSEQUENT TO APRIL 30, 2004, THE COMPANY ISSUED 600,000 OPTIONS TO ACQUIRE THAT SAME NUMBER OF COMMON SHARES AS TO 500,000 OPTIONS AT A DEEMED PRICE OF $0.40 PER SHARE TO CONSULTANTS FOR SERVICES AND 100,000 OPTIONS AT $0.40 PER SHARE WHICH EXPIRES MAY 4, 2005 AND WAS ALSO EXERCISED.

8. WARRANTS

During the year ended April 30, 2002, the Company issued 1,000,000 warrants at $0.01 per share, to acquire the same number of shares before July 25, 2003. These warrants expired unexercised.

The Company also issued 600,000 warrants at $0.01 per share, to acquire the same number of shares. The exercise of the warrants is subject to a successful well being drilled on either the Athabasca or Firebag prospects and expire on the earlier of one year following the successful completion of a well and August 30, 2004. Given that Athabasca and Firebag prospects have been written off and no well was completed, these warrants expired.

During the year ended April 30, 2003, the Company issued warrants which were based on the Limited Partnership exploration expenditures, see Farmout Agreements (note 14). As of April 30, 2003 the Limited Partnership was entitled to warrants to acquire 483,000 common shares at $0.25 per share until July 11, 2003. During the year ended April 30, 2004, these warrants expired unexercised.

During the year ended April 30, 2003, the Company issued warrants to other joint venture parties, all on similar terms and conditions, see Farmout Agreements (note 14). Pursuant to these agreements the Company is committed to issuing 410,000 warrants that will entitle the holders to acquire that same number of common shares at $0.25 per share. These warrants expire as to 350,000 on November 25, 2003, 10,000 on February 27, 2004, 10,000 on February 28, 2004 and
40,000 on March 3, 2004. All of these warrants expired unexercised.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2004, 2003 AND 2002 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2004
(U.S. DOLLARS)

8. WARRANTS (Continued)

Pursuant to the issuance of Convertible Debentures (note 17) the Company also issued 2,666,666 warrants. Each warrant entitles its holder to purchase an additional common share of the Company during the period January 6, 2004 to January 6, 2005 at $0.35 per share. The holder of the warrants may elect a cashless exercise of the warrants based on the market value of the Company's common shares at the time of exercise. The Company has granted the holders of the warrants registration rights on the underlying common shares. The registration rights agreement calls for the Company to have registered the underlying shares for resale by May 29, 2004 which the Company has not yet done.

9. COMMON STOCK

(a) Treasury stock

During the year ended April 30, 2000 the Company purchased 23,000 shares of its common stock from the original owners who had acquired the shares prior to April 30, 2000 in a private placement. The common stock was purchased for the same amount as the proceeds from original issue.

(b) Private placements

The Company received $150,000 in share subscriptions pertaining to a private placement of 1,500,000 shares at $0.10 per share of which 375,000 shares have been issued to April 30, 2002 for net subscriptions received at April 30, 2002 of $112,500. The balance of 1,125,000 shares were issued during the April 30, 2003 year-end. In addition, during the April 30, 2003 year-end, the Company completed a private placement of 40,000 shares at $0.30 per share for total proceeds of $12,000 and during the year ended April 30, 2004 it completed a private placement of 200,000 shares for proceeds of $40,000.

(c) Stock options

During the year ended April 30, 2003, 1,135,000 stock options were exercised by certain of the holders for total proceeds of $177,500 and during the year ended April 30, 2004, 3,550,000 options were exercised for gross proceeds of $493,700.

(d) Settlement with Anhydride Canada Creditors

In an attempt to settle outstanding liabilities of Anhydride Canada, the Company made an offer to creditors to settle outstanding debts for shares of the Company at a deemed price of $0.10 per share for every $0.15 CDN of debt held. The Company has received acceptances from creditors totalling $303,781 ($416,484
CDN) which represents 2,776,560 common shares. During the year ended April 30, 2004 the Company issued 287,638 shares pursuant to these agreements.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2004, 2003 AND 2002 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2004
(U.S. DOLLARS)

10. ACCOUNTS PAYABLE

Accounts payable at April 30 consists of the following:

--------------------------------------------------------------------
                                             2004           2003
--------------------------------------------------------------------

Trade accounts payable                      $945,927       $837,355
Advances from third parties                  169,250        248,098
--------------------------------------------------------------------

                                          $1,115,177     $1,085,453
--------------------------------------------------------------------

11. RELATED PARTY TRANSACTIONS

The following non-arm's length transactions occurred with parties who are directors and stockholders of the Company.

(a) Acquisition of assets of Athabasca Uranium Syndicate (note 6(a)) in exchange for 6,000,000 common stock.

(b) Agreement with Pacific Amber Resources Ltd. (note 6(b)) and issuance of 200,000 common stock under the agreement.

(c) Option to acquire an interest in a mining claim from a minority stockholder who is an officer and director (note 6(c)).

(d) During the year ended April 30, 2003, the Company was charged management fees of $72,000 (2003 - $72,000) by October Sun from whom the Company acquired Anhydride USA. October Sun is related to the Company by way of significant influence. As of April 30, 2004, $407,119 (2003 - $509,290) was owed to October Sun. Of this balance, up to $400,000 (2003 - $400,000) is covered by way of a convertible note which bears interest at 6% and may be converted into units at the lower of $0.25 per unit or the then market on the date of conversion until December 31, 2004. At April 30, 2003 and 2004, October Sun waived all rights to the interest for the year. Each unit is to consist of one common share of the Company and a warrant to purchase an additional common share at 133% of the unit price for one year following the date of conversion. Any shares issued on conversion shall carry with them registration rights. The balances of funds owed are without interest or stated terms of repayment.

(e) Included in 2003 exploration costs is $57,230 related to an officer who was acting in the Company's exploration programs. This same officer also received $28,770 in management fees. As at April 30, 2003 a total of $33,200 was due to this officer. During the year ended April 30, 2004 $30,000 of this amount was settled by the officer exercising an option to acquire 300,000 common shares. During the year ended April 30, 2004 this officer was paid management fees of $54,857 which includes $30,000 paid by way of issuing him an additional 300,000 common shares. During September, 2003 this officer resigned his position with the Company and no amounts were owed to him.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2004, 2003 AND 2002 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2004
(U.S. DOLLARS)

11. RELATED PARTY TRANSACTIONS (Continued)

(f) The Company accrued fees of $3,271 in 2003 to a director and officer, which are included in advertising and promotion expenses which were written off during 2004.

(g) United Corporate Advisors ("UCA") is related to the Company by way of common directors. As of April 30, 2004, $232,188 (2003 - $232,191) was owed to UCA and included in due to related parties. Of this balance, $195,000 is covered by way of a convertible note which bears interest at 6% and may be converted into units at the lower of $0.25 per unit or the then market at the date of conversion until December 31, 2004. At April 30, 2003 and 2004, UCA waived all rights to the interest for the year. Each unit is to consist of one common share of the Company and a warrant to purchase an additional common share at 133% of the unit price for one year following the date of conversion. Any shares issued on conversion shall carry with them registration rights. The balance of funds owed are without interest or stated terms of repayment.

(h) Included in consulting expenses is $39,100 pertaining to 230,000 shares issued to directors of the Company under the 2003b Plan.

12. COMPREHENSIVE LOSS


-----------------------------------------------------------------------------------------------
                                                   2004                2003            2002
-----------------------------------------------------------------------------------------------
Net loss                                      $(1,581,054)        $(2,289,124)      $(352,708)
Other comprehensive income (loss)                 (37,014)            (79,340)             256
-----------------------------------------------------------------------------------------------

                                             $ (1,618,068)        $(2,368,464)      $(352,452)
-----------------------------------------------------------------------------------------------

13. INCOME TAXES

A deferred tax asset approximating $1,360,000 stemming from the Company's net operating loss carry forward, has been reduced by a valuation allowance to $Nil due to uncertainties regarding the utilization of the deferred assets.

At April 30, 2004, Uranium Power Corporation has available a net operating loss carry forward of approximately $2,372,000 (2003 - $1,305,000) which it may use to offset future United States federal taxable income. The net operating loss carry forward if not utilized, will begin to expire in 2017.

Anhydride Canada has net operating losses of approximately $470,000 (2003
- $433,000) which may be applied against future taxable income generated in Canada which begin to expire in 2009. Anhydride Canada also has a total of $1,129,000 (2003 - $1,129,000) in pooled Canadian exploration expenditures which may be carried forward indefinitely and applied against future taxable income.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2004, 2003 AND 2002 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2004
(U.S. DOLLARS)

14. FARMOUT AGREEMENTS

During the year ended April 30, 2003, the Company entered into the following Farmout and or exploration agreement (the "Farmout Agreements") as follows:

(a) Anhydride Petroleum Limited Partnership (the "Limited Partnership")

The Company entered into two Farmout Agreements, on essentially the same terms with the Limited Partnership with respect to the Athabasca and Firebag Prospects. Under the terms of the Farmout Agreements the Limited Partnership will earn a 1% working interest in a Prospect for each $54,000 CDN incurred in exploration expenditures on that Prospect, up to a maximum of a combined 25% working interest, both before and after payout, subject to royalty interests. Anhydride Canada is the operator under each of the Farmout Agreements.

Under the terms of each of the Farmout Agreements, following earn-in of an interest, including a fractional interest, in a Prospect, the Limited Partnership will be entitled to approve all further work carried out on the Prospect, which consent may be unreasonably withheld.

Under the Farmout Agreements, the Limited Partnership agreed to grant the Company a call option (the "Working Interest Call Option") under which the Company may purchase the working interests earned by the Limited Partnership in the Prospects in consideration for paying a predetermined purchase amount. The purchase amount comprises a base amount and a performance amount where the base amount is equal to 130% of the incurred earn-in expenditures of the Partnership paid in shares of the Company, with such shares valued at the average five day closing price at the time the call option is exercised. The shares to be issued by the Company will be restricted securities in the United States and be subject to resale restrictions in the United States and Canada.

Under the terms of the call option, however, the Company has granted the Partnership certain registration rights, under which the Company will file a registration statement with the Securities and Exchange Commission (the "SEC") in the United States registering the shares for sale (the "Call Option Registration Rights"). The performance amount will initially be $Nil. For every 90-day period following the exercise of the call option that expires without a registration statement being filed, the performance amount is increased by 20% of the incurred earn-in expenditures of the Partnership paid-in shares of the Company. The Performance Amount will be paid, as earned, in shares of the Company with such shares valued at the average five day closing price at the time the respective performance amount is earned. On the sooner of the registration statement becoming effective or the shares issued on exercise of the call option otherwise becoming free of resale restrictions, the Performance Amount shall cease to accrue and no further shares of the Company will be payable.

As consideration for granting of the call option in respect of the working interests in the Prospects, the Company has agreed to issue 1,500,000 transferable warrants to the Limited Partnership whereby it may acquire up to 750,000 common shares exercisable at a price of $0.50 per share for a period of one year ending July 11, 2003. The warrants will vest in proportion to the working interest earned in the Athabasca Prospect and Firebag Prospects, for each 1% working interest earned in a Prospect warrants to acquire 30,000 common shares of the Company will vest and be immediately exercisable. The shares issued on exercise of the warrants will be subject to resale restrictions.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2004, 2003 AND 2002 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2004
(U.S. DOLLARS)

14. FARMOUT AGREEMENTS (Continued)

The Company subsequently amended the terms of the exploration agreements whereby the number of shares to be issued pursuant to the warrants was increased to 1,500,000 and the price per share issued was lowered to $0.25 per share. The rate at which the Limited Partnership shall earn a 1% working interest was increased to $60,000 CDN. The Company also agreed to pay costs associated with the start-up of the Limited Partnership.

Based on the Limited Partnerships exploration expenditures of $483,000 CDN as at April 30, 2003 they were entitled to warrants to acquire 483,000 common shares at $0.25 per share, which subsequently expired.

Also subsequent to year end, the Company agreed to acquire the interests of the Limited Partnership for 3,220,000 common shares of the Company, which have yet to be issued.

(b) Other joint venture partners

The Company entered into four exploration agreements (the "Exploration Agreements"), pursuant to which $266,310 ($410,000 CDN) was advanced for exploration on the Athabasca Prospect. In consideration thereof the Company earned a working interest in the Athabasca Prospect.

Pursuant to the Exploration Agreements the Company acquired an option to acquire their working interests back on terms similar to those granted by the Limited Partnership. In exchange for acquiring the options the Company has agreed to issue warrants to purchase up to 410,000 common shares at an exercise price of $0.25 per share which expired unexercised during the year ended April 30, 2004.

(c) PNG Ventures, Inc. ("PNGV")

Pursuant to a letter agreement PNGV had advanced a total of $214,821 ($330,730
CDN) for exploration on the Athabasca Prospect and has earned a working interest in both the Athabasca and Firebag Prospects.

15. EARTH ENERGY LICENCE AGREEMENT

ON AUGUST 12, 2003, THE COMPANY BECAME PARTY TO AN EXCLUSIVE LICENSE AGREEMENT FOR CANADA, CENTRAL AND SOUTH AMERICA WITH EARTH ENERGY RESOURCES LTD. ("EARTH ENERGY") AND WEST PEAK VENTURES OF CANADA LTD. ("WEST PEAK") FOR THE USE OF EARTH ENERGY'S PROPRIETARY CATALYTIC PROCESS. THE PROCESS INCLUDES A PROPRIETARY CATALYST IN CONJUNCTION WITH PROCESSING EQUIPMENT TO SEPARATE HYDROCARBONS FROM SAND, SHALE OR OIL. UNDER THE TERMS OF THE UNDERLYING LICENSE AGREEMENT WITH EARTH ENERGY, THE COMPANY WILL PAY $375,799 ($500,000 CDN) BY 2005, SUBJECT TO CERTAIN CONDITIONS, OF WHICH IT HAS PAID $106,508 ($150,000 CDN). THE COMPANY WILL ALSO PAY A ROYALTY OF 5% AND WILL PURCHASE CATALYST AND PROCESSING EQUIPMENT FROM EARTH ENERGY RESOURCES LTD. FOR COST PLUS 25%. THE CENTRAL AND SOUTH AMERICAN LICENSE AGREEMENT IS A THREE-YEAR OPTION ON THE SAME TERMS WITH THE EXCEPTION THAT THE LICENSE FEE IS A ONE-TIME PAYMENT OF $500,000 US.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2004, 2003 AND 2002 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2004
(U.S. DOLLARS)

16. CONTINGENCY

In a statement of claim filed against Anhydride Canada and others, the plaintiffs claim they owned a 63.3% interest in the 7-32 well on the Athabasca prospect. The claim also seeks general damages of $5,000,000 CDN from the defendants as well as monetary and special damages as determined by the court. A statement of defence was filed by Anhydride Canada, but given that the property has been written off it will not be actively pursued. Since filing of the statement of defense in April 2003, no further action has been taken by the plaintiff. The Company believes the claim is frivolous and without merit and as such no amount has been accrued by the Company at April 30, 2003 and 2004.

17. CONVERTIBLE DEBENTURE

During the period the Company issued $1,000,000 of 6% secured convertible debentures, which mature June 1, 2004 and are still outstanding. These debentures are secured by a general security agreement over all of the Company's property. The debentures are convertible into common shares at the lower of 70% of the five-day average closing price of the Company's common shares or $0.45 per share, provided that while the debentures are in good standing the conversion price will not be below $0.15 per share. This resulted in a non-cash financing expense to the Company of $204,705. The Company also issued to the debenture holders 2,666,666 warrants to purchase the same amount of common shares. Included in non-cash financing expense is $259,893 reflecting the beneficial conversion of the warrants.

The Company has granted the holders of the debentures registration rights on the underlying common shares. The registration rights agreement calls for the Company for the underlying shares to be registered by May 29, 2004. To date, the Company has not completed the registration of the underlying shares. Pursuant to the registration rights agreement the Company is subject to a 2% penalty every thirty days the registration statement is late and failure to file may cause the debentures to be in default and due immediately. The debentures also require that the holders of the debentures agree to the issuance of shares in certain instances. The Company may redeem the convertible notes at a redemption price of 110% of the principal plus interest.

18. INVESTMENT IN ENERGY 51 INC.

On April 7, 2004, the Company entered into an equity participation and farmout agreement with Energy 51 Inc. ("Energy 51") pursuant to this agreement the Company purchased 750,000 common shares of Energy 51 representing 15.625% of its issued and outstanding share capital for $152,800 ($200,000 CDN). Energy 51 is a privately held Alberta company engaged in the exploration and development of oil and gas primarily in Alberta. The agreement grants the Company the right to purchase a further 375,000 common shares for $72,939 ($100,000 CDN) to bring its interest in Energy 51 to 20.8% which the Company exercised subsequent to April 30, 2004. The Company also has the right to purchase a further 375,000 common shares for $72,939 ($100,000 CDN) on or before October 1, 2004. As part of this agreement the Company has to be offered the right to participate on all prospects generated by Energy 51 until April 1, 2006. The Company has also agreed on a best efforts basis to provide up to $364,697 ($500,000 CDN) to Energy 51 for oilfield work to be done by Energy 51 on or before October 1, 2004. After October 1, 2004 the Company may elect to convert the working capital loan into up to 1,058,825 common shares or into a term loan due in two years with a 100% return.

URANIUM POWER CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2004, 2003 AND 2002 AND PERIOD FROM APRIL 3, 1998 (INCEPTION) THROUGH APRIL 30, 2004
(U.S. DOLLARS)

19. COMMITMENT

THE COMPANY OCCUPIES LEASED PREMISES IN VANCOUVER, CANADA UNDER THE TERMS OF A LEASE EXPIRING JANUARY 31, 2006. ANNUAL RENTAL PAYMENTS ARE $14,025 ($19,228
CDN).

20. SUBSEQUENT EVENTS

    SUBSEQUENT TO APRIL 30, 2004, THE COMPANY:

(A) ISSUED 600,000 OPTIONS WHICH WERE EXERCISED FOR CASH PROCEEDS OF $240,000 (NOTE 7);

(B) ACQUIRED AN ADDITIONAL 375,000 COMMON SHARES OF ENERGY 51 INC. (NOTE 18);
AND

(C) HAS AN AGREEMENT TO ACQUIRE THE FIREBAG, SASKATCHEWAN PROSPECT COVERING APPROXIMATELY 2,000 SQUARE MILES IN NORTH WESTERN SASKATCHEWAN ALONG THE ALBERTA BORDER. THE PROSPECTIVE LANDS HOST FORT MCMURRAY AND WABISKAW PALO CHANNEL ZONES CONTAINING ATHABASCA OIL SANDS. CURRENTLY, THE COMPANY HAS AN AGREEMENT, SUBJECT TO CERTAIN CONDITIONS, TO PURCHASE A 51% INTEREST IN THE PROSPECT FOR $83,900 ($115,000 CDN), THREE MILLION COMMON SHARES AND A $0.12 PER BARREL ROYALTY. THE COMPANY HAS ALSO REACHED AN AGREEMENT IN PRINCIPLE, WITH A NON-RELATED PARTY, TO PURCHASE THE REMAINING 49% INTEREST IN THE PROSPECT FOR $729,400 ($1 MILLION
CDN) AND A 2.5% GROSS OVERRIDING ROYALTY, SUBJECT TO CERTAIN CONDITIONS BEING
MET.

                         MANAGEMENT'S RESPONSIBILITY FOR
                              FINANCIAL STATEMENTS

The accompanying financial statements of WESTERN PETROCHEMICALS CORP. have been prepared by the Company's management in accordance with accounting principles generally accepted in the United States of America and necessarily include some amounts based on informed judgement and management estimates.

To assist management in fulfilling its responsibilities, a system of internal controls has been established to provide reasonable assurance that the financial statements are accurate and reliable and that assets are safeguarded.

The board of directors has reviewed and approved these financial statements.

These financial statements have been examined by the independent auditors, PANNELL KERR FORSTER, Vancouver, Canada, and their report is presented separately.

/S/ TODD MONTGOMERY
-------------------
TODD MONTGOMERY
PRESIDENT AND DIRECTOR

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
WESTERN PETROCHEMICALS CORP.

We have audited the balance sheets of WESTERN PETROCHEMICALS CORP. (an Exploration Stage Company) as at APRIL 30, 2004 AND 2003 and the statements of operations and deficit and cash flows for the years ended April 30, 2004, 2003 and 2002 and from the date of inception (October 22, 1999) to April 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company (An Exploration Stage Company) as at APRIL 30, 2004 AND 2003 and the results of its operations and its cash flows for the years ended April 30, 2004, 2003, 2002 and for the period from inception (October 22, 1999) to April 30, 2004 in accordance with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in note 1 to the financial statements, the Company has not generated any revenues since inception and needs to obtain financing to accomplish its business plan. These factors raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"Pannell Kerr Forster"

July 16, 2004

Vancouver, British Columbia
Independent Registered Public Accounting Firm

                          WESTERN PETROCHEMICALS CORP.
                         (AN EXPLORATION STAGE COMPANY)
                                 BALANCE SHEETS
                          AS AT APRIL 30, 2004 AND 2003
                          STATED IN UNITED STATES FUNDS


                                     ASSETS

                                                                   2004             2003
                                                               -----------      -----------
CURRENT ASSETS
        Cash                                                   $    12,304      $     4,318
        Accounts receivable                                         76,398           76,720
        Deposits                                                       365              347
        Shareholders' advance                                           --           58,905
                                                               ----------------------------

TOTAL CURRENT ASSESTS                                               89,067          140,290

EQUIPMENT (Note 3)                                                  45,651           61,961
ASSETS HELD IN TRUST                                                11,611               --
                                                               ----------------------------

TOTAL ASSETS                                                   $   146,329      $   202,251
                                                               ============================

                                   LIABILITIES

CURRENT LIABILITIES
        Notes payable                                          $    25,540      $    13,866
        Accounts payable and accrued liabilities                   861,115          833,805
                                                               ----------------------------
TOTAL CURRENT LIABILITIES                                          886,655          847,671

SHAREHOLDERS' LOAN (Note 4)                                        103,080               --
LIABILITY FOR ASSETS HELD IN TRUST                                  11,611               --
                                                               ----------------------------

TOTAL LIABILITIES                                                1,001,346          847,671
                                                               ----------------------------

                              STOCKHOLDERS' DEFICIT

CAPITAL STOCK
  Authorized an unlimited amount of class A common shares
  Issued 22,252925 class A common shares for 2004 and 2003         712,343          712,343
CUMULATIVE TRANSLATION ADJUSTMENT                                 (102,094)         (71,962)
RETAINED EARNINGS (DEFICIT)                                     (1,465,266)      (1,285,801)
                                                               ----------------------------

TOTAL STOCKHOLDERS' DEFICIT                                       (855,017)        (645,420)
                                                               ----------------------------

TOTAL LIABILITIES AND STOCKHOLDERS DEFICIT                     $   146,329      $   202,251
                                                               ============================

SEE NOTES TO THE FINANCIAL STATEMENTS

                          WESTERN PETROCHEMICALS CORP.
                         (AN EXPLORATION STAGE COMPANY)
                       STATEMENT OF STOCKHOLDERS' DEFICIT
             FROM INCEPTION (OCTOBER 22, 1999) TO APRIL 30, 2001 AND
                FOR THE YEARS ENDED APRIL 30, 2002, 2003 AND 2004
                          STATED IN UNITED STATES FUNDS

                                                                  Translation
                                No. of Shares      Amount          Adjustment        Deficit          Total
                                -------------    -----------      -----------      -----------      -----------
Inception
 October 22, 1999
 to April 30, 2001                         1     $         1      $        --      $    (3,813)     $    (3,812)
  Shares issued for cash           1,629,999         215,807               --               --          215,807
  Shares issued for property      16,000,000          25,555               --               --           25,555
  Income tax recovery                     --         (43,610)              --               --          (43,610)
  Translation adjustment                  --              --            1,608               --            1,608
  Net loss                                --              --               --         (488,593)        (488,593)
                                 -----------     -----------      -----------      -----------      -----------
April 30, 2002                    17,630,000         197,753            1,608         (492,406)        (293,045)
  Shares issued for cash           4,622,925         618,172          618,172
  Income tax recovery                     --        (103,582)              --               --         (103,582)
  Translation adjustment                  --              --          (73,570)              --          (73,570)
  Net loss                                --              --               --         (793,395)        (793,395)
                                 -----------     -----------      -----------      -----------      -----------
April 30, 2003                    22,252,925         712,343          (71,962)      (1,285,801)        (645,420)
  Net loss                                --              --          (30,132)        (179,465)        (209,597)
                                 -----------     -----------      -----------      -----------      -----------
April 30, 2004                    22,252,925     $   712,343      $  (102,094)     $(1,465,266)     $  (855,017)
                                 ===========     ===========      ===========      ===========      ===========

SEE NOTES TO THE FINANCIAL STATEMENTS

                          WESTERN PETROCHEMICALS CORP.
                         (AN EXPLORATION STAGE COMPANY)

                   STATEMENT OF OPERATIONS AND STOCKHOLDERS'
                     DEFICIT FOR THE YEARS ENDED APRIL 30,
                      2004, 2003, 2002 AND FROM INCEPTION
                  (OCTOBER 22, 1999) TO APRIL 30, 2004 STATED
                             IN UNITED STATES FUNDS


                                                                                  FROM INCEPTION
                                                                                 OCTOBER 22, 1999
                                                                                        TO
                                   2004             2003             2002         APRIL 30, 2004
                                -----------      -----------      -----------     --------------
Expenses
  Exploration costs             $   145,936      $   857,529      $   518,061      $ 1,525,339
  Amortization                       19,984           10,608              173           30,765
  Interest and bank charges           1,662            1,247              363            3,272
  Miscellaneous                         112              586              297              995
  Office and general                  2,657            9,325            2,692           14,674
  Professional fees                   9,114           17,682           10,617           37,413
                                -----------      -----------      -----------      -----------

Loss before income taxes           (179,465)        (896,977)        (532,203)      (1,612,458)

Income tax recovery                      --          103,582           43,610          147,192
                                -----------      -----------      -----------      -----------

NET LOSS                        $  (179,465)     $  (793,395)     $  (488,593)     $(1,465,266)
                                ===========      ===========      ===========      ===========

SEE NOTES TO THE FINANCIAL STATEMENTS

                          WESTERN PETROCHEMICALS CORP.
                         (AN EXPLORATION STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
               FOR THE YEARS ENDED APRIL 30, 2004, 2003, 2002 AND
               FROM INCEPTION (OCTOBER 22, 1999) TO APRIL 30, 2004
                          STATED IN UNITED STATES FUNDS


                                                                                                   FROM INCEPTION
                                                                                                  OCTOBER 22, 1999
                                                                                                        TO
                                                    2004             2003            2002         APRIL 30, 2004
                                                -----------      -----------      -----------     --------------
CASH PROVIDED BY (USED IN)
  OPERATING ACTIVITES:
    Net loss                                    $  (179,465)     $  (793,395)     $  (488,593)     $(1,465,266)
    Items not involving cash:
      Amortization                                   19,984           10,608              173           30,765
      Income tax recovery                                --         (103,582)         (43,610)        (147,192)
      Shares issued for properties                       --               --           25,555           25,555
                                                -----------      -----------      -----------      -----------
                                                   (159,481)        (886,369)        (506,475)      (1,556,138)
    Non-cash operating working
     capital                                         86,521          438,430          255,593          784,356
                                                -----------      -----------      -----------      -----------
Total cash used in operating activities             (72,960)        (447,939)        (250,882)        (771,782)
                                                -----------      -----------      -----------      -----------

CASH (USED IN) INVESTING
  ACTIVITIES
    Purchase of equipment                            (3,674)         (71,587)          (1,157)         (76,418)
                                                -----------      -----------      -----------      -----------

CASH PROVIDED BY (USED IN)
 FINANCING ACTIVITIES
   Due to  bank                                          --          (34,624)          34,624               --
   Proceeds from note payable                        25,540           13,866               --           39,406
   Repayment of note payable                        (13,866)              --               --          (13,866)
   Increase in shareholders' loan                   103,080               --               --          103,080
   Capital stock issuance                                --          618,172          215,807          833,980
                                                -----------      -----------      -----------      -----------
Total cash provided by financing activities         114,754          597,414          250,431          962,600
                                                -----------      -----------      -----------      -----------

CURRENCY TRANSLATION
 ADJUSTMENT                                         (30,132)         (73,570)           1,608         (102,094)
                                                -----------      -----------      -----------      -----------

INCREASE  IN CASH                                     7,988            4,318               --

CASH - BEGINNING OF YEAR                              4,318               --               --               --
                                                -----------      -----------      -----------

CASH - END OF YEAR                              $    12,306      $     4,318      $        --      $    12,306
                                                ===========      ===========      ===========      ===========

SEE NOTES TO THE FINANCIAL STATEMENTS

                          WESTERN PETROCHEMICALS CORP.
                         (AN EXPLORATION STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED APRIL 30, 2004 AND 2003
                          STATED IN UNITED STATES FUNDS

1. GOING CONCERN AND NATURE OF OPERATIONS

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a going concern which contemplates the realization of assets and extinguishment of liabilities in the normal course of business. The Company has incurred losses during the period from inception, October 22, 1999, to April 30, 2004 of $1,465,266.

The Company requires financing to fund its future operations and will attempt to meet its ongoing liabilities as they fall due through the sale of equity securities and/or debt financing. There can be no assurance that the Company will be able to raise the necessary financing to continue in operation or meet its liabilities as they fall due or be successful in achieving profitability from its planned principle operations. Should the Company be unable to realize the carrying value of its assets or discharge its liabilities in the normal course of business, the Company may not be able to remain in operation and the net realizable value of its assets may be materially less than the amounts recorded on the balance sheet.

The Company was incorporated during 1999 under the Business Corporations Act of the Province of Alberta. The Company is engaged in the business of oil and natural gas exploration and acquisition, primarily as it pertains to oil shale deposits. The Company is exploring the oil shale deposits on, approximately, 700,000 acres under permits, from the Saskatchewan Government, in the Pasquia Hills area of northern Saskatchewan. These permits were acquired from a director and officer of the Company for 16,000,000 common shares.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America which require management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known. The financial statements reflect the following policies:

                         EXPLORATION STAGE EXPENDITURES

The Company expenses all expenditures for exploration of properties as they are incurred where the properties do not have proven reserves.

                       AMORTIZATION OF NON-RESOURCE ASSETS

Equipment is recorded at cost less accumulated amortization. Amortization is provided on the diminishing balance basis over the estimated useful life of the assets at the following annual rates:

                                  EQUIPMENT 30%

                          WESTERN PETROCHEMICALS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED APRIL 30, 2004 AND 2003
                          STATED IN UNITED STATES FUNDS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES; CONTINUED

                          FOREIGN CURRENCY TRANSLATION

The Company's operations are conducted principally in Canada, hence the Canadian dollar is the functional currency which is translated into U. S. dollars for reporting purposes as follows:

(i) Assets and liabilities at the rate of exchange in effect as at the balance sheet date; and,

(ii) Revenues and expenditures at the average rate of exchange for the year.

Cumulative gains and losses arising from this translation of foreign currency are included as a separate component of shareholders' deficit.

                               FUTURE INCOME TAXES

Future income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between financial statement carrying amounts and their tax bases. These amounts are measured using enacted tax rates and re-measured annually for rate changes. Future income tax assets are recognized for the benefit of deductions available to be carried forward to future periods for tax purposes, that are likely to be realized. Future income tax assets are re-assessed each year to determine if a valuation allowance is required. Any effect of the re-measurement or re-assessment is recognized in the period of change.

3. EQUIPMENT

                                   2004                         2003
------------------------------------------------------------------------
                                ACCUMULATED    NET BOOK       NET BOOK
                       COST    AMORTIZATION      VALUE         VALUE
------------------------------------------------------------------------
Equipment            $77,120      $31,469       $45,651      $61,961
------------------------------------------------------------------------

4. SHAREHOLDERS' LOAN

The loans are non-interest bearing and have no specific terms of repayment.

5. FINANCIAL INSTRUMENTS

The Company's recognized financial instruments consist of accounts receivable and accounts payable and accrued liabilities. The fair value of these items approximate their carrying values given the short term nature of the amounts.

The Company is not exposed to significant interest rate risk.

                          WESTERN PETROCHEMICALS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED APRIL 30, 2004 AND 2003
                          STATED IN UNITED STATES FUNDS

6. CREDIT RISK

The Company is not exposed to significant credit risk.

The Company does not have a significant exposure to any individual customer or counterpart. Its accounts receivable are mainly from the government for GST input tax credits.

7. INCOME TAXES

The Company has losses for Canadian income tax purposes, which maybe deducted in future years against income from operations. These losses approximate $1,612,400, however, as a means of financing its exploration activities the Company has renounced to investors $709,000 of this amount. Therefore, the net tax losses available to the Company to be deducted from future income are $903,400. These losses expire as follows as to $3,800 in 2008, $316,400 in 2009, $403,800 in 2010 and $179,400 in 2011.

8. FLOW-THROUGH COMMON SHARES

The Company financed a portion of its exploration programs with flow-through common shares. Income tax deductions relating to these expenditures (note 7) are claimable only by the investors. Proceeds from these share issuances are credited to capital stock. The related income tax reductions are charged to capital stock with a corresponding credit to exploration expenditures.

9. SUBSEQUENT EVENT

Ownership of the Company is being acquired by an unrelated corporation, Uranium Power Corporation, a Colorado corporation, engaged in resource property acquisitions and exploration.

                            URANIUM POWER CORPORATION

                         (AN EXPLORATION STAGE COMPANY)
                   CONSOLIDATED BALANCE SHEETS (U.S. DOLLARS)

                                                     JULY 31,        APRIL 30,
                                                       2004            2004
                                ASSETS (note 12)    (UNAUDITED)      (AUDITED)
                                                   ------------    ------------
CURRENT

     Cash                                          $         --    $    348,636
     Accounts Receivable                                 10,954          20,718
                                                   ------------    ------------
                                                         10,954         369,354
PROPERTIES (note 4)                                     215,164         118,456
EARTH ENERGY LICENSE AGREEMENT  (note 10)               106,508         106,508
INVESTMENT IN ENERGY 51 INC. (note 13)                  228,618         152,800
INVESTMENT IN URANIUM HOLDINGS
   CORPORATION (note 4b)                                    815             815
                                                   ------------    ------------
                                                   $    562,059    $    747,933
                                                   ============    ============

                                   LIABILITIES

CURRENT

Cheques issued in excess of funds on deposit   $     15,820    $         --
Accounts Payable (notes 5 and 9)                  1,263,984       1,115,177
Convertible Debenture  (note 12)                  1,075,708       1,020,375
Due to Related Parties (note 8)                     633,646         639,307
                                               ------------    ------------
                                                  2,989,158       2,774,859
                                               ------------    ------------

COMMITMENT AND CONTINGENCIES
(notes 2, 4, 5, 7, 10,11, 12 and 14)
STOCKHOLDERS' DEFICIENCY

CAPITAL STOCK

Authorized
40,000,000 Common stock with a par value

      of $0.001 each
     10,000,000 Preferred stock with a par value of $0.001 each

Issued
     21,434,738 Common stock (note 5)                    21,435
     20,784,838 Common stock                                             20,785
TREASURY STOCK                                              (23)            (23)
ADDITIONAL PAID-IN CAPITAL                            3,215,078       2,955,768
DEFICIT ACCUMULATED DURING EXPLORATION STAGE         (5,530,121)     (4,890,892)
OTHER COMPREHENSIVE LOSS                               (133,468)       (112,564)
                                                   ------------    ------------
                                                     (2,427,099)     (2,026,926)
                                                   ------------    ------------
                                                   $    562,059    $    747,933
                                                   ============    ============

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            URANIUM POWER CORPORATION
                         (AN EXPLORATION STAGE COMPANY)
              CONSOLIDATED STATEMENTS OF OPERATIONS (U.S. DOLLARS)
                      (UNAUDITED - PREPARED BY MANAGEMENT)

                                      FROM
                                    INCEPTION
                                   ON APRIL 3,

                                                                         1998
                                         THREE MONTHS ENDED JULY 31    THROUGH
                                         -------------------------     JULY 31,
                                             2004          2003          2004
                                         -----------   -----------   -----------

EXPENDITURES

     Management Fee                           18,000   $    31,333   $   360,602
     Advertising and Promotion                68,733        28,577       604,235
     Consulting                              233,239        30,010       883,540
     Travel                                    6,071         3,134       128,102
     Professional Fees                        67,186        21,126       492,150
     Transfer Agent Fees                       7,834         1,679        45,782
     Rent                                      4,076         2,902        45,254
     Office                                    8,168         3,935        46,279
     Interest and Bank Charges                55,668           133        92,690
     Equity loss from investment                  --            --        19,713
     Incorporation cost written off               --            --           700
     Exploration costs                       170,254            --     1,490,117
     Non-cash financing expenses                  --            --       464,598
     Write-off of Exploration Property            --            --       856,359
                                         -----------   -----------   -----------
NET LOSS FOR PERIOD                      $   639,229   $   122,829   $ 5,530,121
                                         ===========   ===========   ===========
Net Loss Per Share                       $      0.03   $      0.01
                                         ===========   ===========
Weighted Average Number of shares
Outstanding                               21,203,314    15,156,239
                                         ===========   ===========

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                      URANIUM POWER CORPORATION
                                                   (AN EXPLORATION STAGE COMPANY)
                             CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY) (U.S. DOLLARS)
                         FOR THE THREE MONTHS ENDED JULY 31, 2004 (UNAUDITED) AND YEAR ENDED APRIL 30, 2004

                                                                                                           DEFICIT
                                                                                              OTHER      ACCUMULATED        TOTAL
                              COMMON STOCK             TREASURY STOCK          ADDITIONAL COMPREHENSIVE   DURING THE    STOCKHOLDERS
                       -------------------------   -----------------------      PAID-IN      INCOME      EXPLORATION       EQUITY
                          SHARES      PAR VALUE      SHARES       PAR VALUE     CAPITAL      (LOSS)         STAGE       (DEFICIENCY)
                       -----------   -----------   -----------    ---------   -----------   ---------    -----------    -----------
BALANCE. APRIL 30,
 2003                   14,284,500   $    14,285       (23,000)   $    (23)   $ 1,525,812   $ (75,550)   $(3,309,838)   $(1,845,314)
Common stock issued for:
  Settlement of debt     1,037,638         1,037            --          --        102,727          --             --        103,764
  Cash                   3,750,000         3,750            --          --        529,950          --             --        533,700
  Services               1,620,100         1,620            --          --        207,320          --             --        208,940
  Property                  92,600            93            --          --         36,021          --             --         36,114
Stock option
compensation expense            --            --            --          --         89,340          --             --         89,340
Beneficial
conversion feature
of convertible
 debentures                     --            --            --          --        464,598          --             --        464,598
Other comprehensive
  (loss)                        --            --            --          --             --     (37,014)            --        (37,014)
Net loss                        --            --            --          --             --          --     (1,581,054)    (1,581,054)
                       -----------   -----------   -----------    --------    -----------   ---------    -----------    -----------
BALANCE. APRIL 30,
  2004                  20,784,838        20,785       (23,000)        (23)     2,955,768    (112,564)    (4,890,892)    (2,026,926)
Common stock issued for:
  Cash                     100,000           100            --          --         39,900          --             --         40,000
  Services                 549,900           550            --          --        219,410          --             --        219,960
Other comprehensive
  (loss)                        --            --            --          --             --     (20,904)            --        (20,904)
Net loss                        --            --            --          --             --          --       (639,229)      (639,229)
                       -----------   -----------   -----------    --------    -----------   ---------    -----------    -----------
BALANCE JULY 31,
  2004                  21,434,738   $    21,435       (23,000)   $    (23)   $ 3,215,078   $(133,468)   $(5,530,121)   $(2,427,099)
                       ===========   ===========   ===========    ========    ===========   =========    ===========    ===========

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            URANIUM POWER CORPORATION
                         (AN EXPLORATION STAGE COMPANY)
              CONSOLIDATED STATEMENTS OF CASH FLOWS (U.S. DOLLARS)
                      (UNAUDITED - PREPARED BY MANAGEMENT)

                                                                                    FROM
                                                                                 INCEPTION
                                                  FOR THE THREE MONTHS ENDED    ON APRIL 3,
                                                            JULY 31,               1998
                                                  --------------------------    TO JULY 31,
                                                      2004           2003           2004
                                                  -----------    -----------    -----------
OPERATING ACTIVITIES
Net loss                                          $  (639,229)   $  (122,829)   $(5,530,121)
Adjustments to reconcile net
loss to net cash used operating activites
  Stock option compensation expenses                       --         30,010        243,064
  Consulting expenses acquired for shares             219,960        416,900
  Exploration costs acquired for shares                    --             --        137,331
  Equity loss from investment                              --             --         19,713
  Financial services acquired for shares                   --             --         60,000
  Non cash financing expense                               --             --        464,598
  Write-down of exploration property                       --             --        856,359
                                                  -----------    -----------    -----------
Changes in Non-cash Working Capital
   Accounts Recievable                                  9,764          1,345        (10,954)
   Accounts Payable                                   127,903         56,066      1,281,557
                                                  -----------    -----------    -----------
                                                     (281,602)       (35,408)    (2,061,553)
                                                  -----------    -----------    -----------
INVESTING ACTIVITY
   Earth Energy Licence                                    --             --       (106,508)
   Property acquisitions                              (96,708)            --       (762,908)
  Investment in Energy 51 Inc.                        (75,818)            --       (228,618)
                                                  -----------    -----------    -----------
                                                     (172,526)            --     (1,098,034)
                                                  -----------    -----------    -----------
FINANCING ACTIVITIES

   Issuance of shares for cash                         40,000        133,200      1,486,621
   Convertible debentures                              55,333      1,075,708
   Common stock returned to treasury                       --             --        (15,212)
   Share issue costs                                       --             --        (40,586)
   Advances from related parties                       (5,661)       (98,239)       633,646
   Cheques issued in excess of funds on deposit        15,820            447         15,820
                                                  -----------    -----------    -----------
                                                      105,492         35,408      3,155,997
                                                  -----------    -----------    -----------
FOREIGN CURRENCY TRANSLATION                          --               --          3,590
                                                  -----------    -----------    -----------
INFLOW (OUTFLOW) OF CASH                             (348,636)            --             --
CASH, BEGINNING OF PERIOD                             348,636             --             --
                                                  -----------    -----------    -----------
CASH, END OF PERIOD                               $        --    $        --    $        --
                                                  ===========    ===========    ===========
NON-CASH FINANCING ACTIVITIES
   Common stock deemed to be issued
     for resource properties                      $        --    $        --    $   468,779
                                                  ===========    ===========    ===========
  Warrants granted on purchase of
    resource properties                           $        --    $      --      $    50,000
                                                  ===========    ===========    ===========
  Common stock issued for services                $   219,960    $    75,000    $   501,900
                                                  ===========    ===========    ===========

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            URANIUM POWER CORPORATION
                         (AN EXPLORATION STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (U.S. DOLLARS)
                    FOR THE THREE MONTHS ENDED JULY 31, 2004
                      (UNAUDITED - PREPARED BY MANAGEMENT)

1. BASIS OF PRESENTATION

These unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information. These financial statements are condensed and do not include all disclosures required for annual financial statements. The organization and business of the Company, accounting policies followed by the Company and other information are contained in the notes to the Company's audited financial statements filed as part of the Company's April 30, 2004 Form 10KSB.

In the opinion of the Company's management, these consolidated financial statements reflect all adjustments necessary to present fairly the Company's financial position at July 31, 2004 and April 30, 2004 and the results of operations and the statement of cash flows for the three months ended July 31, 2004. The results of operations for the three months ended July 31, 2004 are not necessarily indicative of the results to be expected for the entire fiscal year.

These consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Anhydride Petroleum (USA) Inc. ("Anhydride USA") and Anhydride USA's wholly owned subsidiary Anhydride Petroleum (Canada) Inc. ("Anhydride Canada") acquired April 30, 2002.

2. GOING CONCERN

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a going-concern basis. This presumes funds will be available to finance on-going development, operations and capital expenditures and the realization of assets and the payment of liabilities in the normal course of operations for the foreseeable future. Management intends to raise additional capital through share issuances to finance operations and invest in other business opportunities.

The Company has a working capital deficit of $2,978,204, minimal other capital resources presently available to meet obligations which normally can be expected to be incurred by similar companies and has accumulated stockholder's deficiency of $2,427,099.

Included in accounts payable is $707,944 payable by Anhydride Canada. Certain of the creditors of Anhydride Canada have threatened receivership proceedings against Anhydride Canada unless they are paid in full. Anhydride Canada does not have the resources to meet these demands and the Company has determined that it will not commit resources to Anhydride Canada or defend such action should the creditors take it. To date no formal action has been taken by the Anhydride Canada creditors.

                            URANIUM POWER CORPORATION
                         (AN EXPLORATION STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (U.S. DOLLARS)
                    FOR THE THREE MONTHS ENDED JULY 31, 2004
                      (UNAUDITED - PREPARED BY MANAGEMENT)

2. GOING CONCERN (continued)

The outcome of the above matters cannot be predicted. These financial statements do not give effect to any adjustments to the amounts and classification of assets and liabilities, which might be necessary should the Company be unable to continue as a going concern.

These factors raise substantial doubt about the Company's ability to continue as a going-concern which is dependent on the Company's ability to obtain and maintain an appropriate level of financing on a timely basis and to achieve sufficient cash flows to cover obligations and expenses.

3. LOSS PER SHARE

Net loss per share computations is based on the weighted average number of shares outstanding during the period. Common stock equivalents have not been included as their effects are anti-dilutive.

4. PROPERTIES


                                 HOCKING
                                LAKE AND
                               HENDAY LAKE      PASQUIA HILLS,          FIREBAG, SASK.
                                PROPERTIES     OIL SHALE PROJECT      TAR SANDS PROJECT
                               (NOTE 4(a))        (NOTE 4(c))             (NOTE 4(d))         TOTAL
                               -----------     -----------------      -----------------    ----------
Balance April 30, 2003         $         1     $              --      $              --    $        1
Acquisition of property                 --               118,455                     --       118,455
                               -----------     -----------------      -----------------    ----------
Balance April 30, 2003                   1               118,455                     --       118,456
Acquisition of property                 --                21,076                 75,632        96,708
                               -----------     -----------------      -----------------    ----------
Balance July 31, 2004          $         1     $         139,531      $          75,632    $  215,164
                               ===========     =================      =================    ==========

(a) Hocking Lake Property and Henday Lake Property

By agreement dated April 13, 1998, the Company acquired all the assets of Athabasca Uranium Syndicate (a British Columbia, Canada syndicate), which consisted of cash and the Hocking Lake Property, and Henday Lake Property. These properties were acquired in 1997 by the syndicate for $59,459 (CDN - $82,270) and are reflected in the financial statements at the sellers' historical cost, as the sellers are the controlling stockholders.

Consideration given to the members of the syndicate was 6,000,000 common shares of the Company at a par value of $0.001 each. The cost of the assets acquired totalled $97,834.

                            URANIUM POWER CORPORATION
                         (AN EXPLORATION STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (U.S. DOLLARS)
                    FOR THE THREE MONTHS ENDED JULY 31, 2004
                      (UNAUDITED - PREPARED BY MANAGEMENT)

4. PROPERTIES (continued)

The Henday Lake Property was transferred to Uranium Holdings Corporation in December 2000 (note 4(b)). As of April 30, 2002 all claims related to the Hocking Lake Property had lapsed.

(b) Uranium Holdings Corporation

Pursuant to a letter of intent dated December 1, 2000 with one of its stockholders, the Company transferred all its rights to the Henday Lake Property to a newly formed company, Uranium Holdings Corporation ("UHC"), a Nevada Corporation, in exchange for $131,183 (CDN - $199,713) to be spent on the Henday Lake Property and 20% of the equity of UHC.

As part of the agreement, the Company executed a note in favour of UHC for $38,005 (CDN - $58,376). The note is non-interest bearing and payable on demand upon the closure of the sale of controlling interest in the Company to a third party, or at such time as the Company acquires funds from another source. During the year ended April 30, 2003, the Company repaid the loan in full.

The Company will continue to hold a 20% interest in the claims transferred to UHC regardless of the equity issued subsequent to the incorporation of UHC. The Company shall have a carried interest in the claims until such time as a total of $163,334 (CDN - $250,000) inclusive of the $94,080 (CDN - $144,000) required for the first work program has been expended. As of April 30, 2004, $475,584 (2003 - $177,959) had been spent on the property. Subsequent to such expenditure, the Company shall retain the right to participate on the same basis as the investors in future expenditure programs on a pro-rata basis. Should the Company not provide the requested funds within 30 days of written demand, the Company's 20% interest shall be reduced in such manner as may reasonably be negotiated between the parties. During the year ended April 30, 2004 the Company expended $59,525 to maintain its 20% interest in the claims and no amounts have been spent subsequently.

                            URANIUM POWER CORPORATION
                         (AN EXPLORATION STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (U.S. DOLLARS)
                    FOR THE THREE MONTHS ENDED JULY 31, 2004
                      (UNAUDITED - PREPARED BY MANAGEMENT)

4. PROPERTIES (continued)

(c) Pasquia Hills, Oil Shale Project

During the year ended April 30, 2004, the Company acquired the right to acquire a 60% joint venture interest in the Pasquia Hills oil shale project, covering approximately 700,000 acres located in the Pasquia Hills area of Saskatchewan, from Western Petrochemicals Corp. ("WPC"). Pursuant to the agreement the Company has made a payment of $26,090 to WPC and has paid certain other costs on WPC's behalf.

During the period the Company reached an agreement with WPC and its major shareholders to acquire all of the issued and outstanding shares of WPC for the equivalent of up to 900,000 shares of preferred shares and 2,000,000 shares of common stock of the Company with certain registration rights. The preferred stock are to be non-dividend bearing, carry ten votes each and convertible into common stock as to ten common shares for each preferred share upon the Company increasing its authorized capital. As the Company and WPC are currently finalizing the structure and documentation these shares have not been issued.

The Company, during the year ended April 30, 2004, also acquired the rights to a farm-in agreement on the Pasquia Hills land from a non-related company for 92,000 shares of common stock (issued) and a cash payment of $29,923.

(d) Firebag, Sask., Tar Sands Project

The Company has an agreement to acquire the Firebag, Saskatchewan prospect covering approximately 2,000 square miles in north western Saskatchewan along the Alberta border. The prospective lands host Fort McMurray and Wabiskaw Palo channel zones containing Athabasca Oil Sands. Currently, the Company has an agreement, subject to certain conditions, to purchase a 51% interest through the purchase of 100% of the issued and outstanding shares of American Oil Sands USA, Inc., a private Nevada company, for $1,128,159 ($1,500,000 CDN) of which $225,631 ($300,000 CND) was paid subsequent to July 31, 2004 with the balance due on or before October 15, 2004 and a $0.11 per barrel royalty. The Company has also reached another agreement, subject to certain conditions being met, with a non-related party, to purchase the remaining 49% interest in the prospect for $752,106 ($1 million CDN) and a 2.5% gross overriding royalty, subject to certain conditions being met. During the period the Company paid $75,632 ($100,000 CND) and $76,923 ($100,000 CDN) subsequently pertaining to this agreement with the balance being due on October 17, 2004.

                            URANIUM POWER CORPORATION
                         (AN EXPLORATION STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (U.S. DOLLARS)
                    FOR THE THREE MONTHS ENDED JULY 31, 2004
                      (UNAUDITED - PREPARED BY MANAGEMENT)

5. COMMON STOCK

(a) Treasury stock

During the year ended April 30, 2000 the Company purchased 23,000 shares of its common stock from the original owners who had acquired the shares prior to April 30, 2000 in a private placement. The common stock was purchased for the same amount as the proceeds from original issue.

(b) Stock options

During the three months ended July 31, 2004, 100,000 stock options were exercised and issued for cash proceeds of $40,000 and 549,900 stock options were issued for services for deemed proceeds of $219,960.

(c) Settlement with Anhydride Canada Creditors

In an attempt to settle outstanding liabilities of Anhydride Canada, the Company made an offer to creditors to settle outstanding debts for shares of the Company at a deemed price of $0.10 per share for every $0.15 CDN of debt held. The Company has received acceptances from creditors totalling $303,781 ($416,484
CDN) which represents 2,776,560 common shares. During the year ended April 30, 2004 the Company issued 287,638 shares pursuant to these agreements.

(d) Anhydride Petroleum Limited Partnership

Pursuant to an agreement between the Company and Anhydride Petroleum Limited Partnership (the "Limited Partnership"), the Company agreed to acquire the interests of the Limited Partnership in a property, which the Company had a interest in but was written off as of April 30, 2003, for 3,220,000 common shares of the Company. Subsequent to July 31, 2004, 33,333 of these shares have been issued.

                            URANIUM POWER CORPORATION
                         (AN EXPLORATION STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (U.S. DOLLARS)
                    FOR THE THREE MONTHS ENDED JULY 31, 2004
                      (UNAUDITED - PREPARED BY MANAGEMENT)

6. STOCK OPTIONS

During the year ended April 30, 2000, the Company adopted an incentive and a non-statutory stock option plan. As at April 30, 2004 and July 31, 2004 the Company had options outstanding to acquire 1,050,000 shares under the 2000 plan at $0.27 per share until August 21, 2006. There are no additional options available to be issued under this plan.

During the year ended April 30, 2003, the Company adopted a 2002 Stock Option Plan (the "2002 Plan") which as at April 30, 2004 had outstanding options to acquire up to 455,000 common shares, which were to expire as to 30,000 at $0.25 per share on May 15, 2004 and 425,000 at $0.25 on May 15, 2005. During the three months ended July 31, 2004 the 30,000 options with the May 15, 2004 expiry date expired unexercised. As all available options under this plan have been issued no additional options maybe granted under the 2002 Plan. Under the 2002 Plan there remained outstanding 425,000 options to acquire that same number of common shares as at July 31, 2004.

On September 18, 2003, the Company adopted the 2003b Incentive Stock Option Plan (the "2003b Plan"), whereby 2,500,000 shares of common stock may be optioned. The stock option plan has not been adopted or ratified by the shareholders of the Company. Incentive options may be granted at any price for a period of up to ten years. As at April 30, 2004 the Company issued a total of 2,450,100 options to acquire that same number of common shares and 49,900 options remained pursuant to this plan. During the three months ended July 31, 2004 the Company granted 49,900 options to a consultant for services and that same number of shares were issued at a deemed price of $0.40 per share. There are no additional options available to be issued under this plan.

On October 15, 2003, the Company adopted the 2003c Stock Plan (the "2003c Plan"), whereby 2,000,000 shares of common stock may be optioned. The 2003c Plan has not been adopted or ratified by the shareholders of the Company. Incentive options may be granted at any price for a period of up to ten years. As at April 30, 2004 there 700,000 options outstanding under this plan to acquire that same number of shares as to 600,000 at $0.17 per share until October 15, 2004 and 100,000 at $0.30 until January 27, 2005. During the three months ended July 31, 2004, the Company issued 100,000 options to acquire that same number of common shares at $0.40 per share until May 4, 2005 which were exercised during the period. The Company also granted 500,000 options to consultants for services and that same number of shares were issued at a deemed price of $0.40 per share. As at July 31, 2004 the Company may issue up an additional 700,000 options pursuant to this plan.

The Company applies APB Opinion No. 25 and related interpretations in accounting for its stock options granted to employees.

                            URANIUM POWER CORPORATION
                         (AN EXPLORATION STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (U.S. DOLLARS)
                    FOR THE THREE MONTHS ENDED JULY 31, 2004
                      (UNAUDITED - PREPARED BY MANAGEMENT)

7. WARRANTS.

Pursuant to the issuance of Convertible Debentures (Note 12) the Company also issued 2,666,666 warrants. Each warrant entitles its holder to purchase an additional common share of the Company during the period January 6, 2004 to January 6, 2005 at $0.35 per share. The holder of the warrants may elect a cashless exercise of the warrants based on the market value of the Company's common shares at the time of exercise.

8. RELATED PARTY TRANSACTIONS

The following non-arm's length transactions occurred with parties who are directors, officers and stockholders of the Company.

(a) During the three months ended July 31, 2004, the Company was charged management fees of $18,000 by October Sun from whom the Company acquired Anhydride USA. October Sun is related to the Company by way of significant influence. As of July 31, 2004, $401,458 was owed to October Sun. Of this balance, up to $400,000 is covered by way of a convertible note which bears interest at 6% and may be converted into units at the lower of $0.25 per unit or the then market price on the date of conversion until December 31, 2004. At April 30, 2004 and July 31, 2004, October Sun waived all rights to the interest. Each unit is to consist of one common share of the Company and a warrant to purchase an additional common share at 133% of the unit price for one year following the date of conversion. The units may at the holders' election be issued on a cashless conversion basis based on the market value at the time of exercise. Any shares issued on conversion shall carry with them registration rights. The balances of funds owed are without interest or stated terms of repayment.

(b) United Corporate Advisors ("UCA") is related to the Company by way of common directors. As of July 31, 2004, $232,188 was owed to UCA and included in due to related parties. Of this balance, $195,000 is covered by way of a convertible note which bears interest at 6% and may be converted into units at the lower of $0.25 per unit or the then market price on the date of conversion until December 31, 2004. At April 30, 2004 and July 31, 2004, UCA waived all rights to the interest. Each unit is to consist of one common share of the Company and a warrant to purchase an additional common share at 133% of the unit price for one year following the date of conversion. The units may at the holders' election be issued on a cashless conversion basis based on the market value at the time of exercise. Any shares issued on conversion shall carry with them registration rights. The balances of funds owed are without interest or stated terms of repayment.

                            URANIUM POWER CORPORATION
                         (AN EXPLORATION STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (U.S. DOLLARS)
                    FOR THE THREE MONTHS ENDED JULY 31, 2004
                      (UNAUDITED - PREPARED BY MANAGEMENT)

9. ACCOUNTS PAYABLE

Accounts payable as at July 31, 2004 is made up of $961,127 in trade accounts payable and $302,857 in advances from third parties.

10. EARTH ENERGY LICENCE AGREEMENT

On August 12, 2003, the Company became party to an exclusive license agreement for Canada, Central and South America with Earth Energy Resources Ltd. ("Earth Energy") and West Peak Ventures of Canada Ltd. ("West Peak") for the use of Earth Energy's proprietary catalytic process. The process includes a proprietary Catalyst in conjunction with processing equipment to separate hydrocarbons from sand, shale or oil. Under the terms of the underlying license agreement with Earth Energy, the Company will pay $375,799 ($500,000 CDN) by 2005 of which it has paid $106,508 ($150,000 CDN). The Company will also pay a royalty of 5% and will purchase catalyst and processing equipment from Earth Energy Resources Ltd. for cost plus 25%. The Central and South American license agreement is a three-year option on the same terms with the exception that the license fee is a one-time payment of $500,000 US.

11. CONTINGENCY

In a statement of claim filed against Anhydride Canada and others, the plaintiffs claim they owned a 63.3% interest in the 7-32 well on the Athabasca prospect. The claim also seeks general damages of $3,800,000 ($5,000,000 CDN) from the defendants as well as monetary and special damages as determined by the court. A statement of defense was filed by Anhydride Canada, but given that the property has been written off it will not be actively pursued. Since filing of the statement of defense in April 2003, no further action has been taken by the plaintiff. The Company believes the claim is frivolous and without merit and as such no amount has been accrued by the Company at April 30, 2004 and July 31, 2004.

12. CONVERTIBLE DEBENTURE

During the year ended April 30, 2004 the Company issued $1,000,000 of 6% secured convertible debentures, which matured June 1, 2004 and were still outstanding at July 31, 2004. These debentures are secured by a general security agreement over all of the Company's property. The debentures are convertible into common shares at the lower of 70% of the five-day average closing price of the Company's common shares or $0.45 per share, provided that while the debentures are in good standing the conversion price will not be below $0.15 per share. This resulted in a non-cash financing expense to the Company of $204,705. The Company also issued to the debenture holders 2,666,666 warrants to purchase the same amount of common shares. Additionally, an expense of $259,893 was recorded to reflect the beneficial conversion feature.

                            URANIUM POWER CORPORATION
                         (AN EXPLORATION STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (U.S. DOLLARS)
                    FOR THE THREE MONTHS ENDED JULY 31, 2004
                      (UNAUDITED - PREPARED BY MANAGEMENT)

12. CONVERTIBLE DEBENTURE, CONTINUED

The Company has granted the holders of the debentures registration rights on the underlying common shares. The registration rights agreement calls for the Company for the underlying shares to be registered by May 29, 2004. The Company did not complete the registration of the underlying shares until August 19, 2004 and was subject to a penalty of 2% penalty every thirty days the registration statement was late. The debentures also require that the holders of the debentures agree to the issuance of shares in certain instances. The Company may redeem the convertible notes at a redemption price of 110% of the principal plus interest.

13. INVESTMENT IN ENERGY 51 INC.

On April 7, 2004, the Company entered into an equity participation and farmout agreement with Energy 51 Inc. ("Energy 51") pursuant to this agreement the Company purchased 750,000 common shares of Energy 51 representing 15.625% of its issued and outstanding share capital for $152,800 ($200,000 CDN). Energy 51 is a privately held Alberta company engaged in the exploration and development of oil and gas primarily in Alberta. The agreement grants the Company the right to purchase a further 375,000 common shares for $72,939 ($100,000 CDN) to bring its interest in Energy 51 to 20.8% which the Company exercised during the three months ended July 31, 2004. The Company also has the right to purchase a further 375,000 common shares for $72,939 ($100,000 CDN) on or before October 1, 2004. As part of this agreement the Company has to be offered the right to participate on all prospects generated by Energy 51 until April 1, 2006. The Company has also agreed on a best efforts basis to provide up to $364,697 ($500,000 CDN) to Energy 51 for oilfield work to be done by Energy 51 on or before October 1, 2004. After October 1, 2004 the Company may elect to convert the working capital loan into up to 1,058,825 common shares or into a term loan due in two years with a 100% return.

14. COMMITMENT

The Company occupies leased premises in Vancouver, Canada under the terms of a lease expiring January 31, 2006. Annual rental payments are $14,025 ($19,228
CDN).

                            URANIUM POWER CORPORATION
                         (AN EXPLORATION STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (U.S. DOLLARS)
                    FOR THE THREE MONTHS ENDED JULY 31, 2003
                      (UNAUDITED - PREPARED BY MANAGEMENT)

15. SUBSEQUENT EVENTS

                    SUBSEQUENT TO JULY 31, 2004, THE COMPANY:

a) The Convertible Debenture holders converted $621,193 of their notes into 2,637,801 common shares of the Company.

b) The Company also granted 450,000 options to consultants, under the 2003c Plan, for services and that same numbers of shares were issued at a deemed price of $0.35 per share.

c) The Company gave its Directors a bonus of $138,000 which was used to exercise 200,000 options at $0.25 per share under the 2000 Plan, 200,000 options at $0.25 under the 2002 Plan and 200,000 options under the 2003c Plan.

d) The Company also gave a bonus to two of its consultants of $68,000, which were used to exercise 400,000 options under the 2003c Plan.

e) October Sun converted its $400,000 convertible note into 1,600,000 common shares and 1,600,000 warrants to purchase that same number of common shares at $0.34 each until September 14, 2005.

f) United Corporate Advisors converted its $195,000 convertible note into 780,000 common shars and 780,000 warrants to purchase that same number of common shares at $0.34 each until September 14, 2005.

g) The Company also entered into three private placements whereby for the settlement of $476,500 of debt it issued 1,906,000 common shares and 1,586,508 warrants to purchase that same number of common shares at $0.35 each until September 14, 2006.

h) The Company issued $1,500,000 of 6% secured convertible debentures, which mature February 28, 2005 and are still outstanding. These debentures are secured by a general security agreement over all of the Company's property. The debentures are convertible into common shares at the lower of 70% of the five-day average closing price of the Company's common shares or $0.45 per share, provided that while the debentures are in good standing the conversion price will not be below $0.15 per share. The Company also issued to the debenture holders 5,666,166 warrants to purchase the same amount of common shares. The Company has granted the holders of the debentures registration rights on the underlying common shares. The Company may redeem the convertible notes at a redemption price of 125% of the principal plus interest.

                         MANAGEMENT'S RESPONSIBILITY FOR
                              FINANCIAL STATEMENTS

The accompanying financial statements of WESTERN PETROCHEMICALS CORP. have been prepared by the Company's management in accordance with Canadian generally accepted accounting principles and necessarily include some amounts based on informed judgement and management estimates.

To assist management in fulfilling its responsibilities, a system of internal controls has been established to provide reasonable assurance that the financial statements are accurate and reliable and that assets are safeguarded.

The board of directors has reviewed and approved these financial statements.

TODD MONTGOMERY
PRESIDENT AND DIRECTOR

                          WESTERN PETROCHEMICALS CORP.
                         (AN EXPLORATION STAGE COMPANY)
                                 BALANCE SHEETS
                          AS AT APRIL 30, 2004 AND 2003
                          STATED IN UNITED STATES FUNDS
================================================================================

                                     ASSETS

                                                   JULY 31,      APRIL 30,
                                                     2004           2004
                                                 -----------    -----------
CURRENT ASSETS
      Cash                                       $    12,908    $    12,304
      Accounts receivable                             76,398          76398
      Deposits                                           365            365
                                                 -----------    -----------
                                                      89,671         89,067

EQUIPMENT (Note 3)                                    42,227         45,651
ASSETS HELD IN TRUST                                  11,611         11,611
                                                 -----------    -----------
                                                 $   143,509    $   146,329

                                   LIABILITIES

CURRENT LIABILITIES

      Notes payable                              $    25,540    $    25,540
      Accounts payable and accrued liabilities       896,906        861,115
                                                 -----------    -----------
                                                     922,446        886,655

SHAREHOLDERS' LOAN (Note 4)                          103,801        103,080
LIABILITY FOR ASSETS HELD IN TRUST                    11,611         11,611
                                                 -----------    -----------
                                                   1,037,858      1,001,346
                                                 -----------    -----------

                              STOCKHOLDERS' DEFICIT

CAPITAL STOCK
Authorized an unlimited amount of class A

  common shares Issued 22,252925 class
  A common shares for July 31, 2004
  and April 30, 2004                                 712,343        712,343
CUMULATIVE TRANSLATION ADJUSTMENT                   (102,094)      (102,094)
RETAINED EARNINGS (DEFICIT)                       (1,504,598)    (1,465,266)
                                                 -----------    -----------
                                                    (894,349)      (855,017)
                                                 -----------    -----------
                                                 $   143,509    $   146,329
                                                 ===========    ===========

SEE NOTES TO THE FINANCIAL STATEMENTS

                          WESTERN PETROCHEMICALS CORP.
                         (AN EXPLORATION STAGE COMPANY)
                       STATEMENT OF STOCKHOLDERS' DEFICIT
                  FROM INCEPTION OCTOBER 22, 1999 TO APRIL 30,
         2001 AND FOR THE YEARS ENDED APRIL 30, 2002, 2003 AND 2004 AND
                      THE THREE MONTHS ENDED JULY 31, 2004
                          STATED IN UNITED STATES FUNDS


                          NO. OF TRANSLATION
                          SHARES         AMOUNT       ADJUSTMENT      DEFICIT         TOTAL
                        -----------   -----------    -----------    -----------    -----------
Inception
 October 22, 1999
 to April 30, 2001                1   $         1    $        --    $    (3,813)   $    (3,812)
  Cash                    1,629,999       215,807          1,608       (488,593)      (271,178)
  Income tax recovery            --       (43,610)            --             --        (43,610)
  Property               16,000,000        25,555             --             --         25,555
                        -----------   -----------    -----------    -----------    -----------
April 30, 2002           17,630,000       197,753          1,608       (492,406)      (293,045)
  Cash                    4,622,925       618,172        (73,570)      (793,395)      (248,793)
  Income tax recovery            --      (103,582)            --             --       (103,582)
                        -----------   -----------    -----------    -----------    -----------
April 30, 2003           22,252,925       712,343        (71,962)    (1,285,801)      (645,420)
  Cash                           --            --        (30,132)      (179,465)      (209,597)
                        -----------   -----------    -----------    -----------    -----------
April 30, 2004           22,252,925       712,343       (102,094)    (1,465,266)      (855,017)
Cash                             --            --             --        (39,332)       (39,332)
                        -----------   -----------    -----------    -----------    -----------
                         22,252,925   $   712,343    $  (102,094)   $(1,504,598)   $  (894,349)
                        ===========   ===========    ===========    ===========    ===========

SEE NOTES TO THE FINANCIAL STATEMENTS

                          WESTERN PETROCHEMICALS CORP.
                         (AN EXPLORATION STAGE COMPANY)
                STATEMENT OF OPERATIONS AND STOCKHOLDERS' DEFICIT
               FOR THE THREE MONTHS ENDED JULY 31, 2004, 2003, AND
                FROM INCEPTION OCTOBER 22, 1999 TO JULY 31, 2004
                          STATED IN UNITED STATES FUNDS

                                                                 FROM
                                                               INCEPTION
                                    FOR THE THREE MONTHS      OCTOBER 22,
                                        ENDED JULY 31           1999 TO
                                --------------------------     APRIL 30,
                                   2004            2003          2004
                                -----------    -----------    -----------
Expenses

  Exploration costs             $    35,262    $    71,759    $ 1,560,601
  Amortization                        3,424          3,384         34,189
  Interest and bank charges             646             --          3,918
  Miscellaneous                          --             --            995
  Office and general                     --          6,706         14,674
  Professional fees                      --          1,134         37,413
                                -----------    -----------    -----------
Loss before income taxes            (39,332)       (82,983)    (1,651,790)

Income tax recovery                      --             --        147,192
                                -----------    -----------    -----------
NET LOSS                            (39,332)       (82,983)   $(1,504,598)
                                                              ===========

Deficit - beginning of period    (1,465,266)    (1,285,801)
                                -----------    -----------

DEFICIT - END OF PERIOD         $(1,504,598)   $(1,368,784)
                                ===========    ===========

SEE NOTES TO THE FINANCIAL STATEMENTS

                          WESTERN PETROCHEMICALS CORP.
                         (AN EXPLORATION STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
                  FOR THE MONTHS ENDED JULY 31, 2004, 2003, AND
                FROM INCEPTION OCTOBER 22, 1999 TO JULY 31, 2004
                          STATED IN UNITED STATES FUNDS

                                                                       FROM
                                                                     INCEPTION
                                         FOR THE THREE MONTHS       OCTOBER 22,
                                            ENDED JULY 31              1999 TO
                                      --------------------------      JULY 31 ,
                                          2004           2003           2004
                                      -----------    -----------    -----------
Cash provided by (used in) OPERATING ACTIVITES:

     Net loss                         $   (39,332)   $   (82,983)   $(1,504,598)
     Items not involving cash:
       Amortization                         3,424          3,384         34,189
       Income tax recovery                     --             --       (147,192)
       Shares issued for properties            --             --         25,555
                                      -----------    -----------    -----------
                                          (35,908)       (79,599)    (1,592,046)
     Non-cash operating working
      capital                              35,791         70,155        820,147
                                      -----------    -----------    -----------
                                             (117)        (9,444)      (771,899)
                                      -----------    -----------    -----------
 CASH (USED IN) INVESTING
   ACTIVITIES                                  --             --        (76,418)
                                      -----------    -----------    -----------
 CASH PROVIDED BY (USED IN)
  FINANCING ACTIVITIES
    Due to  bank                               --             --             --
    Proceeds from note payable                 --             --         39,404
    Repayment of note payable                  --        (13,869)       (13,866)
    Increase in shareholders' loan            721         50,336        103,801
    Capital stock issuance                     --             --        833,980
                                      -----------    -----------    -----------
                                              721         36,467        963,319
                                      -----------    -----------    -----------
 CURRANCY TRANSLATION
  ADJUSTMENT                                   --        (27,779)      (102,094)
                                      -----------    -----------    -----------
 INCREASE  IN CASH                            604           (756)   $    12,908
                                      -----------    -----------    -----------
 CASH - BEGINNING OF YEAR             $    12,304    $     4,318
                                      ===========    ===========

 CASH - END OF YEAR                   $    12,908    $     3,562
                                      ===========    ===========

SEE NOTES TO THE FINANCIAL STATEMENTS

                          WESTERN PETROCHEMICALS CORP.
                         (AN EXPLORATION STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                    FOR THE THREE MONTHS ENDED JULY 31, 2004
                          STATED IN UNITED STATES FUNDS

1. GOING CONCERN AND NATURE OF OPERATIONS

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a going concern, which contemplates the realization of assets and extinguishments of liabilities in the normal course of business. The Company has incurred losses during the period from inception, October 22, 1999, to July 31, 2004 of $1,504,598.

The Company requires financing to fund its future operations and will attempt to meet its ongoing liabilities as they fall due through the sale of equity securities and/or debt financing. There can be no assurance that the Company will be able to raise the necessary financing to continue in operation or meet its liabilities as they fall due or be successful in achieving profitability from its planning principle operations. Should the Company be unable to realize the carrying value of its assets or discharge its liabilities in the normal course of business, the Company may not be able to remain in operation and the net realizable value of its assets may be materially less than the amounts recorded on the balance sheet.

The Company was incorporated during 2001 under the Business Corporations Act of the Province of Alberta. The Company is engaged in the business of oil and natural gas exploration and acquisition, primarily as it pertains to oil shale deposits. The Company is exploring the oil shale deposits on, approximately, 700,000 acres under permits, from the Saskatchewan Government, in the Pasquia Hills area of northern Saskatchewan. These permits were acquired from a director and officer of the Company for 16,000,000 common shares.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America which require management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known. The financial statements reflect the following policies:

                         EXPLORATION STAGE EXPENDITURES

The Company expenses all expenditures for exploration of properties as they are incurred where the properties do not have proven mineral reserves.

                       DEPRECIATION OF NON-RESOURCE ASSETS

Equipment is recorded at cost less accumulated amortization. Amortization is provided on the diminishing balance basis over the estimated useful life of the assets at the following annual rates:

                                  EQUIPMENT 30%

                          WESTERN PETROCHEMICALS CORP.
                         (AN EXPLORATION STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                    FOR THE THREE MONTHS ENDED JULY 31, 2004
                          STATED IN UNITED STATES FUNDS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES; CONTINUED

FOREIGN CURRENCY TRANSLATION

The Company's operations are conducted principally in Canada, hence the Canadian dollar is the functional currency which is translated into U. S. dollars for reporting purposes as follows:

(i) Assets and liabilities at the rate of exchange in effect as at the balance sheet date; and,

(ii) Revenues and expenditures at the average rate of exchange for the year.

Gains and losses arising from this translation of foreign currency are included as a separate component of shareholders' equity (deficit).

                               FUTURE INCOME TAXES

Future income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between financial statement carrying amounts and their tax bases. These amounts are measured using enacted tax rates and re-measured annually for the rate changes. Future income tax assets are recognized for the benefit of deductions available to be carried forward to future periods for tax purposes, that are likely to be realized. Future income tax assets are re-assessed each year to determine if a valuation allowance is required. Any effect of the re-measurement or re-assessment is recognized in the period of change.

3. EQUIPMENT

                                          2004                          2003
                         -------------------------------------------------------
                                       ACCUMULATED      NET BOOK       NET BOOK
                            COST      AMORTIZATION        VALUE          VALUE
                         -------------------------------------------------------
      Equipment          $  77,120    $     34,893      $  42,227      $  58,577
                         =======================================================

4. SHAREHOLDERS' LOAN

The loan is non-interest bearing and has no specific terms of repayment.

5. FINANCIAL INSTRUMENTS

The Company's recognized financial instruments consist of accounts receivable and accounts payable and accrued liabilities. The fair value of these items approximate their carrying value given the short term nature of the amounts.

The Company is not exposed to significant interest rate risk.

                          WESTERN PETROCHEMICALS CORP.
                         (AN EXPLORATION STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                    FOR THE THREE MONTHS ENDED JULY 31, 2004
                          STATED IN UNITED STATES FUNDS
                            (PREPARED BY MANAGEMENT)

6. CREDIT RISK

The Company is not exposed to significant credit risk.

The Company does not have a significant exposure to any individual customer or counterpart. Its accounts receivable are mainly from the government for GST input tax credits.

7. SUBSEQUENT EVENT

Ownershipof the Company is being acquired by an unrelated corporation, Uranium Power Corporation, a Colorado corporation, engaged in resource property acquisitions and exploration.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Colorado law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee              $  1,143.15
Legal fees and expenses             30,000.00*
Miscellaneous                       15,000.00
                                  -----------
                      TOTAL       $46,143.15*
                                  ===========

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

      The following is information as to all of our securities sold by us within the past three years that were not registered under the Securities Act of 1933 (the "Act").

      In connection with a private placement of shares of common stock of the Company at US $0.10 per share to accredited investors only, we have accepted subscriptions in the amount of US $150,000 and issued 375,000 shares of our common stock. These shares were issued in quarter ended January 31, 2002 pursuant to an exemption under Regulation D and Section 4(2) of the Securities Act of 1933 to Outback Capital, Inc., the purchaser. No commissions or finders fees were paid in connection with the transaction.

      On March 12, 2002, we issued to Gary C. Rosholt and Mary P. Rosholt, jointly, 100,000 shares of Common Stock in a private placement for a purchase price of $0.30 per share. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      On April 1, 2002, we cancelled an option to purchase 125,000 shares of common stock held by Todd Montgomery and cancelled an option to purchase 25,000 shares of Common Stock held by Terry Schorn. We then issued an option to purchase 150,000 shares of Common Stock to Bruce Lazier at $0.50 per share until March 31, 2003 in connection with a consulting agreement by and between Mr. Lazier and us dated April 1, 2002. The option was issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      On April 20, 2002, the Company issued to Ming Capital Enterprises, Inc. 500,000 shares of Common Stock in a private placement for a purchase price of $0.30 per share. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      On April 30, 2002, we issued to Dianna C. Bull 12,000 shares of Common Stock in a private placement for a purchase price of $0.30 per share. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      On April 30, 2002, we entered into and consummated the transactions contemplated by an Agreement and Plan of Reorganization (the "Merger Agreement"), whereby Anhydride Petroleum (USA), Inc., a Colorado corporation, and wholly owned subsidiary of October Sun, a Nevada corporation ("October Sun"), was merged with and into our wholly owned subsidiary. Upon consummation of the Merger Agreement, Anhydride Petroleum (USA), Inc., the surviving corporation of the merger, became our wholly owned subsidiary in exchange for the issuance, in reliance on Section 4(2) of the Securities Act of 1933, to October Sun of (a) 3,950,000 shares of our Common Stock; (b) a warrant to purchase 500,000 shares of our Common Stock at an exercise price of $0.01 per share, expiring April 30, 2003; and (c) a demand promissory note in the principal amount of $100,000.00.

      Also on April 30, 2002, in addition to the shares, warrants, and demand promissory note issued to October Sun, as a condition of closing the Merger Agreement described above, we (a) issued to Hodgkinson Equities Corporation a warrant to purchase 500,000 shares of our Common Stock at an exercise price of $0.01 per share, expiring July 25, 2003; (b) issued to Robert Edwards a warrant to purchase 500,000 shares of our Common Stock at an exercise price of $0.01 per share, expiring July 25, 2003; (c) issued to 858642 Alberta Ltd., under our 2000 Stock Option Plan, an option to purchase 250,000 shares of our Common Stock, at an exercise price of $0.27 per share, expiring August 21, 2006; (d) issued to Robert Edwards, under our 2000 Stock Option Plan, an option to purchase 250,000 shares of our Common Stock, at an exercise price of $0.27 per share, expiring August 21, 2006; and (e) committed to pay up to $60,000 in costs in connection with the completion or abandonment of certain petroleum wells. All of the shares and warrants issued in connection with the Merger Agreement were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      Effective May 6, 2002 we committed to issue options to acquire 400,000 shares of common stock to Doug Cannaday for a period of three years at an exercise price equal to the market price on May 6, 2002 less the maximum allowable discount. The options will be issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      Effective May 15, 2002 we issued options to acquire 200,000 shares of common stock to Michel David, Director, for a period of two years at an exercise price of $0.35 per share. The options vested at the rate of 33% per month commencing May 15th, 2002 and are voided in the event of termination for cause unless previously exercised. The options will be issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      In connection with a private placement of shares of our common stock at $0.30 per share to accredited investors only, we have accepted subscriptions in the amount of US $12,000 and issued 40,000 shares of our common stock on June 6, 2002. These shares were issued pursuant to an exemption under Regulation D and
Section 4(2) of the Securities Act of 1933 to Coleman Morton, the purchaser. No commissions or finders fees were paid in connection with the transaction.

      Pursuant to the terms of that certain Exploration Agreement by and between us, through our subsidiary Anhydride Petroleum Canada, Inc., and Anhydride Petroleum Limited Partnership, dated July 10, 2002, we issued to Anhydride Petroleum Limited Partnership a warrant to purchase up to 750,000 shares of our Common Stock at an exercise price of $0.50 per share, expiring July 11, 2003. The warrant was issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      On September 24, 2002 we issued a convertible note to October Sun, a Nevada corporation in the principal amount of $400,000 and on the same date we issued a convertible note to United Corporate Advisors in the principal amount of $190,674. Each note bears interest at 6% per annum and may be converted into "Units" (defined below) at a price per share of the lower of: 1) $0.25 per Unit or 2) the market price of one share of our common stock on the date of conversion. Units consist of one share of our common stock and a warrant to purchase one share of our common stock at a price per share equal to 133% of the conversion price of the Unit, for a period of one year following the date of such conversion. Any shares of common stock issued in connection with the conversion shall have registration rights. The notes were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933 (the "Act").

      On September 24, 2002, we granted options under its 2002 Stock Option Plan to certain of its Directors, officers, employees and consultants in consideration for services rendered. All options were issued in reliance on the exemption from registration contained in Section 4(2) of the Act and were granted as follows:

      a. We issued to Doug Cannaday, our CEO and Director, options to purchase 400,000 shares of common stock at a price per share of $0.25 until May 6, 2005.

      b. We issued to Michel David, our Executive Vice President and Director, options to purchase 200,000 shares of common stock at a price per share of $0.25 which expired on May 15, 2004.

      c. We issued to Terance Schorn, our consultant, options to purchase 25,000 shares of common stock at a price per share of $0.25 which expired on May 15, 2004.

      d. We issued to George Orr, our employee, options to purchase 550,000 shares of common stock at a price per share of $0.25 until May 30, 2005.

      e. We issued to Todd Montgomery, our consultant, options to purchase 100,000 shares of common stock at a price per share of $0.25 which expired on May 15, 2004.

      f. We issued to Thornton Donaldson, our Director, options to purchase 200,000 shares of common stock at a price per share of $0.25 until May 15, 2005.

      g. We issued to Joe Ovsenek, our consultant, options to purchase 30,000 shares of common stock at a price per share of $0.25 which expired on May 15, 2004.

      h. We issued to David Rose, our consultant, options to purchase 10,000 shares of common stock at a price per share of $0.25 which expired on May 15, 2004.

      i. We issued to Tony Baldassare, our consultant, options to purchase 200,000 shares of common stock at a price per share of $0.25 which expired on May 15, 2004.

      j. We issued to Frank Wright, our consultant, options to purchase 200,000 shares of common stock at a price per share of $0.25 which expired on May 15, 2004.

      On September 24, 2002, we issued options, under its 2000 stock option plan, to purchase 250,000 shares of Common stock to each of Robert Hodgkinson and Robert Edwards at $0.27 per share until August 21, 2006 and options, not under a stock option plan, to purchase 150,000 shares of Common stock to Bruce Lazier at $0.27 per share until March 31, 2003. These options were issued in reliance on the exemption from registration contained in Section 4(2) of the Act. The options issued to Mr. Lazier expired unexercised March 31, 2003.

      On November 14, 2002, we issued 400,000 shares of Common Stock to George Orr in a private placement for a purchase price of $0.10 per share. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      On December 30, 2002 we issued 500,000 shares of Common Stock to Terence
F. Schorn, 32,680 shares of Common Stock to Future Ventures Capital Ltd. and 32,680 shares of Common Stock to BSM Enterprises Ltd. in private placements for a purchase price of $0.10 per share. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      On February 3, 2003, we issued 159,640 shares of Common Stock to Tim Brock in a private placement for a purchase price of $0.10 per share. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      On March 21, 2003 we issued options, under its 2002 stock option plan, to purchase 585,000 shares of Common stock to Tim Brock at $0.20 per share which expired on March 20, 2004. This option was issued in reliance on the exemption from registration contained in Section 4(2) of the Act. These options were exercised and the shares issued on March 21, 2003, in reliance on the exemption from registration contained in Section 4(2) of the Act.

      On April 2, 2003 we agreed to change the price of an option, issued under its 2002 stock option plan, to George Orr whereby the amended terms of the option called for Mr. Orr to have the right to acquire up to 550,000 shares of Common stock at $0.11 per share until May 30, 2005. This option was exercised on April 8, 2003 and the shares issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      On April 28, 2003 we issued options, under its 2002 stock option plan, to purchase 410,000 shares of Common stock to Tim Brock at $0.12 per share which expired on April 25, 2004. This option was issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      On May 1, 2003 the Company agreed to acquire the interests of the Limited Partnership for 3,220,000 common shares of the Company, which have yet to be issued. These shares when issued will be issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      On May 2, 2003 Mr. Brock exercised options, under the 2002 stock option plan, to purchase 410,000 shares of Common stock at $0.12 per share. These shares were issued in reliance on the exemption from registration contained in
Section 4(2) of the Act.

      On May 28, 2003 we cancelled options, under its 2002 stock option plan, to purchase 400,000 shares of Common stock held by Doug Cannaday. On the same day we issued options, under its 2002 stock option plan, to purchase 400,000 shares of Common stock to George Orr at $0.11 per share until June 28, 2004. This option was issued in reliance on the exemption from registration contained in
Section 4(2) of the Act.

      On May 29, 2003 Mr. Orr exercised options, under the 2002 stock option plan, to purchase 400,000 shares of Common stock at $0.11 per share. These shares were issued in reliance on the exemption from registration contained in
Section 4(2) of the Act.

      On June 20, 2003 we adopted an incentive and non-statutory stock option plan, whereby 2,500,000 shares of common stock may be optioned. The stock option plan has not been adopted or ratified by our shareholders. Incentive options may be granted at any price for a period of ten years following the effective date of the plan and once granted, with certain exceptions. The plan is valid for a period of ten years.

      On June 20, 2003 we issued options, under its 2003 stock option plan, to purchase 300,000 shares of Common stock to Doug Cannaday, 180,000 shares of Common stock to Peter Laipnieks, 180,000 shares of Common stock to John Kuhne and 90,000 shares of Common stock to Frank Quinby. These options were issued at a deemed price of $0.10 per share, in reliance on the exemption from registration contained in Section 4(2) of the Act, for consulting services rendered to us and the shares were issued on July 25, 2003.

      On June 25, 2003 we issued options, under its 2003 stock option plan, to purchase 400,000 shares of Common stock to Terence Schorn at $0.10 per share which expired on June 25, 2004. Mr. Schorn exercised this option on June 27, 2003. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      On July 11, 2003 the 1,500,000 warrants to purchase that same number of shares of Common stock, of which 483,000 warrants had vested, issued to the Limited Partnership expired unexercised.

      On July 31, 2003 we issued options, under its 2003 stock option plan, to purchase 500,000 shares of Common stock to Tim Brock at $0.06 per share until July 31, 2004. Mr. Brock exercised this option on August 6, 2003. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      During the fiscal quarter ended July 31, 2003, in an attempt to settle outstanding liabilities of API Canada, we made an offer to creditors to settle outstanding debts for our shares at $0.104 ($0.15 Cdn.) per share. We have received acceptances from creditors totalling $288,743 ($416,484 Cdn.) which represents 2,776,560 common shares. These shares when issued will be issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      On August 12, 2003 we issued bonus shares, under its 2003 stock option plan, for consulting services at a deemed price of $0.10 per share as to 100,000 shares of Common Stock to each of Randal Pow, Steve McGuire and Mike Parker. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      On August 15, 2003 we issued options, under its 2003 stock option plan, to purchase 150,000 shares of Common stock to Terence Schorn at $0.09 per share which expired on August 15, 2004. Mr. Schorn exercised this option on August 15, 2003. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      On August 15, 2003 we issued options, under its 2003 stock option plan, to purchase 150,000 shares of Common stock to Tim Brock at $0.09 per share until August 15, 2004. Mr. Brock exercised this option on August 15, 2003. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      On August 18, 2003 we issued options, under its 2003 stock option plan, to purchase 250,000 shares of Common stock as to 100,000 shares of Common stock to Tim Brock, 100,000 shares of Common stock to Terence Schorn and 50,000 Common shares to George Orr all at $0.10 per share which expired on August 18, 2004. Mr. Brock, Shorn and Orr exercised these options on September 22, 2003. The options and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      On September 19, 2003 we issued options, under its 2003 Incentive Stock Option Plan, to purchase 300,000 shares of Common stock to Doug Cannaday and 350,000 shares of Common stock to Michael Marandino. These options were issued at a deemed price of $0.10 per share, in reliance on the exemption from registration contained in Section 4(2) of the Act, for consulting services rendered to us and the shares were issued to Doug Cannaday on September 25, 2003 and Michael Marandino on October 3, 2003.

      On September 19, 2003 we issued options, under its 2003b stock option plan to purchase 170,000 Common shares to George Orr all at $0.23 per share which expired on September 19, 2004. Mr. Orr exercised these options on October 3, 2003. The options and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      On October 3, 2003 we issued options, under its 2003b stock option plan at $0.17 per share as to 150,000 Common shares to George Orr, 340,000 Common Shares to Terence Schorn and 30,000 Common shares to Irene Orr all until September 19, 2004. All of these options were exercised on October 9, 2003. The options and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      On October 9, 2003 we issued bonus shares, under its 2003(b) stock option plan, for consulting services at a deemed price of $0.17 per share as to 100,000 shares of Common Stock to each of George Orr, Tim Brock, William Timmins, 130,000 shares of Common Stock to Thornton Donaldson, 50,000 shares of Common Stock to Robert Faris and 30,000 shares of Common Stock to Monita Faris. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      On October 15, 2003 we issued options, under its 2003c Stock Option Plan, at $0.17 per share until October 15, 2004 as to 200,000 Common shares to each of George Orr, Tim Brock and, William Timmins. The options were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      On October 15, 2003 we issued options, under its 2003c stock option plan, at $0.10 per share until October 15, 2004 as to 200,000 Common shares to Michael Marandino. The options were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      On October 21, 2003 we issued options, under its 2003b stock option plan, at $0.20 per share until October 21, 2004 as to 100,000 Common shares to Terrence Schorn. Mr. Schorn exercised these options on October 23, 2003. The options and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      On November 12, 2003 we issued options, under its 2003b stock option plan, at $0.21 per share until November 12, 2004 as to 100,000 common shares to George Orr. Mr. Orr exercised these options on November 13, 2003. The options and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      On November 20, 2003 we issued options, under its 2003b stock option plan, at $0.45 per share until November 20, 2004 as to 100,000 common shares each to George Orr and Tim Brock. Mr. Orr exercised these options on November 25, 2003 and Mr. Brock exercised this option on November 26. The options and shares issued were issued in reliance on the exemption from registration contained in
Section 4(2) of the Act.

      On November 26, 2003 we issued 200,000 common shares to Doug Cannaday in reliance on the exemption from registration contained in Section 4(2) of the Act.

      On December 17, 2003 we issued bonus shares, under its 2003b Plan, for consulting services at a deemed price of $0.40 per share as to 100 shares of Common Stock to Colin Taylor. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      On January 6, 2004 we issued 6% secured convertible debentures and warrants to Platinum Partners as to $150,000 in convertible debentures and 333,334 warrants, Viscount Investments Ltd. as to $100,000 in convertible debentures and 222,222 warrants, Johnathan Mayer as to $25,000 in convertible debentures and 55,555 warrants and JM Investors as to $175,000 in convertible debentures and 388,889 warrants. The principal amount and accrued interest of the debentures may be converted at any time by the holder into shares of our common stock. The conversion price is the lesser of: (i) 70% of the average closing bid price for the five trading days prior to the conversion date; or
(ii) $.45 per share; provided, however, that the conversion price cannot be lower than $0.15 per share until after the maturity date of the debentures or an event of default has occurred. The each warrant may be exercised to purchase our common share at $0.35 per share until January 6, 2005. The shares and warrants were issued in reliance on the exemption from registration contained in Section 4(2) of the Act and Rule 506 promulgated thereunder. Viscount Investments Limited received a finders fee on the transaction of $45,000 plus 200,000 warrants.

      On February 3, 2004 we issued 79,659 of our common shares to William Ghazar in settlement of $8,901 ($11,949 Cnd.) of Anhydride Canada's debt. These shares were issued in reliance on the exemption from registration contained in
Section 4(2) of the Act.

      On February 5, 2004 we issued bonus shares, under its 2003b Plan, for consulting services at a deemed price of $0.33 per share as to 20,000 shares of Common Stock to Dorothy Dennis. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      On February 24, 2004 we issued 151,599 of our common shares to Reginald's Tank Service Ltd. and 56,380 of our common shares to JHT Oilfield Hauling Ltd in settlement of $23,448 ($31,197 Cnd.) of Anhydride Canada's debt. These shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      On March 18, 2004 we issued 160,000 common shares to SmallCap Corporate Partners Inc. in settlement of outstanding consulting fees of $24,000. These shares were issued in reliance on the exemption from registration contained in
Section 4(2) of the Act.

      On March 31, 2004 we issued 6% secured convertible debentures and warrants to Zenny Trading, Ltd. as to $150,000 in convertible debentures and 333,333 warrants, Viscount Investments Ltd. as to $100,000 in convertible debentures and 222,223 warrants, Alpha Capital, AG as to $150,000 in convertible debentures and 333,333 warrants, and Bais Yaakov Moshe as to $150,000 in convertible debentures and 333,333 warrants. The principal amount and accrued interest of the debentures may be converted at any time by the holder into shares of our common stock. The conversion price is the lesser of: (i) 70% of the average closing bid price for the five trading days prior to the conversion date; or (ii) $.45 per share; provided, however, that the conversion price cannot be lower than $0.15 per share until after the maturity date of the debentures or an event of default has occurred. Each warrant may be exercised to purchase our common shares at $0.35 per share until January 6, 2005. The shares and warrants were issued in reliance on the exemption from registration contained in Section 4(2) of the Act and Rule 506 promulgated thereunder. Viscount Investments Limited received a finders fee on the transaction of $55,000 plus 244,444 warrants.

      On April 23, 2004 we issued 200,000 of our common shares to Mike Marrandino pursuant to the exercise of an option under its 2003b Plan for consideration of $0.10 per share. These shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      On May 4, 2004 we issued 100,000 options, under its 2003c Plan, to George Orr whereby he had the right to acquire that same number of common shares until May 4, 2005 at $0.40 per share. On May 31, 2004 Mr. Orr exercised this option. The option and shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      On May 28, 2004 we issued 200,000 bonus shares, under it 2003c Plan, for consulting services at a deemed price of $0.40 per share to Terry Glenn Schorn as to 100,000 common shares, Doug Rohatensky as to 50,000 common shares and Steven Statlare as to 50,000 common shares. The options and shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      On May 31, 2004 we issued 300,000 bonus shares, under its 2003c Plan, for consulting services at a deemed price of $0.40 per share to Tim Brock. The options and shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      On July 29, 2004 we issued 49,900 bonus shares, under its 2003b Plan, for consulting services at a deemed price of $0.35 per share to Gary Reid. The options and shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      On August 19, 2004 the Company issued Platinum Partners as to 38,610 shares of Common Stock, Viscount Investments Ltd. as to 38,610 shares of Common Stock, Johnathan Mayer as to 38,610 shares of Common Stock and JM Investors as to 38,610 shares of Common Stock all pursuant to the conversion $40,000 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

      On August 20, 2004 the Company issued Alpha Capital AG 96,525 shares of Common Stock pursuant to the conversion $25,000 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

      On August 25, 2004 the Company issued Bais Yaakov Moishe 25,000 shares of Common Stock pursuant to the conversion $6,475 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

      On August 31, 2004 the Company issued Platinum Partners as to 120,724 shares of Common Stock, Viscount Investments Ltd. as to 160,966 shares of Common Stock, JM Investors as to 120,724 shares of Common Stock, Alpha Capital AG 99,761 shares of Common Stock and Bais Yaakov Moishe as to 100,603 shares of Common Stock all pursuant to the conversion $144,718.03 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

      On August 25, 2004 the Company issued Zenny Trading 255,102 shares of Common Stock pursuant to the conversion $60,000 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

      On September 1, 2004 the Company issued Powermax Energy Inc. 50,000 shares of Common Stock at a deemed value of $0.38 per share pursuant to an property purchase agreement. These shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      On September 2, 2004 the Company issued 250,000 bonus shares, under its 2003c Plan, for consulting services at a deemed price of $0.35 per share as to 100,000 shares of Common Stock to Tim Brock, 25,000 shares of Common Stock to Talal Fouani, 25,000 shares of Common Stock to Beal Fouani, 50,000 shares of Common Stock to Peter Matousec and 50,000 shares of Common Stock to Gary Reid. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) and Regulation S under the Act.

      On September 3, 2004 the Company issued Platinum Partners as to 106,928 shares of Common Stock, Viscount Investments Ltd. as to 106,928 shares of Common Stock and JM Investors as to 106,928 shares of Common Stock all pursuant to the conversion $75,000 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

      On September 7, 2004 the Company issued Bais Yaakov Moishe as to 106,928 shares of Common Stock all pursuant to the conversion $25,000 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

      On September 7 the Company issued 33,333 common shares of the Company at a deemed price $0.10 to Richard Brook, one of Anhydride Petroleum Limited Partnership's limited partners, pursuant to a property purchase agreement with Anhydride Petroleum Limited Partnership. These shares were issued in reliance on the exemption from registration contained in Section 4(2) and Regulation S under the Act.

      On September 13, 2004 the Company issued shares upon exercise of outstanding options, under its 2000 Plan, at $0.27 per share as to 25,000 shares of Common Stock to William Timmins and as to 175,000 shares of Common Stock to Thornton Donaldson. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) and Regulation S under the Act.

      On September 13, 2004 the Company issued shares upon exercise of outstanding options, under its 2002 Plan, at $0.25 per share as to 200,000 shares of Common Stock to Thornton Donaldson. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) and Regulation S under the Act.

      On September 13, 2004 the Company issued shares upon exercise of outstanding options, under its 2003c Plan, at $0.17 per share as to 200,000 shares of Common Stock to George Orr, as to 200,000 shares of Common Stock to William Timmins and as to 200,000 shares of Common Stock to Tim Brock. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) and Regulation S under the Act.

      On September 13, 2004 the Company issued; 706,000 shares of Common Stock and warrants to purchase up to an additional 586,608 shares of Common Stock at $.035 per share until September 14, 2006 pursuant to a private placement for $176,500 with Larry Thompson, 600,000 shares of Common Stock and warrants to purchase up to an additional 499,950 shares of Common Stock at $.035 per share until September 14, 2006 pursuant to a private placement for $150,000 with George Orr and 600,000 shares of Common Stock and warrants to purchase up to an additional 499,950 shares of Common Stock at $.035 per share until September 14, 2006 pursuant to a private placement for $150,000 with Tim Brock. The shares and warrants were issued in reliance on the exemption from registration contained in
Section 4(2) and Regulation S under the Act.

      On September 13, 2004 the Company issued; 1,600,000 shares of Common Stock and warrants to purchase up to an additional 1,600,000 shares of Common Stock at $0.34 per share until September 14, 2005 pursuant to the conversion of a $400,000 convertible note with October Sun a Nevada Corporation and 780,000 shares of Common Stock and warrants to purchase up to an additional 780,000 shares of Common Stock at $0.34 per share until September 14, 2005 pursuant to the conversion of a $195,000 convertible note with United Corporate Advisors Ltd. The shares and warrants were issued in reliance on the exemption from registration contained in Section 4(2) of the Act .

      On September 14, 2004 the Company issued Platinum Partners as to 219,106 shares of Common Stock, Viscount Investments Ltd. as to 219,106 shares of Common Stock, JM Investors as to 219,106 shares of Common Stock, Bais Yaakov Moishe as to 219,106 shares of Common Stock, Johnathan Mayer as to 43,821 shares of Common Stock and Alpha Capital, AG as to 262,927 shares of Common Stock all pursuant to the conversion $270,000 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section
(3)(a)(9) of the Act.

      On September 15, 2004 the Company issued Zenny Trading Ltd. as to 219,106 shares of Common Stock pursuant to the conversion $50,000 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

      On September 15, 2004 the Company issued 6% secured convertible debentures and warrants to Tayside Trading as to $100,000 in convertible debentures and 333,300 warrants, JM Investors as to $220,000 in convertible debentures and 733,260 warrants, Zenny Trading as to $200,000 in convertible debentures and 666,600 warrants, Viscount Investments Ltd. as to $115,000 in convertible debentures and 383,295 warrants, Leon Goldenberg as to $60,000 in convertible debentures and 199,980 warrants, Shalom Torah Center as to $80,000 in convertible debentures and 266,640 warrants, Solomon Lesin as to $75,000 in convertible debentures and 249,975 warrants, Martin Stern as to $50,000 in convertible debentures and 166,650 warrants, Platinum Partners as to $250,000 in convertible debentures and 833,250 warrants, and Alpha Capital as to $350,000 in convertible debentures and 1,166,550 warrants. Viscount Investments Ltd received a finders fee on the transaction of $150,000 plus 666,666 warrants. The shares and warrants were issued in reliance on the exemption from registration contained in Section 4(2) of the Act and Rule 506 promulgated thereunder. The principal amount and accrued interest of the debentures may be converted at any time by the holder into shares of our common stock. The conversion price is the lesser of: (i) 70% of the average closing bid price for the five trading days prior to the conversion date; or (ii) $.45 per share; provided however, the conversion price cannot be lower than $0.15 per share unless the debentures have matured or an event of default has occurred. As part of the transaction in which the debentures were issued we entered into a Registration Rights Agreement, as amended ("RRA"), with the purchasers of the debentures. The RRA includes penalties for failure to file a registration statement prior to October 27, 2004, but in no event later than November 1, 2004, which registers for resale by the holders of the debentures all of the shares into which the debentures are convertible. The RRA requires us to pay certain penalties which include 2% of the principal amount of the debentures for each 30 day period after the computation date that the registration statement is filed late, plus 2% of the principal amount of the debentures for each 30 day period after the computation date that the registration statement is not declared effective due to our failure to use our reasonable best efforts to have it declared effective. The RRA requires us to include the shares underlying these Warrants in the registration statement described above, and of which this prospectus is a part.

      On October 5, 2004 the Company issued Zenny Trading Ltd. as to 191,642 shares of Common Stock pursuant to the conversion $52,050 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

      On October 12, 2004 the Company issued 53,333 of our common shares to Eva Chang and 33,333 of our common shares to Peter Seidel pursuant to our agreement to acquire the property interests of Anhydride Peteroleum Limited Partnership at a deemed price of $0.10 per share. These shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act. The balance of 3,133,334 common shares of the company will be issued to the limited partners in reliance on the exemption from registration contained in Section 4(2) of the Act.

      On October 13, 2004 the Company issued Platinum Partners 125,313 shares of Common Stock pursuant to the conversion $40,000 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

      On October 15, 2004 the Company issued bonus shares, under its 2004 stock option plan, for consulting services at a deemed price of $0.36 per share as to 100,000 shares of Common Stock to each of Randal Pow and Mike Parker, 50,000 shares of Common Stock to David Parfitt, 92,500 shares of Common Stock to Steve McGuire and 7,500 shares of Common Stock to Donald Whorley. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      On October 20, 2004, the Company issued bonus shares, under its 2004 stock option plan, for consulting services at a deemed price of $0.36 per share as to 100,000 shares of Common Stock to Mike Merrindino, 55,000 shares of Common Stock to George Orr and 10,000 shares of Common Stock to Monita Faris. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      On October 21, 2004 the Company issued bonus shares, under its 2004 stock option plan, for consulting services at a deemed price of $0.36 per share as to 50,000 shares of Common Stock to Bob Faris. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      On October 25, 2004 the Company issued bonus shares, under its 2004 stock option plan, for consulting services at a deemed price of $0.36 per share as to 25,000 shares of Common Stock to Irene Orr. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      On October 27, 2004 the Company issued Platinum Partners 54,869 shares of Common Stock pursuant to the conversion $13,443 of 6% secured convertible debentures and Viscount Investments Ltd. 40,816 shares of Common Stock pursuant to the conversion $10,000 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section
(3)(a)(9) of the Act.

      On November 1, 2004 we reduced the following warrant holders exercise price from $0.35 per share to $0.25 and these warrants, to purchase the same number of common shares, were subsequently exercised. On November 4, 2004 we issued the following common shares on the exercise of these warrants; Platinum Partners 333,334 shares of Common Stock, JM Investors 388,889 shares of Common Stock, Viscount Investments Ltd. 444,445 shares of Common Stock, Alpha Capital 333,333 shares of Common Stock, Zenny Trading 333,333 shares of Common Stock, Bais Yaakov Moishe 333,333 shares of Common Stock and Johnathan Mayer 55,555 shares of Common Stock. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act and Rule 506 promulgated thereunder.

      On November 4, 2004 we issued the following share purchase warrants whereby each warrant entitled the holder to purchase one additional share of Common Stock at $0.35 November 3, 2005; Platinum Partners 333,334 warrants, JM Investors 388,889 warrants, Viscount Investments Ltd. 444,445 warrants, Alpha Capital 333,333 warrants, Zenny Trading 333,333 warrants, Bais Yaakov Moishe 333,333 warrants and Johnathan Mayer 55,555 warrants. The warrants were issued in reliance on the exemption from registration contained in Section 4(2) of the Act and Rule 506 promulgated thereunder.

      On November 4, 2004 the Company issued Viscount Investments Ltd. as to 101,461 shares of Common Stock, JM Investors as to 81,169 shares of Common Stock and Bais Yaakov Moishe as to 60,877 shares of Common Stock all pursuant to the conversion $60,000 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

      Pursuant to agreements with its joint venture partners we were committed to issue warrants to purchase up to 60,000 shares of Common stock at an exercise price of $0.25 per share. We have not issued warrants to James Billingsley as to 10,000 warrants which expire on February 27, 2004 (expired subsequently), Robert Burnett as to 10,000 warrants which expire on February 28, 2004 (expired subsequently) and to Peter Brown as to 40,000 warrants which expire on March 3, 2004 (expired subsequently). These warrants would have been issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

      ITEM 27. EXHIBITS.

      The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Uranium Power Corporation, a Nevada corporation.

Exhibit
Number     Description
------     -----------

3.1        Articles of Incorporation. 1

3.2        Bylaws. 1

4.1        2000 Stock Option Plan. 1

4.2        2002 Stock Option Plan. 2

4.3        2003 Stock Option Plan. 3

5.1        Opinion as to the Validity of the Securities, filed herewith.

10.1 Option Agreement dated September 10, 2001 and Amendment dated October 10, 2001.4

10.2       Agreement and Plan of Reorganization with October Sun dated
           April 30, 2002.5

10.3       Joint Venture Agreement dated April 30, 2002.6

10.4       Employment Agreement with Doug Cannaday effective May 6, 2002.6

10.5       Exploration Agreement dated July 10, 2002.6

10.6 Equity Participation and Farmout Agreement dated April 7, 2004 between Energy 51, Inc., Uranium Power Corporation and West Peak Ventures of Canada, LTD.7

10.8 Agreement between West Peak Ventures of Canada, Ltd and Uranium Power Corporation, dated December 3, 2003.7

10.9       Agreement  between  Western  Petrochemicals  Corp.,  Powermax
           Energy,  Inc.  and  Uranium  Power Corporation dated
           April 23, 2004.7

10.10 Securities Purchase Agreement dated September 12, 2004 between Uranium Power Corporation and the Selling
           Shareholders

10.11 Registration Rights Agreement date September 12, 2004 between Uranium Power Corporation and Viscount Investments, Ltd., as initial investor.

10.12      Form of Convertible Debenture 8

10.13      Form of Common Stock Purchase Warrant

14.1       Code of Ethics7

21.1       Subsidiaries of the Registrant.7

23.1       Consent of Registered Independent Chartered Auditors, filed herewith.

23.2       Consent of Registered Independent Chartered Auditors, filed herewith.

23.3       Consent of Legal Counsel (see exhibit 5.1)

1 Incorporated by reference from Form 10-SB, filed October 14, 1999.
2 Incorporated by reference from Form S-8, dated March 24, 2003.
3 Incorporated by reference from Form S-8, dated June 27, 2003.
4 Incorporated by reference from Form 10QSB for the period ended October 31,
  2001.
5 Incorporation by reference from Form 8-K dated May 10, 2002.
6 Incorporated by reference from Form 10-KSB dated September 11, 2003
7 Incorporated by reference from Form 10-KSB, filed July 29, 2004.
8 Incorporated by reference from Form 10-QSB, filed September 20, 2004.

ITEM 28. UNDERTAKINGS.

The undersigned Company hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada, on November 5, 2004.

                            URANIUM POWER CORPORATION

                                       By: /s/ Thornton J. Donaldson
                                       -----------------------------------------
                                           Thornton J. Donaldsons, President,
                                           Chief Financial Officer and Director
                                           (Principal Executive and Accounting
                                            Officer)

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                                 TITLE                    DATE

/s/ Thornton J. Donaldson                Director             November 5, 2004
--------------------------------
    Thornton J. Donaldson

/s/ William G. Timmins                  Director              November 5, 2004
--------------------------------
    William G. Timmins